AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 15, 2010
INVESTMENT COMPANY ACT FILE NO. 811-22404

U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM N-2
(CHECK APPROPRIATE BOX OR BOXES)

REGISTRATION STATEMENT UNDER THE
INVESTMENT COMPANY ACT OF 1940	☐

AMENDMENT NO. 1	☒

SCS Hedged Opportunities Fund, LLC
(Exact name of Registrant as specified in charter)

One Winthrop Square
Boston, Massachusetts  02110
(Address of Principal Executive Offices)

(617) 204-6400
(Registrant’s Telephone Number, including Area Code)

Peter H. Mattoon
c/o SCS Capital Management, LLC
One Winthrop Square
Boston, Massachusetts 02110
(Name and address of agent for service)

Please Send Copies of all Communications to:

Timothy F. Silva, Esq.
Wilmer Cutler Pickering Hale And Dorr LLP
60 State Street
Boston, Massachusetts 02109

EXPLANATORY NOTE
This Registration Statement has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended.  However, interests in the Registrant are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), since such interests will be issued solely in private placement transactions which do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act.  Investment in the Registrant may be made only by individuals or entities which are “accredited investors” within the meaning of Regulation D under the Securities Act.  This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any interests in the Registrant.

Memorandum Number: ___________________________	Name: ___________________________

CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM
June 2010 SCS HEDGED OPPORTUNITIES FUND, LLC

A Private Offering of Limited Liability Company Interests

Adviser:  SCS Capital Management, LLC

Minimum Subscription:  $25,000

The Fund is a Delaware limited liability company registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a closed-end, non-diversified, management investment company.  The Fund’s investment objective is to seek attractive, long-term capital appreciation with volatility that is lower than that of the equity market and returns that demonstrate a low correlation to both the equity and fixed income markets.

This Confidential Private Placement Memorandum (the “Memorandum”) sets forth concisely information about the SCS Hedged Opportunities Fund, LLC (the “Fund”) that a prospective investor should know before investing in the Fund (each such investor in the Fund, an “Investor”).  It includes the information required to be included in a prospectus and statement of additional information.  Please read it before you invest and keep it for future reference.  You may request a free copy of this Memorandum, annual and semi-annual reports to Investors when available, and other information about the Fund, and make inquiries by calling (877) 653-1415 or by writing to the Fund.  Additional information about the Fund has been filed with the Securities and Exchange Commission and is available on the Securities and Exchange Commission’s website at www.sec.gov.

The interests described in this Memorandum have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any of the States of the United States.  The offering contemplated by this Memorandum will be made in reliance upon an exemption from the registration requirements of the Securities Act for offers and sales of securities which do not involve any public offering, and analogous exemptions under state securities laws.

This Memorandum shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of interests in the Fund in any jurisdiction in which such offer, solicitation or sale is not authorized or to any person to whom it is unlawful to make such offer, solicitation or sale.  No person has been authorized to make any representations concerning the Fund that are inconsistent with those contained in this Memorandum.  Prospective Investors should not rely on any information not contained in this Memorandum or the appendices hereto.

This Memorandum is intended solely for the use of the person to whom it has been delivered for the purpose of evaluating a possible investment by the recipient in the interests in the Fund described herein, and is not to be reproduced or distributed to any other persons (other than professional advisors of the prospective Investor receiving this document).  Notwithstanding the foregoing and any other provision or statement in any offering document of the Fund (including the Subscription Agreement, this Memorandum and the Fund’s Limited Liability Company Agreement, as amended and/or restated from time to time (the “LLC Agreement”)), but subject to restrictions reasonably necessary to comply with federal or state securities laws, an Investor (and each employee, representative or other agent of the Investor) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Fund and the offering of its interests and all materials of any kind (including opinions or other tax analyses) that are provided to the Investor relating to such tax treatment and tax structure.

Prospective Investors should not construe the contents of this Memorandum as legal, tax or financial advice.  Each prospective Investor should consult his or her own professional advisors as to the legal, tax, financial or other matters relevant to the suitability of an investment in the Fund for such Investor.

These securities are subject to substantial restrictions on transferability and resale and may not be transferred or resold except as permitted under the LLC Agreement, and as permitted under the Securities Act and applicable state securities laws pursuant to registration or exemption therefrom.

As a feeder fund, the Fund invests all or substantially all of its assets in SCS Hedged Opportunities Master Fund, LLC, a Delaware limited liability company (the “Master Fund”).  The Fund and the Master Fund have the same investment objectives, policies and strategies.

In making an investment decision, Investors must rely upon their own examination of the Fund and the terms of the offering, including the merits and risks involved.  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the Fund’s interests or passed upon the adequacy of the disclosure in this Memorandum.  Any representation to the contrary is a criminal offense.

Interests in the Fund are not deposits or obligations of, or guaranteed or endorsed by, any bank or other insured financial institution, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency.

CIRCULAR 230 NOTICE.  TO ENSURE COMPLIANCE WITH REQUIREMENTS IMPOSED BY UNITED STATES TREASURY REGULATIONS, WE INFORM YOU THAT:  (1) ANY UNITED STATES FEDERAL TAX ADVICE CONTAINED IN THIS MEMORANDUM, INCLUDING ANY OPINION OF COUNSEL REFERRED TO HEREIN, IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY ANY TAXPAYER FOR THE PURPOSE OF AVOIDING UNITED STATES FEDERAL TAX PENALTIES THAT MAY BE IMPOSED ON THE TAXPAYER; (2) ANY SUCH ADVICE IS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS DESCRIBED IN THIS MEMORANDUM (OR IN ANY SUCH OPINION OF COUNSEL); AND (3) EACH TAXPAYER SHOULD SEEK ADVICE BASED ON THE TAXPAYER’S PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

June 2010

DIRECTORY

Master Fund	SCS Hedged Opportunities Master Fund, LLC C/o SCS Capital Management, LLC One Winthrop Square Boston, MA 02110

Investment Adviser:	SCS Capital Management, LLC One Winthrop Square Boston, MA 02110

Auditors:	PricewaterhouseCoopers LLP 125 High Street Boston, MA 02110

Administrator	U.S. Bancorp Fund Services, LLC MK-WI-T5F 777 E. Wisconsin Avenue Milwaukee, WI 53202

Counsel:	Wilmer Cutler Pickering Hale and Dorr LLP 60 State Street Boston, MA 02109

TABLE OF CONTENTS

PAGE

SUMMARY OF TERMS	1
SUMMARY OF FUND EXPENSES	15
THE FUND	17
INVESTMENT PROGRAM	17
INVESTMENT CONSIDERATIONS AND RISK FACTORS	28
RISKS OF CERTAIN INVESTMENTS MADE BY THE FUND AND THE PORTFOLIO FUNDS	33
GENERAL RISK CONSIDERATIONS OF THE FUND AND MASTER FUND	42
THE DIRECTORS	47
PROXY VOTING POLICIES AND PROCEDURES	53
THE ADVISER	54
ADDITIONAL CONFLICTS OF INTEREST	61
FEES AND EXPENSES	62
CAPITAL ACCOUNTS AND ALLOCATIONS	64
SUBSCRIPTIONS FOR INTERESTS	66
REDEMPTIONS, REPURCHASES OF INTERESTS AND TRANSFERS	67
CALCULATION OF NET ASSET VALUE	71
TAX ASPECTS	72
ERISA CONSIDERATIONS	87
ADDITIONAL INFORMATION AND SUMMARY OF LLC AGREEMENT	89

APPENDIX A – LIMITED LIABILITY COMPANY AGREEMENT	A-1

APPENDIX B - RELATED PERFORMANCE	B-1

SUMMARY OF TERMS

The information set forth below is intended only for quick reference, is neither complete nor exact and is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Confidential Private Placement Memorandum (the “Memorandum”).  All information in this Memorandum regarding the limited liability company operating agreement of the Fund as amended and/or restated, from time to time (the “LLC Agreement”), and all other documents referenced herein, is qualified by a full statement of the terms thereof, which should be reviewed carefully by any prospective Investor.

The Following Summary of Terms is applicable to both the Fund and the Master Fund, and, unless otherwise indicated, the term “Fund” shall include both the Fund and Master Fund.

The Fund:
The Fund is a Delaware limited liability company registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a closed-end, non-diversified, management investment company.  The Fund expects to commence investment operations in or about July 2010.  This Memorandum relates to the offering of limited liability company interests (the “Interests”) in the Fund, which, as described below, may be denominated in Units.

The Master Fund
The Fund invests all or substantially all of its assets through a master fund/feeder fund structure in SCS Hedged Opportunities Master Fund, LLC, a recently formed Delaware limited liability company (the “Master Fund”).  The Fund and the Master Fund have the same investment objectives, policies and strategies, the Adviser (as described below) serves as investment adviser to both the Fund and Master Fund, the Directors (as described below) serve as the directors to both the Fund and Master Fund and the other service providers described herein, serve as the service providers to both the Fund and Master Fund (as applicable).  Similar to all other investors in the Master Fund, the Fund is responsible for its pro rata share of the Master Fund’s operating and overhead expenses.  It is currently anticipated that all trading for the Fund will be at the Master Fund level and that 100% of the Master Fund expenses will be borne by the Fund.  In the future, the Adviser may also trade at the Fund level or even add additional feeders.  In this case, each feeder, including the Fund, will bear its pro rata share of expenses based on its portion of average net assets of the Master Fund.  There can also be feeder specific expenses which would solely be borne by that designated feeder (e.g., feeder level investor servicing fees). (This Memorandum does not constitute an offer to sell or the solicitation of an offer to buy any interests in the Master Fund, or additional feeder funds).

Investment Objective
The Fund will seek attractive, long-term capital appreciation with volatility that is lower than that of the equity market and returns that demonstrate a low correlation to both the equity and fixed income markets. Broadly defined, the equity market represents the totality of stocks that are traded on stock markets around the world.  Fixed income markets refer to bonds or other interest rate securities that trade around the world.

Investment Strategy
The Fund will pursue its objectives by allocating its assets among a diversified group of hedge funds managed by portfolio managers with differing styles and strategies (“Portfolio Funds”).  In this Memorandum, (i) all references to the term “hedge fund” are intended to be generic references to private investment vehicles, funds and accounts that utilize non-traditional investment strategies and (ii) all references to the term “portfolio manager” are intended to be generic references to the management entities that manage such investment vehicles’ and funds’ investment strategies.

The Fund will seek to achieve capital appreciation through investments in Portfolio Funds in two primary categories: (1) Portfolio Funds of established top-tier portfolio managers with limited capacity for new investment in which allocations are secured by the Fund; and (2) early stage Portfolio Funds managed by new or “undiscovered” portfolio managers.

The primary investment strategy of the Fund is long/short equity.  However, the Fund may opportunistically employ a variety of investment strategies including but not limited to: relative value (market neutral, convertible arbitrage, statistical arbitrage, fixed-income); event driven (merger arbitrage, high yield, distressed debt, capital structure arbitrage); and other non-traditional strategies (e.g., commodities arbitrage).

In implementing these strategies, the Portfolio Funds may acquire positions in a wide variety of securities and other financial instruments, including but not limited to common stocks, debt securities, convertible securities, bank debt, private placements, commodities, futures, and options.

SCS Capital Management, LLC, the investment adviser to the Fund and the Master Fund (the “Adviser”) will seek to select Portfolio Funds that are managed by portfolio managers who have demonstrated the ability to achieve superior risk-adjusted rates of return during their investment career.  However, this may be the first time such portfolio managers are managing a hedge fund of their own.  This presents particular challenges such as managing employees, balance sheets, service providers and investors.  While the due diligence process is extensive and designed to prevent capital loss, due to the early life-cycle of some of the Portfolio Funds in the Fund’s investment portfolio, a given Portfolio Fund may experience significant loss as a result of declines in an economic sector, industry group, stock market or for portfolio infrastructure failure.  To mitigate the risk of a single Portfolio Fund, the Fund will limit the capital invested in any one Portfolio Fund with less than a 3-year track record to 5% of the Fund’s investment portfolio, whereas a Portfolio Fund managed by an experienced portfolio manager (i.e., a Portfolio Fund with greater than 3-year track records) may comprise up to 10% of the Fund’s investment portfolio, each measured at the time of investment.  On average, the Fund’s investment portfolio is expected to hold 20 to 35 Portfolio Funds.  The Fund may be exposed to a single portfolio manager in excess of the foregoing limitations if such portfolio manager manages multiple hedge funds in which the Fund invests.  The Fund may exceed the foregoing exposure limits in certain circumstances, including but not limited to, during the initial construction of the Fund’s investment portfolio or during periods of extraordinary market conditions.

The Fund is structured as a multi-manager hedge fund-of-hedge funds.  By diversifying its assets among multiple Portfolio Funds managed by multiple portfolio managers employing varying styles and strategies, the investment risks associated with an investment in any one of the Portfolio Funds may be reduced.

Hedge funds generally accept money exclusively from institutional accounts and wealthy individual investors, and require a minimum investment that is in excess of the amount many individuals are able or willing to invest on their own.  By investing in a diverse group of Portfolio Funds, the Fund will seek to provide investors with access to the varied skills and expertise of the portfolio managers of such Portfolio Funds while at the same time seeking to reduce the risks and volatility associated with investing through a single Portfolio Fund.  The Adviser believes that its investment experience and unique network of relationships in the investment business will give the Fund access to Portfolio Funds managed by portfolio managers otherwise unavailable or unknown to many of its investors.

The Adviser will select Portfolio Funds on the basis of various criteria, including, among other things, the Portfolio Fund’s investment performance during various time periods and market cycles, the infrastructure of the Portfolio Fund’s portfolio manager, and the reputation, experience, training and investment philosophy of the Portfolio Fund’s portfolio manager.  In addition, the Adviser will prefer Portfolio Funds in which the respective portfolio managers of the Portfolio Funds have substantial personal investments in such Portfolio Funds.

The Fund does not follow a rigid investment policy that would restrict the Fund from participating in any market, strategy, or investment.  In fact, the Fund’s assets may be deployed in whatever investment strategies are deemed appropriate to achieve the Fund’s investment objectives under prevailing economic and market conditions.

Percentage Limitations
Unless otherwise specified, percentage limitations on investments will be applied at the time of investment.  Therefore, these percentages could be exceeded due to fluctuations in the value of the Master Fund’s portfolio securities or liquidation of portfolio securities to fulfill repurchase requests (which the Board, in its sole discretion, may authorize) or to pay expenses.  The percentage limitations applicable to the Master Fund set forth in this Memorandum apply at the time of purchase to direct investments made by the Master Fund.  Accordingly, the Master Fund’s investment limitations are not applied to the portfolio securities held by the Portfolio Funds in which the Master Fund may invest.

Hedging Activities
The Adviser uses hedging strategies in the overall construction of the Master Fund’s investment portfolio.  Specifically, the Adviser allocates assets to portfolio managers with differing or opposing strategies to reduce correlations in the investment portfolio of the Master Fund.  By allocating assets in such a manner the Adviser strives to create a “hedged” portfolio of Portfolio Funds.  While the Adviser intends to implement this hedging strategy primarily at the portfolio manager level, the Adviser may also complement this hedging strategy by using call options, credit default swaps, exchange traded funds or similar instruments directly on behalf of the Fund with a view to reducing correlations that can develop in the portfolio due to shifts in portfolio manager holdings or from changes in the market environment.

Related Performance
The Fund and Master Fund each has a limited operating history. Appendix B shows the investment performance of another private fund that is managed in a substantially similar manner as the Master Fund (the “Private Fund”).  The Private Fund, which commenced investment operations on November 1, 2005, was, and continues to be, managed by the Adviser with the same investment personnel, including the same Portfolio Manager and Investment Committee and operated with substantially the same investment objectives, policies and strategies as the Fund and the Master Fund.  The information is provided to illustrate the experience and historic investment results obtained by the Adviser.  It does not represent the investment performance of the Fund or the Master Fund.  Prospective investors should carefully read the disclosure, including notes, that accompanies the investment performance data and charts in the Appendix.

PAST PERFORMANCE DOES NOT GUARANTEE FUTURE INVESTMENT RESULTS.

Risk Factors and Conflicts of Interest
Investment in the Fund involves various risks and is suitable only for persons who can afford fluctuations in the value of their capital, who have limited need for liquidity in their investment and who can afford a loss of all or a substantial portion of their investment.  There is no assurance that the investment strategies employed by the Fund and Portfolio Funds selected by the Fund will be successful.  Many of the trading strategies to be employed involve a variety of risks.  Investment in the Fund carries with it the inherent risks associated with investments in securities, as well as additional risks, including the Portfolio Funds’ potential use of leverage and engaging in short sales.  Additional structural risks may include the Master Fund’s investment in Portfolio Funds with portfolio managers who have limited staff and little or no history as independent entities, the higher fees and expenses incurred by a “fund of funds” and the restrictions and limitations on liquidity established by the Portfolio Funds.  Each Investor should carefully review this Memorandum and the agreements referred to herein before deciding whether to invest in the Fund.  See “Investment Considerations and Risk Factors.”

The Fund will utilize the services of an affiliated Adviser.  The Adviser may have certain conflicts of interest with respect to the Fund because it may directly or indirectly provide advice to other investment entities, or their managers, that in some respects compete with the Fund for investments. See “Investment Considerations and Risk Factors—Conflicts of Interest.”

Board of Directors
The Fund’s Board of Directors (the “Directors” or the “Board”) has exclusive authority and control over the business and operations of the Fund, including selecting service providers to perform all or any portion of the management duties of the Fund.  The Board also serves as the board of directors of the Master Fund.  The Board may from time to time delegate any or all of their duties and authority to other parties, including the Adviser and one or more of its affiliates.  As described below, the Directors have delegated authority to manage the Fund’s and the Master Fund’s investment portfolio to the Adviser.  See “The Directors.”

The Adviser:
The Fund’s and the Master Fund’s investment adviser is SCS Capital Management, LLC, a limited liability company formed under the laws of Delaware.  The Adviser provides certain investment advisory services pursuant to an investment advisory agreement with the Fund and Master Fund (the “Investment Advisory Agreement”).  The Adviser has determined to pursue the Fund’s investment program by investing the Fund’s assets in the Master Fund.  The Adviser will select the Portfolio Funds to which the Master Fund may allocate assets and develop the Master Fund’s asset allocation strategy.  The Adviser will also monitor the Portfolio Funds’ performance and may change the Portfolio Funds to which the Master Fund may allocate assets from time to time.  The Board will retain ultimate authority over the Fund’s operations and periodically will evaluate the performance of the Adviser.  The Adviser is registered as an investment adviser with the Securities and Exchange Commission.

Under the Investment Advisory Agreement, the Master Fund pays the Adviser a quarterly fee, which is calculated and accrued monthly, (the “Advisory Fee”) at the annual rate of 1.25% of the Master Fund’s net assets.  So long as substantially all of the assets of the Fund are invested in the Master Fund, the Fund does not pay the Adviser a separate fee under the Investment Advisory Agreement.  The Fund does however, due to its investment in the Master Fund, bear its proportionate percentage of the Advisory Fee paid to the Adviser by the Master Fund.  The Advisory Fee is in addition to the fees charged by the Portfolio Funds.  The Advisory Fee is paid out of the Master Fund’s assets on a quarterly basis, and ultimately debited against the Investors’ Capital Accounts.  See “The Adviser.”

Administrator
U.S. Bancorp Fund Services, LLC (the “Administrator”) has been appointed to provide day-to-day administrative services to the Fund and the Master Fund.  These services include, but are not limited to the calculation of net asset value (“NAV”) on a monthly basis, assistance in processing repurchases and other accounting services.  The Administrator also will provide, among other services, support to the Fund’s chief compliance officer, oversee the Fund’s and the Master Fund’s Board meeting agenda, function as the secretary to the Fund and provide assistance to the Fund and the Master Fund in connection with periodic SEC filings and communicating with the Investors and other persons.

The Administrator will receive from the Fund an administration fee (the “Administration Fee”) and will be entitled to reimbursement of certain out-of-pocket expenses incurred on behalf of the Fund.

Placement Agents
The Fund may, in the sole discretion of the Board, appoint one or more brokers or placement agents to assist in the placement of Interests (each a “Placement Agent”).  In addition, the Adviser may reallocate a portion of the Advisory Fee it receives to such Placement Agents for services provided by the Placement Agents to Investors.

Quasar Distributors
The Fund has entered into an agreement with Quasar Distributors, LLC (“Quasar”) pursuant to which Quasar will act as a distributor and agent of the Fund by assisting the Fund in connection with the offering and sale of Interests.  Among other things, Quasar, at the Fund's request, will facilitate or enter into agreements with broker-dealers or other financial intermediaries selected as placement agents by the Fund, in order that such broker-dealers or other financial intermediaries may offer and sell Interests to Investors in accordance with the terms and conditions of the agreement between Quasar and the Fund.

Eligible Investors
The Fund is offering Interests solely to prospective Investors who are “accredited investors” as defined in Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), (Investors meeting those requirements are referred to herein as “Eligible Investors”).  Investors must also be sophisticated persons who understand the nature of the investment, do not require liquidity in their investment in the Fund and can bear the economic risks of the investment.  Each prospective Investor is responsible for determining if an investment in the Fund of the size required is appropriate for that Investor.

The Fund may also impose additional eligibility requirements upon Investors, or, in the sole discretion of the Board, may decline to accept all or part of the subscription of any prospective Investor.  The Fund does not accept subscriptions from charitable remainder trusts.  See “Tax Aspects—Unrelated Business Taxable Income.”

The minimum initial contribution to the Fund (each such contribution, a “Capital Contribution”) is $25,000.  Subsequent Capital Contributions generally will be required to be at least $10,000.  The Board has reserved the right, in its sole discretion, to accept reduced initial and subsequent Capital Contributions.

Subscription for Interests
An investment in the Fund involves a considerable amount of risk.  Investors may lose money.  Before making an investment decision, Investors should (i) consider the suitability of this investment with respect to their investment objectives and personal situation and (ii) consider factors such as their personal net worth, income, age, risk tolerance and liquidity needs.  The Fund is an illiquid investment.  Investors have no right to require the Fund to redeem their Interests in the Fund.  See “Redemptions, Repurchases of Interests and Transfers—No Right of Redemption.”

The Fund maintains a separate capital account for each Investor (each a “Capital Account”), which has an opening balance equal to such Investor’s initial contribution to the capital of the Fund.  Both initial and additional subscriptions for Interests may be accepted from Eligible Investors at such times as the Adviser may determine on the terms set forth below.  The Fund may, in its discretion, suspend the offering of Interests at any time or permit applications on a more frequent basis.  The Fund reserves the right to reject any subscription for Interests in the Fund.  After the Initial Closing Date (as defined below), initial subscriptions and additional capital contributions generally will be accepted monthly.  Sales of Interests will be made only to Eligible Investors who have completed and returned a Subscription Agreement, and whose Subscription Agreement has been accepted, before a Closing Date (as defined below).

From time to time, the Fund may sell additional Interests to Eligible Investors.  In deciding whether to commence sales, the Fund will take into account all factors it considers relevant, including market conditions and the cash available to it for investment.  See “Subscriptions for Interests.”

Initial Closing Date
The initial closing date for Subscriptions for Interests in the Fund is July 1, 2010 (the “Initial Closing Date”).  The Fund, in its sole discretion, may accelerate or postpone the closing date.  The Fund will hold additional closings for Subscriptions for Interests in the Fund after the Initial Closing Date  (each a “Closing Date”) and generally expects to hold such closings on a monthly basis.

Repurchases of Interests by the Fund
No Investor or other person holding an Interest or a portion of an Interest will have the right to require the Fund to redeem the Interest or portion thereof.

The Fund, from time to time, may offer to repurchase Interests pursuant to written tenders by Investors.  These repurchases will be made at such times and on such terms as may be determined by the Board, in its complete and exclusive discretion.  In determining whether the Fund should repurchase Interests or portions thereof from Investors pursuant to written tenders, the Board will consider the recommendation of the Adviser.  The Adviser expects that it will recommend to the Board that the Fund offer to repurchase Interests from Investors, on a quarterly basis, on or about March 31st, June 30th, September 30th, and December 31st of each year.  No partial repurchase of an Investor’s Interest will be made if such repurchase would cause the Investor to continue to own an Interest with a value at the time of repurchase of less than $25,000.  Because the Fund’s assets consist primarily of interests in the Master Fund, the Fund will not conduct a repurchase offer unless the Master Fund simultaneously conducts a consistent purchase offer for interests in the Master Fund.  Payment of the purchase price pursuant to a tender of Interests will consist initially of a promissory note (the “Note”).  The Note will entitle the tendering Investor to be paid cash in an aggregate amount equal to the estimated unaudited NAV of the Interests tendered, determined as of the Effective Date (the “Payment”).  The Payment will generally be made within sixty (60) days of the Effective Date; provided, however; that the Note will contain repayment provisions that permit the Fund to extend the period in which it makes the Payment to take into consideration any unexpected delays that the Master Fund may experience in liquidating its interests in the Portfolio Funds to fund the tender offer.  The Note will be held for each tendering investor by the Administrator and will be executed and delivered to the Administrator within approximately ten days after the Effective Date and will not be transferable.  Notwithstanding the foregoing, if an Investor elects to tender Interests in an amount that would reduce the NAV of the Interests held by such Investor by 90% or more of the Investor’s Interest during any fiscal year (measured against the highest NAV of such Investor’s Interest during such fiscal year (the “Highest Annual Balance”)), the Note will provide for an initial payment to the Investor equal to 90% of the estimated unaudited Highest Annual Balance, generally payable in accordance with the terms noted above (“Initial Payment”).  The Note will also entitle the tendering Investor to be paid a contingent amount equal to the remaining balance of the amount due to the Investor (i.e., the remaining 10%), subject to any reductions or other adjustments resulting from the audit of the Fund for the fiscal year ended after such Effective Date (the “Contingent Payment”).  The Contingent Payment will be payable generally no later than thirty (30) days after the end of each fiscal year audit.  Any tender of an Investor’s Interest whose Effective Date occurs during the one (1) year period (i.e., no less than 365 calendar days) following the effective date of such Investor’s Capital Contribution with respect to such Interest shall be subject to a fee equal to 5% of the amount tendered by the Investor for repurchase by the Fund, payable to the Fund (the “Early Repurchase Fee”).  In addition to the Early Repurchase Fee, the Fund may allocate to tendering Investors withdrawal or similar charges imposed by Portfolio Funds if the Adviser determined to withdraw from the Portfolio Fund as a result of a tender and such a charge was imposed on the Fund.

The maximum amount of capital that will be repurchased by the Fund during any tender offer generally is not expected to exceed 25% of the Fund’s aggregate NAV on such date, subject to waiver in the sole discretion of the Board.  Tenders to repurchase Interests exceeding the cap will be honored pro rata.  See “Redemptions, Repurchases of Interests and Transfers—No Right of Redemption” and “—Repurchases of Interests.”

Transfer Restrictions:
Interests in the Fund may be transferred only by (i) operation of law pursuant to the death, bankruptcy, insolvency or dissolution of an Investor or (ii) with the written consent of the Adviser, which consent may be conditioned, withheld or granted in the sole discretion of the Adviser for any reason or for no reason.  The foregoing permitted transferees will not be allowed to become substituted Investors without the consent of the Board, which may be withheld in its sole and absolute discretion.  See “Redemptions, Repurchases of Interests and Transfers—Transfers of Interests.”

Interests Issued in Units
For administrative convenience, Interests in the Fund may be issued and accounted for in “Units” representing a pro rata share of the NAV of the Fund.   Accordingly, all reductions and/or increases in Capital Accounts made proportionately to all Capital Accounts represented by Units will be reflected in a change in the Net Asset Value per Unit of all outstanding Units.  At all times, the aggregate NAV of the Units held by an Investor will equal the balance of such Investor’s Capital Account(s) represented by such Units.  All adjustments to a Capital Account that are not proportionately made to all Capital Accounts represented by Units will be made by increasing or decreasing, as the case may be, the number of Units representing such Capital Account.  Each Unit will have the rights, and be subject to the obligations, equivalent to those of each other Unit.  The Fund may issue an unlimited number of Units.  Fractional interests in Units may also be issued.

Fees and Expenses:
The Adviser bears all of its own costs incurred in providing investment advisory and other services to the Fund and the Master Fund, including personnel expenses and general overhead expenses.

The Adviser initially advanced to the Fund and the Master Fund all costs and expenses incurred in connection with the Fund’s and Master Fund’s organization and establishment, and the costs incurred in connection with the initial offering of Interests (the “Fund Organizational Expenses”), which in turn will be paid or reimbursed by the Fund subject to the expense limitation and reimbursement agreement described below.  See “Fees and Expenses—Organizational Expenses.”

In addition to fees paid under the Investment Advisory Agreement and Administration Agreement, the Fund bears its own operating expenses and, through its investment in the Master Fund, its portion of the Master Fund’s operating expenses.  These operating expenses include, but are not limited to: all investment-related expenses (including, but not limited to, fees paid directly or indirectly to Portfolio Funds, investment-related interest expenses, all costs and expenses directly related to portfolio transactions and positions for the Master Fund’s account such as direct and indirect expenses associated with the Master Fund’s investments, including its investments in Portfolio Funds, all costs and expenses associated with retaining independent third parties to provide risk management services to the Master Fund, transfer taxes and premiums and taxes withheld on foreign dividends); all costs and expenses associated with the ongoing operation and registration of the Fund, regulatory filings and the costs of compliance with any applicable Federal or state laws; the costs and expenses of holding any meetings of any Investors that are regularly scheduled, permitted or required to be held under the terms of the Fund’s LLC Agreement, the 1940 Act or other applicable law; any non-investment related interest expense; fees and disbursements of any attorneys and accountants engaged on behalf of the Fund and the Master Fund; entity-level taxes; audit and tax preparation fees and expenses; administrative expenses and fees of the Master Fund; custody and escrow fees and expenses of the Fund and Master Fund; the costs of an errors and omissions/directors and officers liability insurance and a fidelity bond for the Fund and the Master Fund; fees and travel-related expenses of the Board and the Master Fund’s Board who are not employees of the Adviser or any affiliate of the Adviser; all costs and expenses of preparing, setting in type, printing and distributing reports and other communications to Investors; all expenses of computing the Fund’s net asset value, including any equipment or services obtained for the purpose of valuing the Fund’s investment portfolio, including appraisal and valuation services provided by third parties; all costs and charges for equipment or services used in communicating information regarding the Fund’s and Master Fund’s transactions among the Adviser and any custodian or other agent engaged by the Fund; any extraordinary expenses; and such other expenses as may be approved from time to time by the Board.    See “Fees and Expenses—Operating Expenses.”

The Fund also indirectly bears fees and expenses of the Master Fund, as an investor in Portfolio Funds.  Each portfolio manager generally receives a management fee and a performance fee or allocation with respect to the assets of Portfolio Funds that it manages.  In addition, as an investor in Portfolio Funds, the Master Fund may also bear placement fees and/or repurchase or withdrawal fees, as well as other operating expenses of the Portfolio Funds.  See “Fees and Expenses—Acquired Fund (Portfolio Fund) Expenses.”

The Adviser and the Fund have entered into an expense limitation and reimbursement agreement (the “Expense Limitation Agreement”) under which the Adviser has agreed to waive its fees, and/or to pay or absorb the ordinary operating expenses of the Fund (including all organization and offering expenses, as well as the portion of the Master Fund’s fees and expenses borne by the Fund, but excluding any Portfolio Fund fees and expenses), to the extent that they exceed 2.50% per annum of the Fund’s average monthly net assets (the “Expense Limitation”).  In consideration of the Adviser’s agreement to limit the Fund’s expenses, the Fund will carry forward the amount of expenses waived, paid or absorbed by the Adviser in excess of the Expense Limitation for a period not to exceed three years from the end of the fiscal year in which they were incurred and will reimburse the Adviser for such amounts.  Reimbursement will be made as promptly as possible, but only to the extent that it does not cause the Fund’s ordinary operating expenses to exceed the Expense Limitation.  The Expense Limitation Agreement is effective for the period of one year and may be renewed annually if so agreed by all parties to the agreement.  The Expense Limitation Agreement may only be terminated during its term with approval of the parties thereto.  See “Fees and Expenses—Expense Limitation and Reimbursement Agreement.”

The Fund (and not the Master Fund) will also pay investor servicing fees to certain third-party service providers that have agreed to provide ongoing investor services to Investors in the Fund (“Investor Service Providers”).  This fee generally will be paid monthly and will be in an amount, with respect to each Investor Service Provider, not to exceed 0.35% (on an annualized basis) of the aggregate value of outstanding Interests held by Investors that receive services from the Investor Service Providers.  In addition, the Adviser may reallocate a portion of the Advisory Fee it receives to such Investor Service Providers for services provided to Investors. See “Fees and Expenses—Investor Servicing Fee.”

Allocation of Profit and Loss:
The net profits or net losses of the Fund (primarily resulting from the change in the value of the Fund’s investment in the Portfolio Funds through the Master Fund, adjusted for the Fund’s expenses) are credited to or debited against the Capital Accounts of the Investors at the end of each fiscal period in accordance with their respective Fund percentages for such period.  The “Fund Percentage” of an Investor is determined for each accounting period by dividing the value of the Investor’s Capital Account as of the first day of such accounting period by the aggregate value of the Capital Accounts of all Investors as of such date.  The sum of the Fund Percentages of all Investors for each accounting period will equal 100%.  Accounting periods generally conform to each calendar month.  See “Capital Accounts and Allocations—Allocation of Net Profits and Net Losses.”

Distribution Policy
The Fund does not anticipate making periodic distributions of its net income or gains, if any, to Investors.  The amount and times of distributions, if any, will be determined in the sole discretion of the Board.  Whether or not distributions are made, Investors will be required each year to pay applicable federal and state income taxes on their allocable share of the Fund’s taxable income, and will have to pay these taxes from sources other than Fund distributions.

Brokerage and Custody
U.S. Bank National Association (the “Custodian”) serves as the primary custodian of the assets of the Fund and the Master Fund, and may maintain custody of such assets with domestic and foreign subcustodians (which may be banks, trust companies, securities depositories and clearing agencies) approved by the Board.  Assets of the Fund and the Master Fund are not held by the Adviser or commingled with the assets of other accounts other than to the extent that securities are held in the name of a custodian in a securities depository, clearing agency or omnibus customer account of such custodian.  The Custodian’s principal business address is 1555 N. River Center Drive, Milwaukee, Wisconsin 53212.  The portfolio managers generally will maintain custody of the assets of the Portfolio Funds they manage with one or more prime brokers with which such Portfolio Funds maintain accounts.  The portfolio managers will allocate portfolio transactions to brokers selected by them; the Adviser has no discretion with respect to the selection of such brokers (other than to select brokers to liquidate any redemption proceeds received by the Fund in kind).  It is expected that brokers will generally be selected on the basis of best execution and also in consideration of such brokers’ provision or payment of the costs of research and other investment-management-related services as permitted by Section 28(e) of the United States Securities Exchange Act of 1934, as amended (i.e., “soft dollar” payments).  Moreover, some portfolio managers may receive soft dollar payments outside the scope of Section 28(e) (i.e., for uses other than for research or investment-management-related-services and equipment or for items that benefit the portfolio manager rather than the Portfolio Funds).  The commission rates charged by brokers in the foregoing circumstances may be higher than those charged by other brokers who may not offer such services.

Subject to principles of “best execution” (as described herein), brokerage affiliates of the portfolio managers may execute a portion, and on occasion may execute a substantial portion, of the purchases and sales of securities for the portfolio of a Portfolio Fund.

Other Activities
The Adviser and its affiliates engage in other business activities and may trade in securities for their own account and manage the accounts of clients other than the Fund, including other investment vehicles, in which the Fund has no interest.

Summary of Taxation:
Most closed-end investment companies elect to be taxed as regulated investment companies under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”).  However, the Fund will not make this election and instead will seek to be treated as a partnership for U.S. Federal income tax purposes.  Accordingly, the Fund should not be subject to U.S. Federal income tax, and each Investor will be required to report on its own annual tax return its distributive share of the Fund’s taxable income or loss for that year, whether or not the Fund makes any distributions in that year.

If it were determined that the Fund should be treated as an association or a publicly traded partnership taxable as a corporation for U.S. Federal income tax purposes, the taxable income of the Fund would be subject to corporate income tax and distributions of earnings and profits from the Fund would be treated as dividends.  See “Additional Risk Factors--Tax Risks” below.

Investment in the Fund by tax-exempt entities requires special consideration.  Trustees or administrators of such entities are urged to review carefully the matters discussed in this Memorandum.

Reports to Investors:
The Fund will furnish to Investors as soon as practicable after the end of each taxable year such information as is necessary for Investors to complete U.S. Federal and state income tax or information returns, along with any other tax information required by law.  For the Fund to complete its tax reporting requirements, it must receive information on a timely basis from the Portfolio Funds.  Given the number of Portfolio Funds, it is likely that one or more Portfolio Funds will delay in providing this information.  As a result, it is possible that the Fund may be unable to provide tax information to Investors without significant delays and Investors likely will need to seek extensions on the time to file their tax returns at the federal, state and local level.

The Fund also will send to Investors a semi-annual and an audited annual report generally within 60 days after the close of the period for which the report is being made, or as otherwise required by the 1940 Act.

Term:	The Fund’s term is perpetual unless it is otherwise dissolved under the terms of the LLC Agreement.

Counsel	Wilmer Cutler Pickering Hale and Dorr LLP (“WilmerHale”) serves as legal counsel to the Fund.

Independent Accountants	PricewaterhouseCoopers LLP will serve as the independent registered public accounting firm to the Fund.

SUMMARY OF FUND EXPENSES.

The following table illustrates the expenses and fees that the Fund expects to incur and that Investors can expect to bear.  The expenses associated with investing in a “fund of funds,” such as the Fund, are generally higher than those of other types of funds that do not invest primarily in other investment vehicles.  This is because the Investors in a fund of funds also indirectly pay a portion of the fees and expenses charged at the underlying Portfolio Fund level.

Investor Transaction Expenses
Sales Charge	None
Redemption fee1	5%

Annual Expenses (except for any interest expense, as a percentage of net assets attributable to interests)

Advisory Fee2	1.25%
Acquired Fund (Portfolio Funds) Fees and Expenses3	5.07%
Other expenses4	0.87%
Total annual expenses (other than interest expense) 5	7.19%

_________

1 Any repurchase of an Investor’s Interest during the one (1) year period (i.e., no less than 365 calendar days) following such Investor’s capital contribution with respect to such Interest will be subject to a fee equal to 5% of the amount tendered by the Investor for repurchase by the Fund, payable to the Fund.

2  Pursuant to the Investment Advisory Agreement among the Adviser, the Fund and the Master Fund, for so long as the Fund invests substantially all of its assets in the Master Fund, the Master Fund (and not the Fund) will be charged an Asset Based Advisory Fee at an annual rate of 1.25% of the Master Fund’s net assets.  The Fund will indirectly bear this Advisory Fee because substantially all of the Fund’s assets are invested in the Master Fund.

3  Includes the fees and expenses of the Portfolio Funds in which the Master Fund intends to invest in based upon the anticipated net proceeds from this offering.  Typical management fees are generally expected to be between 1.0% and 2.0%, on an annual basis, of total assets invested in a Portfolio Fund and the typical performance fees or allocations to be paid to a portfolio manager generally range between 15% to 25% of the realized and unrealized net capital appreciation (if any) in the assets managed by the Portfolio Manager.  Fees and expenses of Portfolio Funds are based on historic fees and expenses.  Future Portfolio Funds’ fees and expenses may be substantially higher or lower because certain fees are based on the performance of the Portfolio Funds, which may fluctuate over time.  The amount of the Fund’s average net assets used in calculating this percentage are estimated based on Fund net assets of $100,000,000 estimated for the current fiscal year.

4  Reflects all expected operating expenses for the Fund’s current fiscal year, including an Administration Fee at the annual rate equal to the greater of 0.07% or the annual minimum fee of $70,000, and investor servicing fees payable to financial intermediaries providing certain investor services at the annual rate up to 0.35% of the aggregate value of outstanding Interests in the Fund held by Investors receiving such investor services.  Such fees are estimated to be $350,000 for the current fiscal year.  In addition, the Fund’s “Other Expenses” include ordinary operating expenses of the Master that are expected to be borne by the Fund for the current fiscal year (but excluding any Portfolio Fund fees and expenses).  The Fund’s “Other  Expenses”  are  estimated  based on Fund net assets of $100,000,000 and expenses for the first year of a Fund’s operations and a Fund’s pro rata share of the Master Fund’s estimated expenses for the current fiscal year.

5  The Adviser has contractually agreed to limit the Advisory Fee and/or reimburse certain expenses, to the extent required to reduce total annual operating expenses to 2.50% of the average monthly net assets of the Fund.  Pursuant to the Expense Limitation Agreement any waivers and reimbursements made by the Adviser to the Fund are subject to recoupment by the Adviser within the following three years subject to applicable expense limitation.  In accordance with the Expense Limitation Agreement, the Adviser will not reimburse the Fund for certain expenses, such as interest, taxes, brokerage commissions and other transaction costs, capitalized expenditures, acquired fund fees and expenses, short sale dividends, and extraordinary expenses not incurred in the ordinary course of the Fund’s business (i.e., litigation, indemnification).  For more information, see “The Investment Adviser” section of this Memorandum.  The Expense Limitation Agreement is effective for the period of one year and may be renewed annually if so agreed by all parties to the agreement.  The Expense Limitation Agreement may only be terminated during its term with approval of the parties thereto.  The Fee Table has been revised to reflect the current expense limitations.

	Example
	1 Year	3 Years	5 Years	10 Years

Investors would pay the following expenses on a $1,000 investment, assuming a 5% annual return:	$75	$221	$358	$674

The Example above is based on the fees and expenses set forth above and assumes that the Expense Limitation Agreement remains in effect.  It should not be considered a representation of future expenses.  Actual expenses maybe greater or less than those shown, and the Fund’s actual rate of return maybe greater or less than the hypothetical 5% return assumed in the example.  The example does not present actual expenses and should not be considered a representation of future expenses.

THE FUND

The Fund is registered under the 1940 Act as a closed-end, non-diversified, management investment company.  The Fund was formed as a limited liability company under the laws of Delaware on April 7, 2010.  The Fund expects to commence investment operations in or about July 2010 and therefore, has a limited operating history.  The Fund’s principal office is located at One Winthrop Square Boston, MA 02110 and its telephone number is 617-204-6400.  Investment advisory services are provided to the Fund by the Adviser.

The Fund is a specialized investment vehicle that combines many of the features of a private investment fund with those of a closed-end investment company.  Private investment funds are unregistered, commingled asset pools that may be leveraged, managed aggressively and offered in large minimum denominations, often over $1 million, through private placements to a limited number of high net worth individual and institutional investors.  The general partners or managing members of these entities typically are compensated through asset-based fees and incentive-based allocations.  Closed-end investment companies are 1940 Act registered pools typically organized as corporations or business trusts that usually are managed more conservatively than most private investment funds, subject to relatively modest minimum investment requirements (often less than $2,000), and publicly offered to a broad range of investors.  The advisers to these companies typically are compensated through asset-based, but not incentive-based, fees.

The Fund is similar to unregistered private investment funds in that (i) its underlying portfolio may be more aggressively managed than other investment companies, (ii) Fund Interests are sold in comparatively large minimum denominations in private placements solely to high net worth individual and institutional investors, and will be restricted as to transfer and (iii) the Investors’ Capital Accounts in the Fund are subject to asset-based fees and, indirectly, incentive-based allocations (at the Portfolio Fund level).

The Fund invests all or substantially all of its assets through a master fund/feeder fund structure in SCS Hedged Opportunities Master Fund, LLC, a recently formed Delaware limited liability company (the “Master Fund”).  The Fund and the Master Fund have the same investment objectives, policies and strategies.  Similar to all other investors in the Master Fund, the Fund is responsible for its pro rata share of the Master Fund’s operating and overhead expenses.  Although portfolio trading for the Fund is currently anticipated to be only at the Master Fund level, the Adviser may in the future also trade at the Fund level.

INVESTMENT PROGRAM

The following description of the “Investment Program” is applicable to both the Fund and the Master Fund, and for convenience, the term “Fund” means both the Fund and Master Fund (unless otherwise indicated).

Fund’s Objectives and Investment Strategy

The Fund will seek attractive, long-term capital appreciation with volatility that is lower than that of the equity market and returns that demonstrate a low correlation to both the equity and fixed income markets. Broadly defined, the equity market represents the totality of stocks that are traded on stock markets around the world. Fixed income markets refer to bonds or other interest rate securities that trade around the world.

The Fund will pursue its objectives by allocating its assets among a diversified group of hedge funds managed by portfolio managers with differing styles and strategies (“Portfolio Funds”).  The Fund may also invest, both directly and indirectly, in certain intermediary collective investment vehicles, including entities which are affiliates of the Adviser. In this Memorandum, references to the phrases “hedge fund” and “portfolio manager” are intended to be generic references to private investment vehicles and funds that utilize non-traditional investment strategies and the investment advisers who manage such investment vehicles’ and funds’ investment strategies.

The Fund will seek to achieve capital appreciation through investments in Portfolio Funds in two primary categories: (1) Portfolio Funds of established top-tier portfolio managers with limited capacity for new investment in which allocations are secured by the Fund; and (2) early stage Portfolio Funds managed by new or “undiscovered” portfolio managers.

The primary investment strategy of the Fund is long/short equity.  However, the Fund may opportunistically employ a variety of investment strategies including but not limited to: relative value (market neutral, convertible arbitrage, statistical arbitrage, fixed-income); event driven (merger arbitrage, high yield, distressed debt, capital structure arbitrage); and other non-traditional strategies (e.g., commodities arbitrage).

In implementing these strategies, the Portfolio Funds may acquire positions in a wide variety of securities and other financial instruments, including but not limited to common stocks, debt securities, convertible securities, bank debt, private placements, commodities, futures, and options.

The Adviser will seek to select Portfolio Funds that are managed by portfolio managers who have demonstrated the ability to achieve superior risk-adjusted rates of return during their investment career.  However, this may be the first time such portfolio managers are managing a hedge fund of their own.  This presents particular challenges such as managing employees, balance sheets, service providers and investors.  While the due diligence process is extensive and designed to prevent capital loss, due to the early life-cycle of some of the Portfolio Funds in the Fund’s investment portfolio, a given Portfolio Fund may experience significant loss as a result of declines in an economic sector, industry group, stock market or for portfolio infrastructure failure.  To mitigate the risk of a single Portfolio Fund, the Fund will limit the capital invested in any one Portfolio Fund with less than a 3-year track record to 5% of the Fund’s investment portfolio, whereas a Portfolio Fund managed by an experienced portfolio manager (i.e., a Portfolio Fund with greater than 3-year track records) may comprise up to 10% of the Fund’s investment portfolio.  On average, the Fund’s investment portfolio is expected to hold 20 to 35 Portfolio Funds.  The Fund may be exposed to a single portfolio manager in excess of the foregoing limitations if such portfolio manager manages multiple Portfolio Funds in which the Fund invests.  The Fund may exceed the foregoing exposure limits in certain circumstances, including but not limited to, during the initial construction of the Fund’s investment portfolio or during periods of extraordinary market conditions.

The Fund is structured as a multi-manager hedge fund-of-hedge funds.  By diversifying its assets among multiple Portfolio Funds managed by multiple portfolio managers employing varying styles and strategies, the investment risks associated with an investment in any one of the Portfolio Fund may be reduced.

Hedge funds generally accept money exclusively from institutional accounts and wealthy individual investors, and require a minimum investment that is in excess of the amount many individuals are able or willing to invest on their own.  By investing in a diverse group of Portfolio Funds, the Fund will seek to provide investors with access to the varied skills and expertise of the portfolio managers of such Portfolio Funds while at the same time seeking to reduce the risks and volatility associated with investing through a single Portfolio Fund.  The Adviser believes that its investment experience and unique network of relationships in the investment business will give the Fund access to Portfolio Funds managed by portfolio managers otherwise unavailable or unknown to many of its investors.

The Adviser will select Portfolio Funds on the basis of various criteria, including, among other things, the Portfolio Fund’s investment performance during various time periods and market cycles, the infrastructure of the Portfolio Fund’s portfolio manager, and the reputation, experience, training and investment philosophy of the Portfolio Fund’s portfolio manager.  In addition, the Adviser will prefer Portfolio Funds in which the respective portfolio managers of the Portfolio Funds have substantial personal investments in such Portfolio Funds.

Subject to the investment restrictions set forth below, the Fund does not follow a rigid investment policy that would restrict the Fund from participating in any market, strategy, or investment.  In fact, the Fund’s assets may be deployed in whatever investment strategies are deemed appropriate to achieve the Fund’s investment objectives under prevailing economic and market conditions.

Percentage Limits

Unless otherwise specified, percentage limitations on investments will be applied at the time of investment.  Therefore, these percentages could be exceeded due to fluctuations in the value of the Master Fund’s portfolio securities or liquidation of portfolio securities to fulfill repurchase requests (which the Board, in its sole discretion, may authorize) or to pay expenses.  The percentage limitations applicable to the Master Fund set for the in this Memorandum apply at the time of purchase to direct investments made by the Master Fund.  Accordingly, the Master Fund’s investment limitations are not applied to the portfolio securities held by the Portfolio Funds in which the Master Fund may invest.

Investment Restrictions

The Fund has adopted the following investment restrictions as fundamental policies, which cannot be changed without approval by holders of a majority (as defined in the 1940 Act) of the Fund’s outstanding voting securities.

The Fund may not:

•	Borrow money, except to the extent permitted under the 1940 Act (which currently limits borrowing to no more than 33-1/3% of the value of the Fund’s total assets).

•
Issue senior securities, except to the extent permitted by the 1940 Act (which currently limits the issuance of a class of senior securities that is indebtedness to no more than 33-1/3% of the value of the Fund’s total assets or, if the class of senior security is stock, to no more than 50% of the value of the Fund’s total assets).

•	Underwrite securities of other issuers, except insofar as the Fund may be deemed an underwriter under the Securities Act in connection with the disposition of its portfolio securities.

•
Directly make loans, except through purchasing fixed-income securities, lending portfolio securities or entering into repurchase agreements in a manner consistent with the Fund’s investment policies or as otherwise permitted under the 1940 Act.

•	Directly purchase, hold or deal in real estate.

•	Directly invest in physical commodities or commodity contracts.

•
Invest more than 25% of the value of its total assets in the securities of issuers in any single industry, except that U.S. Government securities may be purchased without limitation. For purposes of this investment restriction, the Portfolio Funds are not considered part of an industry. The Fund may invest in Portfolio Funds that may concentrate their assets in one or more industries.

•	Invest in securities of other investment companies, except to the extent permitted by the 1940 Act.

The foregoing investment restrictions and the Fund’s investment policies do not necessarily apply to the Portfolio Funds in which the Fund will invest, which often have few, if any investment restrictions.  In applying the Fund’s 25% limitation on investment in a single industry, the Fund will consider the investment policies of the Portfolio Funds with respect to specific industry concentrations or industry-oriented investment strategies.  The Fund will not, however, and does not expect to have sufficient portfolio holdings information with respect to each Portfolio Fund’s underlying portfolio positions to, apply or monitor an industry concentration policy on a look-through basis.

The Fund’s investment objective is fundamental and may not be changed without the vote of a majority (as defined in the 1940 Act) of the Fund’s outstanding voting securities.

Under the 1940 Act, the vote of a majority of the outstanding voting securities of an investment company, such as the Fund, means the vote, at the annual or a special meeting of the security holders of such company duly called, (A) of 67% or more of the voting securities present at such meeting, if the holders of more than 50% of the outstanding voting securities of such company are present or represented by proxy; or (B) of more than 50% of the outstanding voting securities of such company, whichever is less.

Other 1940 Act Limitations

The Master Fund will limit its investment position in a Portfolio Fund to less than 5% of the Portfolio Fund’s outstanding voting securities, absent an order of the Securities and Exchange Commission (or assurances from the SEC staff) under which the Master Fund’s contribution and withdrawal of capital from a Portfolio Fund in which it holds 5% or more of the outstanding interests will not be subject to various 1940 Act prohibitions on affiliated transactions.  The Master Fund also is not required to adhere to this 5% investment limitation to the extent that it relies on certain SEC rules that provide exemptions from 1940 Act prohibitions on affiliated transactions.  However, to facilitate investments in smaller Portfolio Funds deemed attractive by the Adviser, the Master Fund may purchase non-voting securities of, or if non-voting securities are not offered by such Portfolio Funds, waive its right to vote its interests in, Portfolio Funds.  Although the Adviser does not expect that a significant number of waivers of voting rights will be undertaken, the Adviser may, under a policy approved by the Board, waive certain voting rights in certain instances, subject to reporting to the Board, which waiver would allow the Master Fund, as well as potentially other clients of the Adviser, to invest in the same Portfolio Funds or to make larger investments in those Portfolio Funds.  To the extent the Master Fund holds non-voting securities, or contractually forgoes the right to vote in respect of the voting securities of a Portfolio Fund, the Master Fund will not be able to vote on matters that require the approval of the interest holders of the Portfolio Fund, including potentially matters adverse to the Funds’ interests.  Such waivers potentially could have an adverse impact on the Master Fund.  Any waiver may be undertaken as an irrevocable contractual agreement to waive or limit the Master Fund’s ability to vote with regard to the election or removal of Portfolio Fund directors (or their equivalent).  Although the Master Fund may hold non-voting interests, the 1940 Act and the rules and regulations thereunder may nevertheless require the Master Fund to limit its position in a Portfolio Fund, if investments in the Portfolio Fund by the Master Fund will equal or exceed 25% of the Portfolio Fund’s assets, or such other percentage limit as may be determined by the Master Fund in consultation with its counsel.  These restrictions could change from time to time as applicable laws, rules or interpretations thereof are modified.

Portfolio Fund Strategies

The Fund will seek to focus on the strategies described below.  In each area the portfolio managers of the Portfolio Funds may vary dramatically in their portfolio management techniques including position size, use of leverage and degree of hedging.  As a result, Portfolio Fund returns will vary significantly within particular strategies.  The Fund will not be subject to any fixed diversification or asset allocation requirements.

It is the general policy of the Fund to allocate assets to Portfolio Funds whose portfolio managers use both absolute return and long/short equity strategies.  The term “absolute return” refers to a broad class of investment strategies that are intended to have a low correlation to the performance of equity, debt and other markets.  Although it is the general policy of the Fund to allocate assets among Portfolio Funds that use absolute return strategies and long/short equity strategies, the Fund may select Portfolio Funds that do not use these strategies but whose performance has been negatively correlated or uncorrelated to equity, debt and other markets in an attempt to generate a consistent return pattern with minimum deviation.

In contrast to the Fund’s investment objective, most traditional investment strategies have a directional bias with respect to particular securities or particular markets.  For example, some “long only” strategies benefit from a rise in the price of a particular security or market and some “bearish” strategies benefit from a decline in price of a particular security or market.  An absolute return strategy, on the other hand, is intended to be non-directional and therefore uncorrelated to the performance of any particular market.  Consequently, the overall market movements and the market performance of particular securities (or groups of securities) are relatively unimportant to investment decision-making and portfolio performance.  Also known as a “target return” strategy, an absolute return strategy is designed to benefit not from absolute increases or decreases in the price of a particular security or market, but from expected changes in the relative value of two or more securities or other interests whose performance has been historically correlated.

The Portfolio Funds chosen by the Adviser may purchase or sell stocks, bonds, options, warrants, currencies, futures contracts and commodities (subject to regulatory compliance), partnership interests, investment in early stage companies including early stage funds, money market instruments, debt securities, other ownership interests and indebtedness and may utilize a variety of specialized investment techniques.  The Portfolio Funds are chosen without regard to their geographical focus which may, therefore, include “emerging markets,” although the Fund is not expected to have significant exposure to emerging markets.  Except as provided in the governing documents of the Portfolio Funds, there are no limits on what types of investments or investment techniques the respective portfolio managers may make on behalf of the Portfolio Funds.  Some of the investment techniques include but are not limited to:

(i) Long/Short Equity.  Purchasing long positions in equity securities which are believed to be undervalued and likely to increase in value and taking short positions in equity securities believed to be overvalued and likely to decline in value.  The implementation of long/short strategies varies considerably from manager to manager in terms of industry focus, investment horizon and use of leverage.  Some strive to be “marked neutral” while others may have a long or short bias in their investment approach.

(ii) Long-term Stock Investing.  Selecting common stocks or stock options based primarily upon fundamental analysis, market inefficiencies and an assessment of overall market trends.  This strategy may also include purchasing preferred stocks, debt securities and short-term money market instruments.

(iii) Short-term Trading.  Purchasing and selling common stocks and stock options with short time intervals between buying and selling, to take advantage of specific price movements and overall trends.

(iv) Emerging Growth Stock Investing.  Investing in stocks of small to medium-sized enterprises with exceptional growth characteristics.

(v) Undervalued Assets Investing.  Investing in securities whose prices in the public market represent a significant discount from the private market value of the issuer’s assets.  The private market value is the value informed industry investors or participants are willing to pay to purchase assets with similar characteristics.

(vi) Sector Investing.  Investing in securities in a specific geographic region or industry sector, which may include, without limitation, international and emerging market debt and equity securities.

(vii) Investment Companies.  Investing in, and trading the shares of, both U.S. and non-U.S. investment companies, including closed-end partnerships (to the extent permitted by law).

(viii) Influential Holdings.  Investing in securities with the intent of exercising a degree of influence (whether by gaining representation on the board of directors or otherwise) over the management or operations of a portfolio company.

(ix) Event Driven.  Investing in securities of companies that are involved in special situations such as corporate restructurings, acquisition, merger or bankruptcy.  The portfolio managers may cause the Portfolio Funds to take a long position in the company being acquired and a short position in the acquiring company or the reverse.

(x) Short Selling.  Identifying and selling short or using derivatives to create synthetic short positions in common stocks that are overvalued, frequently in companies with accounting or management difficulties, or that face a severe down-turn in their business, resulting in questions as to their viability as going concerns.  Although these strategies are usually short only, short selling strategies may involve taking long positions for limited periods of time.

(xi) Convertible and Diversified Hedging.  Buying long positions in convertible bonds or preferred stock and selling short the corresponding common stock or call option.  Includes option hedging, option spreading, commodity option hedging, international risk arbitrage, and interest rate spreading.

(xii) Risk Arbitrage.  Arbitrage in securities which are the subject of tender offers, exchange offers or mergers, liquidations, reorganizations, bankruptcies and other extraordinary corporate transactions.  This technique may also include the purchase of creditors’ claims against companies in bankruptcy or financial distress at less than face value, with the expectation of receiving greater payments or the distribution of securities pursuant to a liquidation or reorganization plan.  The success or failure of this strategy usually depends upon whether the Portfolio Fund’s portfolio manager accurately predicts the outcome of a proposed merger, tender offer, financial restructuring or other extraordinary transaction.

(xiii) Futures and Options Investing.  Investing in a diversified portfolio of financial, currency and commodity options and futures (but only if and to the extent the Fund and the Portfolio Fund’s portfolio manager meet the requirements of the Commodity Exchange Act and the rules and regulations of the Commodity Futures Trading Commission (“CFTC”).

(xiv) New Financial Instruments.  In addition to the strategies described above, the Portfolio Funds may take advantage of opportunities presented by the development of new investment or financial techniques or instruments, to the extent such techniques or instruments are consistent with the Fund’s investment objective.

The foregoing description is general and is not intended to be exhaustive.  Investors must recognize that there are inherent limitations on all descriptions of investment processes due to the complexity, confidentiality and subjectivity of such processes.  In addition, the description of virtually every investment technique must be qualified by the fact that investment approaches are continually changing, as are the markets invested in by the Portfolio Funds.  Finally, the portfolio managers may pursue additional investment techniques, in their sole discretion, in the pursuit of their respective Portfolio Funds’ investment objective.

If the Fund should exceed any of the aforementioned limits relating to allocation to a single Portfolio Fund, Fund leverage, etc., the Adviser will be granted a 90-day period in which to remedy the violation (or such longer period as may reasonably be necessary as a result of the constraints imposed by the liquidity of investments in the Portfolio Funds).  However, the 90-day remedy period will not alter or affect the Fund’s obligations under the 1940 Act, including obligations to comply with the investment restrictions or limitations applicable thereunder.

Fund of Funds Approach

The use of a fund of funds format, whereby investments are made through a variety of Portfolio Funds, utilizing different and, if possible, non-correlated investment strategies and trading techniques, is intended to afford the Fund the ability to do the following: (1) provide Investors with a diversified investment portfolio that seeks to obtain above-average returns over an extended period of time; (2) invest in Portfolio Funds with portfolio managers who have different investment styles and philosophies; (3) attempt to lower overall portfolio risk and volatility by investing in Portfolio Funds that have low correlations to each other; and (4) invest in Portfolio Funds with portfolio managers who have consistent past performance records.  Of course, past performance is not a guarantee of future success.

Asset Allocation and the Selection of Portfolio Funds

The Adviser will seek to select Portfolio Funds with portfolio managers that have demonstrated the ability to achieve superior risk-adjusted rates of return during their investment career.  However, this may be the first time such portfolio managers are managing a hedge fund of their own.  This presents particular challenges such as managing employees, balance sheets, service providers and investors.  While the due diligence process is extensive and designed to prevent capital loss, due to the early life-cycle of many of the Portfolio Funds in the Fund’s investment portfolio, a given Portfolio Fund may experience significant loss as a result of declines in an economic sector, industry group, stock market or for portfolio infrastructure failure.  To mitigate the risk of a single Portfolio Fund, the Fund will limit the capital invested in any one Portfolio Fund with less than a 3-year track record to 5% of the Fund’s investment portfolio, whereas a Portfolio Fund managed by an experienced portfolio manager (i.e., a Portfolio Fund with greater than 3-year track records) may comprise up to 10% of the Fund’s investment portfolio.  On average, the investment portfolio is expected to hold 20 to 35 Portfolio Funds.  The Fund may be exposed to a single portfolio manager in excess of the foregoing limitations if such portfolio manager manages multiple hedge funds in which the Fund invests.

The Adviser will select Portfolio Funds that are not generally available to the investing public and who satisfy a stringent selection process which may include, but is not limited to, the following general criteria:

•	Perceived ability to produce attractive long-term, risk-adjusted investment results.

•	Perceived ability to manage risks.

•	Perceived ability to perform well in markets where investment conditions are difficult.

•	Perceived ability to produce investment results which are not highly correlated to other investment classes.

Preference will be given to Portfolio Funds with portfolio managers who have their own capital at risk, together with other investors.  The Adviser expects that Portfolio  Funds will compensate their respective portfolio managers on a performance basis plus a management fee.

The Adviser will also select Portfolio Funds that satisfy one or more criteria including, but not limited to:

•	Relevant investment management experience of the portfolio manager;

•	History of consistent returns with respect to its investment style;

•	The degree to which a specific Portfolio Fund complements and balances the Fund’s portfolio with respect to the strategies employed by other Portfolio Funds;

•	The quality and stability of the Portfolio Fund’s organization;

•	The ability of the Fund to make withdrawals or liquidate its investment; or

•	The ability of each Portfolio Fund’s portfolio manager to consistently and effectively apply its investment approach.

Certain of the criteria may be emphasized more than others in the selection of a particular Portfolio Fund.

In selecting Portfolio Funds, the Adviser will collect, analyze and evaluate a wide variety of information.  The information will include, but not be limited to, the personnel, history and background of the portfolio managers of the Portfolio Funds.  Additionally, the Adviser will analytically review and consider the investment styles, strategies and performance of the portfolio managers of the Portfolio Funds being considered.  The Portfolio Fund selection process, in tandem with the asset allocation process, includes simulating the historic performance of a group of managers in order to determine how the Portfolio Funds would have historically performed under various return scenarios.  An additional element in the Portfolio Fund selection process is the Adviser’s subjective assessment of the ability and character of a prospective Portfolio Fund’s portfolio manager.

The Fund will make investments based on actual historical performance but there is no certainty that such past performance will be relevant for the future.  The profit potential or risk of an investment depends on the judgment of its investment advisory personnel.  There may also be major losses, for example in the event of a disruption in the financial markets.

The portfolio managers of the Portfolio Funds chosen by the Adviser have full discretion over all matters relating to the manner, method and timing of investment and trading transactions with respect to the Portfolio Funds’ assets subject to the investment objectives, policies and restrictions of that Portfolio Fund.

Monitoring of Asset Allocation and Portfolio Funds

The Adviser will monitor both the Fund’s asset allocation and the performance of each Portfolio Fund on a regular basis.  The initial asset allocation and ongoing portfolio re-balancing should reflect changes in the investment markets and the relative attractiveness of the different strategies employed by the Fund.  The Adviser will attempt to regularly contact the portfolio managers of the Portfolio Funds for their analysis of significant events as they relate to their investment strategies and influence their investment decisions.  The Adviser will also attempt to regularly review the investment portfolio of each Portfolio Fund, to the extent such data is available.  The Adviser will also attempt to make periodic comparative evaluations of other portfolio managers and other Portfolios Funds utilizing similar investment strategies.  Additionally, the portfolio manager of each Portfolio Fund will be regularly monitored for numerous factors including:

(1) investment objective and guideline compliance;

(2) employee turnover; and

(3) amount of assets under management.

If a Portfolio Fund’s relative performance is below expectations or if significant changes occur in its personnel, approach or investments, the Adviser may remove the Portfolio Fund from the universe of Portfolio Funds in which the Fund may invest.  The allocations of the Fund’s assets among different Portfolio Funds may be adjusted from time to time to reflect the Adviser’s analysis of which strategies are best suited to current market conditions.

Use of Proceeds and Cash Equivalents

The net proceeds of the private offering contemplated herein (after payment of expenses) are expected to be invested at all times in accordance with the description in this Memorandum.  The Fund, without limitation, may hold cash or invest in cash equivalents for short-term investments.  Among the cash equivalents in which the Fund may invest are: obligations of the U.S. Government, its agencies or instrumentalities or governmental agencies of other developed nations; commercial paper; and repurchase agreements, mutual funds, demand deposits, and certificates of deposit and bankers’ acceptances issued by domestic branches of U.S. banks that are members of the Federal Deposit Insurance Corporation or other similar banks.  Cash held by the Fund will generally be held in a bank selected by the Adviser (but may exceed deposit insurance limits).

The Fund may, from time to time, take temporary or defensive positions in cash or cash equivalents to attempt to minimize extreme volatility caused by adverse market, economic, or other conditions. Temporarily, for example, in anticipation of, or in response to, adverse market or other conditions, or atypical circumstances such as unusually large cash inflows or redemptions, the Fund or the Master Fund (or both) may temporarily hold all or a portion of its assets in cash, cash equivalents or high-quality debt instruments. In addition, the liquidity of the Fund’s investments is limited and the subscription terms for Portfolio Funds can be restrictive, so the Fund’s ability to invest in Portfolio Funds is also limited. Any such temporary or defensive positions also could prevent achievement of the investment objective.

Borrowing

From time to time, the Fund may borrow money to meet repurchase requests and for operational portfolio management purposes.  The Fund may also borrow money to pay operating expenses if the Fund does not generate sufficient cash flow from operations.  Borrowing may be facilitated by entering into a line of credit.  However, if the Fund does not generate sufficient cash flow to meet the requirements under the line of credit, the Fund may nonetheless be required to liquidate investments at times or in amounts that are disadvantageous to the Fund.  Generally, borrowing is intended only in limited circumstances when the Adviser believes it would not be prudent to sell existing portfolio holdings to meet repurchase requests.  It is anticipated that such borrowing will be on a short-term basis.  If the Fund borrows to finance repurchases of its Interests, interest on that borrowing will negatively affect Investors who do not have all of their Interests repurchased by the Fund, by increasing the Fund’s expenses and reducing any net investment income.

As a result of certain “Asset Coverage Requirements” under the 1940 Act, borrowing is not permitted for any purposes if, immediately after such borrowing, the Fund or the Master Fund would have asset coverage (as defined in the 1940 Act) of less than 300% with respect to indebtedness or less than 200% with respect to preferred stock. The 1940 Act also provides that either the Fund or the Master Fund may not declare distributions, or purchase its stock (including repurchase offers) if, immediately after doing so, it will have asset coverage of less than 300% or 200%, as applicable.  For this purpose, the asset coverage (that is, total assets including borrowings, less liabilities excluding borrowings) requirements mean that either entity’s total assets equal 300% or 200%, as applicable, of the total outstanding principal balance of indebtedness. Also the Fund and the Master Fund each must limit its borrowings and leverage practices to the extent necessary to permit it to repurchase securities pursuant to any offer by either entity to repurchase Interests, at such times and on such terms as may be determined by each entity’s Board, in its complete and absolute discretion, without causing the Fund or the Master Fund to have an asset coverage of less than 300% or 200%, as applicable. Lenders may require either entity to agree to more restrictive asset coverage requirements as a condition to providing credit. For example, the Fund may also be forced to sell investments on unfavorable terms if market fluctuations or other factors reduce the Master Fund’s total asset level below what is required by the 1940 Act or the Fund’s loan agreements. In certain cases, this may be impossible.

Subject to the maximum limits on borrowing under the 1940 Act mentioned above, the Fund’s  Board may modify its borrowing policies, including the percentage limitations, the purposes of borrowings, and the length of time that it may hold portfolio securities purchased with borrowed money. The rights of any lenders to either entity to receive payments of interest or repayments of principal will be senior to those of the Investors, and the terms of any borrowings may contain provisions that limit certain activities of the Fund.

The “Asset Coverage Requirements” described above do not apply to the Portfolio Funds in the Master Fund’s portfolio. Therefore, the Fund’s portfolio may be exposed to the risk of highly leveraged investment programs of certain Portfolio Funds. The Adviser will consider a Portfolio Fund’s use of leverage as part of the Adviser’s investment process described above.

INVESTMENT CONSIDERATIONS AND RISK FACTORS

An investment in the Fund involves certain risks and considerations which prospective investors should evaluate before making a decision to acquire Interests.  A prospective investor should carefully consider the following factors and risks relating to the activities of the Fund.  The risks described below are applicable to both the Fund and Master Fund, and for convenience, unless otherwise indicated, the term “Fund” means both the Fund and the Master Fund.  This section also describes investment considerations and risk factors applicable to the Fund’s investment in the Portfolio Funds.  The following does not purport to be a summary of all the risks associated with such investments.

Risks Associated with Investments in Securities Generally

Any investment in securities carries certain market risks.  In addition to the factors discussed elsewhere in this Memorandum, investments by the Portfolio Funds may decline in value for any number of reasons over which the Portfolio Funds may have no control, including changes in the overall market for equity and/or debt securities, and factors pertaining to particular portfolio securities, such as management, the market for the issuer’s products or services, sources of supply, technological changes within the issuer’s industry, the availability of additional capital and labor, general economic conditions, political conditions and other similar conditions.  The value of the Portfolio Funds’ investments will fluctuate, and there is no assurance that the Fund will achieve its investment objective.  The profit (or loss) derived from the Portfolio Funds’ investment transactions consists of the price differential between the price of the securities purchased and the value ultimately realized from their disposition, plus any dividends or interest received during the period that the securities are held, less transaction costs (consisting mainly of brokerage commissions).  If the securities held long (sold short) do not increase (decrease) in value as anticipated, the Portfolio Funds may sell (buy to cover) them without a gain or at a loss.  It is possible that the Portfolio Funds’ long positions will decline in value at the same time that the value of the securities sold short increases, thereby increasing the potential for loss.  It is also possible that the portfolio managers of the Portfolio Funds will misjudge the effect a particular security will have on exposure to market risk or that the particular combination of securities held long and those sold short will fail to insulate a Portfolio Fund from general equity market risk as anticipated.  Also, to the extent that the portfolio managers determine not to evenly balance the portfolios between long and short positions, the Portfolio Funds will be subject to increased market risks.

Illiquidity of Investment in Fund Interests

The Interests being offered hereby have not been, and will not be, registered under the Securities Act, applicable state securities laws, or under the laws of any non-U.S. jurisdiction, and may not be resold unless they are subsequently registered under the Securities Act and such laws or an exemption from registration is available.  There is no public or other market for the Interests, nor is such market likely to develop.  Because of the limitation on repurchase rights and the fact that Interests will not be tradable and, furthermore, due to the fact that the Fund may invest in investment partnerships or other entities with limited liquidity, an investment in the Fund is a relatively illiquid investment and involves a high degree of risk.  In addition, in certain situations payments of repurchase proceeds (including partial repurchases) may be delayed, deferred or suspended, in whole or in part if, in the discretion of the Board, the Fund is unable to reasonably liquidate its investments in the Portfolio Funds, or the markets in which investments held by the Portfolio Funds are closed or trading is suspended or restricted.  Accordingly, only persons financially able to maintain their investment and who can afford a loss of all or a substantial part of their investment should consider a subscription for Interests.

Investment Program

The Fund’s investment program is considered speculative, as there can be no assurance that the Adviser’s assessment of Portfolio Funds will prove accurate.  There can be no assurance that the Adviser will be able to allocate the Fund’s assets among the Portfolio Funds in a manner that is profitable to the Fund.  Additionally, the profitability of a significant portion of the Fund’s investment program depends to a great extent on correct assessments of the future course of the price movements of securities and other investments.  There can be no assurance that portfolio managers of the Portfolio Funds will be able to accurately predict these price movements.  The securities markets have in recent years been characterized by great volatility and unpredictability.  In addition to market risk, there is unpredictability as to changes in general economic conditions which may affect the profitability of the Fund’s investment program or specific strategies utilized by the program.  With respect to the investment strategies utilized by Portfolio Funds, there is a significant degree of market risk.  In addition, the Fund will not have direct control over the Fund’s assets once they are allocated among the Portfolio Funds.

Multiple Managers

The overall success of the Fund depends on, among other things, (i) the ability of the Fund to develop a successful asset allocation strategy, (ii) the ability of the Fund to select Portfolio Funds and to allocate the assets amongst them, and (iii) the ability of the portfolio managers of the Portfolio Fund to be successful in their strategies.  The past performance of such strategies is not necessarily indicative of their future profitability.  No assurance can be given that the strategy or strategies utilized by a given Portfolio Fund will be successful under all or any future market conditions.  There can be no guarantee of future performance and there is no assurance that the Fund or the Portfolio Fund will be able to achieve their investment objectives or be profitable.

The extent to which the assets of the Fund may be invested in a particular Portfolio Fund are subject to certain legal and regulatory constraints.  For example, the 1940 Act imposes limits on the ability of the Fund to invest in “investment companies” (as defined in the 1940 Act).

The level of risk associated with the Fund’s investments varies depending on the particular investment strategy utilized by a Portfolio Fund.  Potential investors in the Fund should consider the risks associated with the Fund’s investment strategy prior to investing.  The Adviser and its affiliates cannot assure the Fund’s success or profitability.  The success of the Fund will depend upon a variety of factors, many of which are beyond the Adviser’s control.

Because the Fund may allocate its assets to multiple Portfolio Funds whose portfolio managers make their trading decisions independently, it is theoretically possible that one or more of such Portfolio Funds may, at any time, take positions which may be opposite of positions taken by other Portfolio Funds.  It is also possible that Portfolio Funds may on occasion take substantial positions in the same security or group of securities at the same time creating hidden correlations.  The possible lack of diversification caused by these factors may subject the investments of the Fund to more rapid change in value than would be the case if the assets of the Fund were more widely diversified.  In addition, a particular Portfolio Fund may take positions for its other clients which may be opposite to positions taken for the Fund.

Dependence on Portfolio Managers

The Fund will be highly dependent upon the expertise and abilities of the portfolio managers of the Portfolio Funds in which it invests.  Such portfolio managers will have investment discretion over the Fund’s assets and, therefore, the death, incapacity or retirement of any such portfolio manager or his or her principals may adversely affect investment results of the Fund.  The Fund may also be negatively affected by adverse price movements of significant positions held by one or more of the Portfolio Funds.

Risks Associated with Pooled Investment Vehicles

The Fund will invest substantially in Portfolio Funds that are organized as pooled vehicles, investment companies and entities excluded from the definition of investment company (i.e., hedge funds).  The Investor will indirectly bear the Fund’s proportionate share of any management fees and other expenses paid by such Portfolio Funds in which the Fund invests in addition to the fees and expenses paid by the Fund.

When the Fund invests in Portfolio Funds, the Adviser has no control of the trading policies or strategies of such entities and does not have the same ability as with separate accounts to react quickly to changing investment circumstances due to the limited liquidity of these types of investments.  Investing in Portfolio Funds involves other risks, including the following:

•
Although the Adviser will periodically receive information from each unregistered Portfolio Fund regarding its investment performance and investment strategy, the Adviser may have little or no means of independently verifying this information.  Portfolio Funds are not contractually or otherwise obligated to inform their investors, including the Fund, of details surrounding proprietary investment strategies or positions.  In addition, the Fund and the Adviser have no control over the Portfolio Funds’ investment management, brokerage, valuation procedures, custodial arrangements or operations and must rely on the experience and competency of each Portfolio Fund’s manager in these areas.

•
An investor who meets the eligibility conditions imposed by the Portfolio Funds, including minimum initial investment requirements that may be substantially higher than those imposed by the Fund, could invest directly in the Portfolio Funds.

•
The Fund may make additional investments in, or withdrawals from, the Portfolio Funds only at certain times specified in the governing documents of the Portfolio Funds.  In addition, the Portfolio Funds may have limitations on withdrawals due to “lock-up” periods, “gates” (which provide for a maximum withdrawal amount from a Portfolio Fund in a withdrawal period) and suspensions of withdrawals or payment of withdrawal proceeds from a Portfolio Fund.

•
To the extent the Fund’s holdings in a Portfolio Fund afford it no ability to vote on matters relating to the Portfolio Fund, the Fund will have no say in matters that could adversely affect the Fund’s investment in the Portfolio Fund.  Portfolio Funds may be permitted to distribute securities or other investments in kind to investors, including the Fund.  Securities that the Fund may receive upon a distribution may be illiquid or difficult to value.  In such circumstances, the Adviser would seek to dispose of these securities in a manner that is in the best interests of the Fund though possibly at a steep discount to the fair market value of such securities.

•
Prospective investors in the Fund should review carefully the discussion in this section for other risks associated with the Fund and the Adviser’s styles of investing.  An investment in the Fund should be made only by investors who understand the nature of the investment, do not require more than limited liquidity in the investment, and can bear the economic risk of the investment.

•
The Portfolio Funds’ portfolio managers trade independently of each other and may place orders for the securities that “compete” with each other for execution or that cause the Fund to establish positions that offset each other (in which case the Fund would incur indirectly commissions and fees without the potential for a trading profit).

Access to, Timeliness of and Accuracy of Information from Portfolio Funds

The Adviser will receive periodic reports from Portfolio Funds at the same time as any other investor in the Portfolio Funds.  The Adviser will request detailed information on a continuing basis from each Portfolio Fund regarding the Portfolio Fund’s historical performance, and the Portfolio Funds’ current holdings and investment strategies.  However, the Adviser may not always be provided with detailed information regarding all the investments made by the Portfolio Funds because certain of this information may be considered proprietary information by the Portfolio Fund.  Additionally, information received from the Portfolio Funds may not always be accurate or timely.  This lack of access to, untimeliness of or inaccuracy of information provided by the Portfolio Fund may make it more difficult for the Fund to select, allocate among, and evaluate Portfolio Funds.

Inexperienced Portfolio Managers

Although the Fund will choose Portfolio Funds with portfolio managers who, in the opinion of the Adviser, have impressive investment backgrounds and show substantial performance potential, some of these portfolio managers may not have extensive track records in hedge fund management.  This presents particular challenges such as managing employees, balance sheets, service providers and investors.  While the due diligence process is extensive and designed to prevent capital loss, due to the early life-cycle of many of the Portfolio Funds in the portfolio, a given Portfolio Fund may experience significant loss as a result of declines in an economic sector, industry group, stock market or for portfolio infrastructure failure.  In addition, to mitigate the risk of a single Portfolio Fund, the Fund generally will limit the capital invested in any one Portfolio Fund with less than a 3-year track record to 5% of the Fund’s investment portfolio.

Illiquid Portfolio Investments

Portfolio Funds may invest in securities that are subject to legal or other restrictions on transfer or for which no liquid market exists.  The market prices, if any, for such securities tend to be volatile and a Portfolio Fund may not be able to sell them when it desires to do so or to realize what it perceives to be their fair value in the event of a sale.  The sale of restricted and illiquid securities often requires more time and results in higher brokerage charges or dealer discounts and other selling expenses than does the sale of securities eligible for trading on national securities exchanges or in the over the counter markets.  Restricted securities may sell at a price lower than similar securities that are not subject to restrictions on resale.

Highly Volatile Markets

The prices of commodities contracts and all derivative instruments, including futures and options, can be highly volatile.  Price movements of forward, futures and other derivative contracts in which a Portfolio Fund may invest are influenced by, among other things, interest rates, changing supply and demand relationships, trade, fiscal, monetary and exchange control programs and policies of governments, and national and international political and economic events and policies.  In addition, governments from time to time intervene, directly and by regulation, in certain markets, particularly those in currencies, financial instruments, futures and options.  Such intervention often is intended directly to influence prices and may, together with other factors, cause all of such markets to move rapidly in the same direction because of, among other things, interest rate fluctuations.  These investments are also subject to the risk of the failure of any exchanges on which its positions trade or of their clearinghouses.

Due Diligence Considerations

The Adviser will conduct due diligence which the Adviser believes is adequate to select Portfolio Funds in which to invest the Fund’s assets.  However, due diligence is not foolproof and may not uncover problems associated with a particular Portfolio Fund.  The Adviser may rely upon representations made by Portfolio Funds’ portfolio managers, accountants, attorneys, prime brokers, and/or other investment professionals.  If any such representations are misleading, incomplete or false, this may result in the selection of a Portfolio Fund which might have otherwise been eliminated from consideration had fully accurate and complete information been made available to the Adviser.  However, even exhaustive due diligence may not protect against subsequent fraud by an agent of a Portfolio Fund.

While the Portfolio Funds may be subject to certain investment restrictions, there can be no assurance that the Portfolio Funds’ portfolio managers will comply with such restrictions.  Moreover, the Fund will rely upon the valuations provided by such portfolio managers and will not seek to verify such valuations.  If a portfolio manager deviates from an investment restriction, or provides incorrect valuations, the Portfolio Fund and the Fund could be adversely affected.

RISKS OF CERTAIN INVESTMENTS MADE BY THE FUND AND THE PORTFOLIO FUNDS

The following describes certain risks relating to the investments and strategies utilized by the Portfolio Funds.  Because the Fund intends to invest substantially all of its asset into the Master Fund, the following risks are applicable to both the Fund and Master Fund.  As used in this section the term “Fund,” unless otherwise indicated, includes both the Fund and Master Fund.

Short Sales

The investment program of the Portfolio Funds may include short selling.  A short sale is a transaction in which the Portfolio Fund sells a security it does not own but has borrowed in anticipation that the market price of that security will decline.  When the Portfolio Fund makes a short sale of a security, it must borrow from a broker-dealer the security sold short and deliver the security to the broker-dealer upon conclusion of the short sale.  The Portfolio Fund may be required to pay a fee to borrow particular securities and is often obligated to pay over any payments received on such borrowed securities.  The Portfolio Fund’s obligation to replace the borrowed security will be secured by collateral deposited with the broker-dealer.  Depending on the arrangements the Portfolio Fund makes with the broker-dealer from which it borrowed the securities regarding remittance of any payments received by the Portfolio Fund on such security, the Portfolio Fund may not receive any payments (including interest) on its collateral deposited with the broker-dealer.

If the price of the security sold short increases between the time of the short sale and the time the Portfolio Fund replaces the borrowed security, the Portfolio Fund will incur a loss; conversely, if the price declines, the Portfolio Fund will realize a short-term capital gain.  Any gain will be decreased, and any loss increased, by the transaction costs described above.  Although the Portfolio Fund’s gain is limited to the price at which it sold the security short, its potential loss is theoretically unlimited.  There can be no assurance that securities necessary to cover a short position will be available for purchase.

Margin Borrowing

The use of margin borrowing by Portfolio Funds can substantially improve or impair the return on invested capital.  Borrowings will usually be from securities brokers and dealers and will typically be secured by the securities and other assets held by the Portfolio Fund.  During extreme adverse market conditions, losses of as much as 100% of the invested capital of the Portfolio Fund could be sustained.  Under certain circumstances, a broker-dealer may unilaterally demand an increase in the collateral that secures the particular Portfolio Fund’s obligations and if the particular Portfolio Fund were unable to provide additional collateral, the broker-dealer could liquidate assets held in the account to satisfy the Portfolio Fund’s obligations to the broker-dealer.  Liquidation in that manner could have extremely adverse consequences.  In addition, the amount of the Portfolio Fund’s borrowings and the interest rates on those borrowings, which will fluctuate, will have a significant effect on the Portfolio Fund’s (and the Fund’s) return.

Options

The Fund and Portfolio Funds may write or purchase options.  The writing or purchasing of an option involves the risk of losing the entire investment in such option, causing significant losses to the Portfolio Fund in a relatively short period of time.

Because option premiums paid or received by a Portfolio Fund will be small in relation to the market value of the investments underlying the options, buying and selling put and call options can result in large amounts of leverage.  As a result, the leverage offered by trading in options could cause a Portfolio Fund’s asset value to be subject to more frequent and wider fluctuations than would be the case if the Portfolio Fund did not invest in options.

Upon the exercise of a put option written by a Portfolio Fund on securities, the Portfolio Fund may suffer a loss equal to the difference between the price at which the fund is required to purchase the underlying securities and their market value at the time of the option exercise, less the premium received from writing the option.  Upon the exercise of a call option on securities written by a Portfolio Fund, the Portfolio Fund may suffer a loss equal to the excess of the market value of the securities at the time of the option’s exercise over the strike price of the call options received from writing the option.

No assurance can be given that a Portfolio Fund will be able to effect closing transactions at a time when it wishes to do so.  If a Portfolio Fund cannot enter into a closing transaction, a Portfolio Fund may be required to hold securities that it might otherwise have sold, in which case it would continue to be at market risk on the securities and could have higher transaction costs, including brokerage commissions, upon the sale of securities.

Arbitrage/Correlation Risk

The Portfolio Funds may engage in various types of arbitrage.  Arbitrage involves the purchase of an asset and the concurrent sale of that asset in a different market, or the sale of a related asset, in order to capture small price discrepancies between markets or related assets.  Arbitrage strategies involving related assets carry the risk that the value of the related assets will not track or affect each other in the manner anticipated by the Portfolio Fund’s portfolio manager.  Arbitrage strategies generally assume the price of related assets will converge to some historic or quantitative relationship, and that price discrepancies from this relationship will disappear.  In the event the price discrepancies do not disappear or if the price discrepancies increase, the Portfolio Fund could lose money on an arbitrage trade.

The portfolio manager of a Portfolio Fund may determine that the offer price for a security that is the subject of a tender offer is likely to be increased, either by the original bidder or by another party.  In those circumstances, Portfolio Funds may purchase securities above the offer price, thereby exposing Portfolio Funds to an even greater degree of risk.

When such Portfolio Fund’s portfolio manager determines that it is probable that a previously announced transaction involving a company will not be consummated, they may sell the securities of the target company short, at times significantly below the announced price for the securities in the transaction.  If the transaction (or another transaction, such as a defensive merger or a friendly tender offer) is consummated at the announced price or a higher price, such Portfolio Fund may be forced to cover the short positions in the market at a higher price than the short sale price, resulting in a loss.

The consummation of mergers, exchange offers and cash tender offers can be prevented or delayed by a variety of factors.  Offers for tender or exchange offers customarily reserve the right to cancel such offers in a variety of circumstances, including an insufficient response from shareholders of the target company.  Even if the defensive activities of a target company or the actions of regulatory authorities fail to defeat an acquisition, they may result in significant delays, during which a Portfolio Fund’s capital will be committed to the transaction and interest charges may be incurred on funds borrowed to finance its arbitrage activities in connection with the transaction.

Exchange offers or cash tender offers are often made for less than all of the outstanding securities of an issuer, with the provision that, if a greater number is tendered, securities will be accepted on a pro rata basis.  Thus, after the completion of a tender offer, and at a time when the market price of the securities has declined below the price at which the Portfolio Fund acquired them, a Portfolio Fund may have returned to it, and be forced to sell at a loss, a portion of the securities it had previously tendered.

Portfolio Funds may make certain speculative purchases of securities.  Such purchases may include securities of companies that are involved in, or which such Portfolio Fund’s portfolio manager believes will be involved in, corporate restructurings, that they believe are undervalued because of an extraordinary event, or that are expected to undergo a change in value because of an expected occurrence.  Portfolio Funds may also make concentrated investments in securities of companies that may be or may become targets for takeovers.  If those Portfolio Funds purchase securities in anticipation of an acquisition attempt or reorganization or with the intention of influencing the management and policies of the issuer of the securities, and an acquisition attempt or reorganization does not in fact occur or they are not able to so influence the issuer of the securities, those Portfolio Funds may sell the securities at a material loss.

In most forms of corporate reorganization, there exists the risk that the reorganization either will be unsuccessful (for example, for failure to obtain requisite approvals), will be delayed (for example, until various liabilities, actual or contingent, have been satisfied) or will result in a distribution of cash or a new security the value of which will be less than the purchase price to the Portfolio Funds of the security with respect to which such distribution was made.

Forward Trading

The Portfolio Funds may invest in forward contracts and options thereon.  Such contracts and options, unlike futures contracts, are not traded on exchanges and are not standardized; rather banks and dealers act as principals in these markets, negotiating each transaction on an individual basis.  Forward and “cash” trading is substantially unregulated; there is no limitation on daily price movements and speculative position limits are not applicable.  The principals who deal in the forward markets are not required to continue to make markets in the currencies or commodities they trade, and these markets can experience periods of illiquidity, sometimes of significant duration.  There have been periods during which certain participants in these markets have refused to quote prices for certain currencies or commodities or have quoted prices with an unusually wide spread between the price at which they were prepared to buy and that at which they were prepared to sell.

Exchange-Traded Futures Contracts and Options on Futures Contracts

The Fund may directly trade, or invest in Portfolio Funds that trade futures and options on futures for “bona fide hedging purposes” (as defined by the CFTC) or for speculative purposes.  The Fund’s or Portfolio Fund’s use of futures contracts and options on futures contracts will present the same types of volatility and leverage risks associated with transactions in derivative instruments generally.  In addition, such transactions present a number of risks which might not be associated with the purchase and sale of other types of investment products.

Prior to exercise or expiration, a futures or option position can be terminated only by entering into an offsetting transaction.  This requires a liquid secondary market on the exchange on which the original position was established.

The Fund’s or Portfolio Fund’s ability to utilize futures or options on futures to hedge its exposure to certain positions or as a surrogate for investments in instruments or markets will depend on the degree of correlation between the value of the instrument or market being hedged, or to which exposure is sought and the value of the futures or option contract.  Because the instrument underlying a futures contract or option traded by the Fund or Portfolio Fund will often be different from the instrument or market being hedged or to which exposure is sought, the correlation risk could be significant and could result in substantial losses to the Fund or Portfolio Fund.  The use of futures and options involves the risk that changes in the value of the underlying instrument will not be fully reflected in the value of the futures contract or option.

Futures Contracts

Futures positions may be illiquid because, for example, most U.S. commodity exchanges limit fluctuations in certain futures contract prices during a single day by regulations referred to as “daily price fluctuation limits” or “daily limits.” Once the price of a contract for a particular future has increased or decreased by an amount equal to the daily limit, positions in the future can neither be taken nor liquidated unless traders are willing to effect trades at or within the limit.  Futures contract prices on various commodities or financial instruments occasionally have moved the daily limit for several consecutive days with little or no trading.  Similar occurrences could prevent a Portfolio Fund from promptly liquidating unfavorable positions and subject the Portfolio Fund, and therefore the Fund, to substantial losses.  In addition, Portfolio Funds may not be able to execute futures contract trades at favorable prices if trading volume in such contracts is low.

Interest rate futures contracts are a type of futures contract based on a debt security or inter-bank deposit.  Their values rise and fall inversely to changes in interest rates.  For example, if Treasury bond yields rise, futures contracts on Treasury bonds will fall in price.  There are many kinds of interest rate futures contracts, including those on Treasury bills, notes, and bonds; Government National Mortgage Association mortgage-backed securities; municipal bonds; and inter-bank deposits such as Eurodollars.  There are several risks in connection with the use of interest rate futures contracts.  There can be no assurance that an active market will exist for the contract at any particular time.  Further, there is no guarantee that the price of the fixed income securities will, in fact, correlate with the price movements in the futures contract and thus provide an offset to losses on a futures contract.  If the Fund or Portfolio Fund have hedged against the possibility of an increase in interest rates adversely affecting the value of the fixed income securities held in their portfolios and rates decrease instead, the Fund or Portfolio Fund will lose part or all of the benefit of the increased value of the securities they have hedged because they will have offsetting losses in their futures positions.

The liquidity of a secondary market in futures contracts and options on futures contracts are also subject to the risk of trading halts, suspensions, exchange or clearing house equipment failures, government intervention, insolvency of a brokerage firm, clearing house or exchange, or other disruptions of normal trading activity.

Commodity Futures Contracts

Trading in commodity futures may involve substantial risks.  The low margin or premiums normally required in such trading may provide a large amount of leverage, and a relatively small change in the price of a security or contract can produce a disproportionately larger profit or loss.  There is no assurance that a liquid secondary market will exist for commodity futures contracts or options purchased or sold, and a Portfolio Fund may be required to maintain a position until exercise or expiration, which could result in losses.

Use of Swap Agreements

The Portfolio Funds may use swap agreements.  The use of swaps is a highly specialized activity that involves investment techniques and risks different from those associated with ordinary securities transactions.  Interest rate swaps, for example, do not typically involve the delivery of securities, other underlying assets or principal.  Accordingly, the market risk of loss with respect to an interest rate swap is often limited to the amount of interest payments that the Portfolio Fund is contractually obliged to make on a net basis.  If the other party to an interest rate swap defaults, the Portfolio Fund’s risk of credit loss may be the amount of interest payments that the Portfolio Fund is contractually obliged to receive on a net basis.  However, where swap agreements require one party’s payments to be “up-front” and timed differently than the other party’s payments (such as is often the case with currency swaps), the entire principal value of the swap may be subject to the risk that the other party to the swap will default on its contractual delivery obligations.  If there is a default by the counterparty, the Portfolio Fund may have contractual remedies pursuant to the agreements related to the transaction.  The swap market has grown substantially in recent years, and has become relatively more liquid, with a large number of banks and investment banking firms acting both as principals and as agents utilizing standardized swap documentation.  The investment performance of the Portfolio Fund, however, may be adversely affected by the use of swaps if the portfolio manager’s forecasts of market values, interest rates or currency exchange rates are inaccurate.

Over-the-Counter Derivatives Transactions

The Portfolio Funds may use derivative instruments.  Derivative instruments that may be purchased or sold by the Portfolio Funds are expected to regularly consist of instruments not traded on an exchange.  The risk of non-performance by the obligor on such an instrument may be greater, and the ease with which the Portfolio Fund can dispose of or enter into closing transactions with respect to such an instrument may be less than in the case of an exchange-traded instrument.  In addition, significant disparities may exist between bid and asked prices for derivative instruments that are not traded on an exchange.  Derivative instruments not traded on exchanges are also not subject to the same type of government regulation as exchange traded instruments, and many of the protections afforded to participants in a regulated environment may not be available in connection with such transactions.

Hedging Transactions

The Adviser uses hedging strategies in the overall construction of the Master Fund’s investment portfolio.  Specifically, the Adviser allocates assets to portfolio managers with differing or opposing strategies to reduce correlations in the investment portfolio of the Master Fund.  By allocating assets in such a manner the Adviser strives to create a “hedged” portfolio of Portfolio Funds.  While the Adviser intends to implement this hedging strategy primarily at the portfolio manager level, the Adviser may also complement this hedging strategy by using call options, credit default swaps, exchange traded funds or similar instruments directly on behalf of the Fund with a view to reducing correlations that can develop in the portfolio due to shifts in portfolio manager holdings or from changes in the market environment.

Non-U.S. Investments

It is expected that the Portfolio Funds will invest in securities of non-U.S. companies and foreign countries and in non-U.S. currencies.  Investing in the securities of such companies and countries involves certain considerations not usually associated with investing in securities of U.S. companies or the U.S. Government, including political and economic considerations, such as greater risks of expropriation and nationalization, confiscatory taxation, the potential difficulty of repatriating funds, general social, political and economic instability and adverse diplomatic developments; the possibility of imposition of withholding or other taxes on dividends, interest, capital gain or other income; the small size of the securities markets in such countries and the low volume of trading, resulting in potential lack of liquidity and in price volatility; fluctuations in the rate of exchange between currencies and costs associated with currency conversion; and certain government policies that may restrict a Portfolio Fund’s investment opportunities.  In addition, accounting and financial reporting standards that prevail in foreign countries generally are not equivalent to United States standards and, consequently, less information is available to investors in companies located in such countries than is available to investors in companies located in the United States.  Moreover, an issuer of securities may be domiciled in a country other than the country in whose currency the instrument is denominated.  The values and relative yields of investments in the securities markets of different countries, and their associated risks, are expected to change independently of each other.  There is also less regulation, generally, of the securities markets in foreign countries than there is in the United States.

Concentration in Emerging Markets

The Fund may invest in Portfolio Funds that concentrate their investments in equity securities issued by emerging market companies.  Accordingly, an investment in the Fund is subject to all of the risks attendant to any investment in such securities.  The securities markets of emerging market countries as a whole have been volatile and the equity securities of emerging market issuers tend to be subject to abrupt or erratic price movements.  Investing all or substantially all of the Fund’s assets in Portfolio Funds that invest in emerging market issuers will make the Fund susceptible, to a greater degree than otherwise would be the case, to factors affecting emerging markets in general and emerging market issuers included in the Portfolio Funds’ portfolios in particular, and will increase the volatility of the value of the Fund’s portfolio investments.

Emerging Market Economies

The risks of investing in non-U.S. investments described above apply to an even greater extent to investments in emerging markets.  The economies of these markets may differ significantly from the economies of certain developed countries in such respects as GDP or gross national product, rate of inflation, currency depreciation, capital reinvestment, resource self-sufficiency, structural unemployment and balance of payments position.  In particular, these economies frequently experience high levels of inflation.  In addition, such countries may have: restrictive national policies that limit the Portfolio Funds’ investment opportunities; limited information about their issuers; a general lack of uniform accounting, auditing and financial reporting standards, auditing practices and requirements compared to the standards of developed countries; less governmental supervision and regulation of business and industry practices, securities exchanges, brokers and listed companies; favorable economic developments that may be slowed or reversed by unanticipated political or social events in such countries; or a lack of capital market structure or market-oriented economy.  Systemic and market factors may affect the acquisition, payment for or ownership of investments including: (a) the prevalence of crime and corruption; (b) the inaccuracy or unreliability of business and financial information; (c) the instability or volatility of banking and financial systems, or the absence or inadequacy of an infrastructure to support such systems; (d) custody and settlement infrastructure of the market in which such investments are traded and held; (e) the acts, omissions and operation of any securities depository; (f) the risk of the bankruptcy or insolvency of banking agents, counterparties to cash and securities transactions, registrars or transfer agents; and (g) the existence of market conditions that prevent the orderly execution or settlement of transactions or that affect the value of assets.  The securities markets of many of the countries in which the Portfolio Funds may invest may also be smaller, less liquid, and subject to greater price volatility than in developed securities markets.  The Portfolio Funds’ securities may be denominated in a variety of currencies subject to changes in currency exchange rates and in exchange control regulations.

Foreign investors in emerging markets may be limited in their ability to invest in certain industries.  In addition, there is often a limit on total foreign holdings.  To the extent that the ceiling has been reached in that industry, further investment by foreign investors may not be permitted.  Accordingly, the ability of the Portfolio Funds to invest in certain companies may be restricted, and there can be no assurance that additional restrictions on investments permissible for foreign investors will not be imposed in the future.

Among numerous other types of securities, the Portfolio Funds may purchase American Depositary Receipts (ADRs), European Depositary Receipts (EDRs) and Global Depositary Receipts (GDRs).  ADRs, EDRs and GDRs are certificates evidencing ownership of shares of a foreign issuer and are alternatives to directly purchasing the underlying foreign securities in their national markets and currencies.  However, such investments continue to be subject to many of the risks associated with investing directly in foreign securities.  These risks include the political and economic risks of the underlying issuer’s country, as well as in the case of depositary receipts traded on non-U.S. markets, foreign exchange risk.  ADRs, EDRs and GDRs may be sponsored or unsponsored.  Unsponsored receipts are established without the participation of the issuer.  Unsponsored receipts may involve higher expenses, they may not carry voting or other shareholder rights, and they may be less liquid.

Currencies

The Portfolio Funds may invest a portion of their assets in non-U.S. currencies, or in instruments denominated in non-U.S. currencies, the prices of which are determined with reference to currencies other than the U.S. Dollar.  A Portfolio Fund may or may not seek to hedge all or any portion of its foreign currency exposure.  To the extent unhedged, the value of a Portfolio Fund’s assets will fluctuate with U.S. Dollar exchange rates as well as the price changes of its investments in the various local markets and currencies.  Thus, an increase in the value of the U.S. Dollar compared to the other currencies in which such Portfolio Fund makes its investments will reduce the effect of increases and magnify the effect of decreases in the prices of such Portfolio Fund’s securities in their local markets.  Conversely, a decrease in the value of the U.S. Dollar will have the opposite effect on a Portfolio Fund’s non U.S. Dollar securities.

Derivatives

Derivatives are based on the performance from an underlying asset, index interest rate or other investment.  Derivatives may be volatile and involve various risks, depending upon the derivative and its function in a portfolio.  Portfolio Funds may purchase derivatives to either increase or decrease the level of risk, or change the types of risks to which they are exposed.  Portfolio Funds may invest in a number of different derivatives, some of which are explained in more detail below.

The Portfolio Funds may take advantage of opportunities with respect to certain other derivative instruments that are not presently contemplated for use by the Portfolio Funds or that are currently not available, but that may be developed, to the extent such opportunities are both consistent with the investment objective of the relevant Portfolio Funds and legally permissible for the relevant Portfolio Fund.  Special risks may apply to instruments that are invested in by the Portfolio Funds in the future that cannot be determined at this time or until such instruments are developed or invested in by the Portfolio Funds.  Certain swaps, options and other derivative instruments may be subject to various types of risks, including market risk, liquidity risk, the risk of non-performance by the counterparty, including risks relating to the financial soundness and creditworthiness of the counterparty, legal risk and operations risk.

Call Options

There are risks associated with the sale and purchase of call options.  The seller (writer) of a call option which is covered (e.g., the writer holds the underlying security) assumes the risk of a decline in the market price of the underlying security below the purchase price of the underlying security less the premium received, and gives up the opportunity for gain on the underlying security above the exercise price of the option.  The seller of an uncovered call option assumes the risk of a theoretically unlimited increase in the market price of the underlying security above the exercise price of the option.  The securities necessary to satisfy the exercise of the call option may be unavailable for purchase except at much higher prices.  Purchasing securities to satisfy the exercise of the call option can itself cause the price of the securities to rise further, sometimes by a significant amount, thereby exacerbating the loss.  The buyer of a call option assumes the risk of losing its entire premium invested in the call option.

Put Options

There are risks associated with the sale and purchase of put options.  The seller (writer) of a put option which is covered (e.g., the writer has a short position in the underlying security) assumes the risk of an increase in the market price of the underlying security above the sales price (in establishing the short position) of the underlying security plus the premium received, and gives up the opportunity for gain on the underlying security below the exercise price of the option.  The seller of an uncovered put option assumes the risk of a decline in the market price of the underlying security below the exercise price of the option.  The buyer of a put option assumes the risk of losing his entire premium invested in the put option.

Stock Index Options

The portfolio managers of the Portfolio Funds may also purchase and sell call and put options on stock indices listed on securities exchanges or traded in the over the counter market for the purpose of realizing its investment objectives or for the purpose of hedging the Portfolio Fund.  A stock index fluctuates with changes in the market values of the stocks included in the index.  The effectiveness of purchasing or writing stock index options for hedging purposes will depend upon the extent to which price movements in a Portfolio Fund’s portfolio correlate with price movements of the stock indices selected.  Because the value of an index option depends upon movements in the level of the index rather than the price of a particular stock, whether a Portfolio Fund will realize gains or losses from the purchase or writing of options on indices depends upon movements in the level of stock prices in the stock market generally or, in the case of certain indices, in an industry or market segment, rather than movements in the price of particular stocks.  Accordingly, successful use by a Portfolio Fund of options on stock indices will be subject to the ability of the Portfolio Fund’s portfolio manager to correctly predict the relationship between movements in the direction of the stock market generally or of particular industries or market segments and the direction of movements in the value of the portfolio of stocks.

Leverage; Interest Rates; Margin

The Portfolio Funds may borrow funds from brokerage firms and banks.  In addition, the Portfolio Funds may indirectly leverage their portfolios by investing in instruments with embedded “leverage” features such as options, swaps, forwards, contracts for differences and other derivative instruments.  While leverage presents opportunities for increasing the Portfolio Fund’s total return, it has the effect of potentially increasing losses to the Portfolio Fund as well.  Accordingly, any event that adversely affects the value of an investment, either directly or indirectly, by a Portfolio Fund could be magnified to the extent that leverage is employed by the Portfolio Fund.  The cumulative effect of the use of leverage by a Portfolio Fund in a market that moves adversely to the investments of the entity employing the leverage could result in a loss to the Portfolio Fund that would be greater than if leverage were not employed by such Portfolio Fund.  In addition, to the extent that the Portfolio Funds borrow funds, the rates at which they can borrow may affect the operating results of the Portfolio Funds.

In general, the anticipated use of short-term margin borrowings by the Portfolio Funds results in certain additional risks to the Fund.  For example, should the securities that are pledged to brokers to secure the Portfolio Funds’ margin accounts decline in value, or should brokers from which the Portfolio Funds have borrowed increase their maintenance margin requirements (i.e., reduce the percentage of a position that can be financed), then the Portfolio Fund could be subject to a “margin call”, pursuant to which the Portfolio Funds must either deposit additional funds with the broker or suffer mandatory liquidation of the pledged securities to compensate for the decline in value.  In the event of a precipitous drop in the value of the assets of a Portfolio Fund, the Portfolio Fund might not be able to liquidate assets quickly enough to pay off the margin debt and might suffer mandatory liquidation of positions in a declining market at relatively low prices, thereby incurring substantial losses.

Other Investments

The Fund’s assets may be invested in short-term instruments pending investment in hedge funds.  During such periods these short-term investments may produce lower returns for Investors than the returns earned by direct investments in Portfolio Funds for the same period.  In addition, the Fund may utilize a variety of direct investments for hedging, risk management or to gain exposure to relevant markets.  By way of example, these may include options, futures, swaps, forward contracts, other derivative instruments, and exchange traded funds or similar instruments.

GENERAL RISK CONSIDERATIONS OF THE FUND AND MASTER FUND

The risks described below are applicable to both the Fund and Master Fund, and for convenience, unless otherwise indicated, the term “Fund” means both the Fund and the Master Fund.

Lack of Operating History

The Fund is newly organized and, accordingly, has no operating history upon which potential investors may evaluate performance.  The success of the Adviser in any similar venture, or the past performance of any of the Portfolio Funds, is no assurance of future success.

Dependence on Adviser

Under the Investment Advisory Agreement the Adviser will have complete discretion in investing the Fund’s assets through the selection of Portfolio Funds.  The Fund’s success depends, to a great extent, on the Adviser’s ability to select successful Portfolio Funds and to allocate the Fund’s assets among the Portfolio Funds selected.  The Adviser’s ability to select Portfolio Funds and to allocate the Fund’s assets among the Portfolio Funds successfully could be adversely affected by various factors, including the loss of key personnel or the allocation of its resources to other funds or accounts that it manages.

Fund Expenses

The expenses of the Fund (including the payment of its pro rata share of expenses of the Portfolio Funds in which the Fund invests) may be a higher percentage of net assets than would be found in other investment entities.  The Fund will bear its pro rata share of expenses of any entity in which the Fund invests, including fixed fees and any incentive allocations or other performance compensation.  There may be a significant portfolio turnover rate associated with a Portfolio Fund’s investments and, therefore, commensurately high brokerage fees may be incurred.  Moreover, such turnover rate will be out of the direct control of the Fund.  Incentive compensation, payable to the Portfolio Funds’ portfolio managers may encourage the making of riskier or more speculative investments.  The layering of fees and expenses may significantly reduce returns compared to a direct investment in securities, or an investment in a fund that invests directly in securities.

Absence of Regulatory Oversight

While the Portfolio Funds are similar to investment companies, they will not register as such under the 1940 Act, in reliance upon an exception available to privately offered investment funds, and, accordingly, the provisions of the 1940 Act (which, among other matters, require investment companies to have disinterested directors, require securities held in custody to at all times be individually segregated from the securities of any other person or marked to clearly identify such securities as the property of such investment company and regulate the relationship between the adviser and the investment company) will not be applicable to the Portfolio Funds.

In addition, the Portfolio Funds’ portfolio managers may or may not be registered investment advisers under the Advisers Act of 1940 (the “Advisers Act”).  The Portfolio Funds are not likely to be offered pursuant to registration statements effective under the Securities Act, nor are they likely to be subject to the periodic information and reporting provisions under the Securities Exchange Act 1934, as amended (the “Exchange Act”) or registration under the 1940 Act.  As a result, the amount of publicly available information that may be used by the Adviser in selecting Portfolio Funds may be relatively small.  The Adviser believes however, that it will be able to obtain sufficient information about potential Portfolio Funds to select them effectively.

Valuation Estimates

In most cases, the Adviser will have no ability to assess the accuracy of the valuations received from a portfolio manager regarding a Portfolio Fund.  Furthermore, the net asset values received by the Adviser from such portfolio managers will typically be estimates only, subject to revision based on the Portfolio Fund’s annual audit.  Revisions to the Fund’s gain and loss calculations will be an ongoing process, and no net capital appreciation or depreciation figure can be considered final until the Master Fund’s annual audit is completed.

Certain securities in which Portfolio Funds invest may not have readily ascertainable market prices. Portfolio managers may use estimates in valuing these securities due to the inherent difficulty in ascertaining precise values. Therefore, the valuations of these securities may not be reflective of their actual sale prices upon realization. This risk is especially applicable to any Portfolio Fund assets allocated to “side pockets.” A “side pocket” is an account used to separate illiquid assets from other more liquid investments.  Once a portfolio manager deems an investment to be illiquid or lacking a “readily available market” the portfolio manager may decide to create a “side pocket” account for such investment and offer current investors an opportunity to participate in such account. Securities included in a “side pocket” will nevertheless generally be valued by portfolio managers, which valuations will be conclusive with respect to the Master Fund, even though portfolio managers may face a conflict of interest in valuating such securities because the values given to the securities can affect the compensation of the portfolio managers. The Adviser intends to monitor the Fund’s exposure to “side pocket” investments by generally seeking to limit investments that the Adviser believes would cause the Master Fund’s exposure to “side pockets” to exceed 5% of the Master Fund’s net assets, determined at the time of investment in a Portfolio Fund.  However, despite the Adviser’s seeking to limit exposure in this manner, there can be no assurance that actual exposure will not be higher due to subsequent changes in valuation and/or cash flows, or due to subsequent side pocket investments by Portfolio Funds with respect to which neither the Adviser nor the Fund has any influence or control.

The valuation of the Master Fund’s investment in a Portfolio Fund as provided by a portfolio manager as of a specific date may vary from the fair value of the investment as determined under procedures adopted by Board.  In such event, the Master Fund might receive less than the fair value of its investment in connection with its withdrawal of its investment from a Portfolio Fund. Investors should recognize that valuations of illiquid securities, such as interests in Portfolio Funds, involve various judgments and consideration of factors that may be subjective.  As a result, the net asset value of the Master Fund (and thus the Fund), as determined based on the fair value of its interests in Portfolio Funds, may vary from the amount the Master Fund would realize on the withdrawal of its investments from the Portfolio Funds.  This could adversely affect the Master Fund, the Fund, new Investors and Investors whose Interests are repurchased.

Master-Feeder Structure

The Fund does not invest directly in individual securities.  Instead, it invests all of its investable assets in the Master Fund.  The Master Fund, in turn, purchases, holds and sells investments in accordance with its investment objectives and policies.  The Board believes that the fees and expenses of the Fund (including its share of the fees and expenses of the Master Fund as an investor in the Master Fund) will be less than or approximately equal to the expenses that the Fund would incur if its assets were invested directly in securities and other investments. The Fund does not have the right to withdraw its investment in the Master Fund.  Instead, it may do so only through periodic repurchases by the Master Fund of the Fund’s interests in the Master Fund.  This may limit the ability of the Fund to make offers to repurchase Interests.  In addition, the Fund may receive securities and other investments from the Master Fund in lieu of cash when it withdraws capital from the Master Fund.  The Fund will incur expenses in liquidating investments received in connection with any in-kind distributions.  A change in the investment objective, policies or restrictions of the Master Fund may cause the Fund to seek to have repurchased its interests in the Master Fund.  Alternatively, the Fund could seek to change its investment objective, policies or restrictions to conform to those of the Master Fund.  The investment objectives and certain investment restrictions of the Master Fund may be changed without the approval of investors in the Fund.  In addition, to the extent the Fund’s assets are invested in the Master Fund, certain conflicts of interest may exist due to different tax considerations applicable to the Fund.  These conflicts may result in the Master Fund making investments that may have a negative tax impact on investors in certain feeder funds (potentially, the Fund, for example) and not on others.

Recourse to Fund’s Assets

The Fund’s assets are available to satisfy all liabilities and other obligations of the Fund, including loans made to the Fund and indemnification of the Board, the Adviser and their respective partners, agents, representatives, affiliates and personnel.  If the Fund becomes subject to a liability, parties seeking to have the liability satisfied may have recourse to the Fund’s assets generally and may not be limited to any particular asset, such as the asset representing the investment giving rise to the liability.

Risk of Early Termination of Portfolio Funds

The governing documents of the Portfolio Funds in which the Fund may invest are expected to include provisions that would enable manager/ the general partner (or equivalent), or a majority in interest (or higher percentage) of their limited partners or members, under certain circumstances, to terminate such Portfolio Funds prior to the end of their respective stated terms.  Early termination of a Portfolio Fund may result in (i) the Fund having distributed to it a portfolio of immature and illiquid securities, or (ii) the Fund’s inability to invest all of its committed capital as anticipated, either of which could have a material effect on the performance of the Fund.

Indemnification Obligations of the Fund

The governing documents of the Fund provide that the Fund will indemnify the Board and Adviser and their affiliates and legal representatives from and against any loss or expense suffered by them as a result of acting as a Director or Adviser of the Fund.  In addition, the governing documents of the Portfolio Funds are expected to include provisions which would require such Portfolio Funds to indemnify their general partner or investment adviser (and certain other related or affiliated parties), if any, and their affiliates, and their respective directors, officers, employees, managers, partners, members, stockholders and agents, for certain claims, losses, damages and expenses arising out of their activities on behalf of such Portfolio Funds or such other related or affiliated parties.  Such indemnification obligations could decrease the returns to investors in such funds and, consequently, to Investors in the Fund.  Furthermore, to the extent that the assets of any Portfolio Funds are insufficient to satisfy such indemnification obligations, the governing documents of the Portfolio Funds may provide that as a limited partner or a member of such Portfolio Funds, the Fund will be liable therefor to the extent of its undrawn capital commitments to such Portfolio Funds and of any previous distributions made to it by such Portfolio Funds.  If the Fund is required to return a distribution previously received from one of the Portfolio Funds, and the Fund has already redistributed such funds, the remaining Investors may suffer the entire loss.  In addition, the Fund may be required to indemnify the Portfolio Funds and their respective general partners and managers or investment advisers, if any, and such related or affiliated parties for claims, losses, damages and expenses arising out of any breach by the Fund of representations, warranties or agreements made to or with the Portfolio Funds.  Similarly, to the extent permitted by applicable law, the Fund will indemnify the Board, the Adviser, their members and partners and their affiliated parties for certain claims, losses, damages and expenses arising out of their activities on behalf of the Fund.

The LLC Agreement contains provisions with respect to the liability of the Board to the Fund or Investors and with respect to indemnification.  The federal and state securities laws impose liabilities under certain circumstances on persons who act in good faith, and, therefore, nothing in the LLC Agreement or herein waives or limits any rights that the Fund or the Investors may have against the Board under those laws.

Limited Liquidity

An Investor investing in the Fund will be subject to an early repurchase fee if the Investor tenders their Interest for repurchase by the Fund twelve (12) months of the date of their investment in the Fund.  Investors should not invest in the Fund unless they are willing and able to accept the limited liquidity associated with an investment in the Fund.

Tax and Other Related Considerations

Existing income tax laws and regulations and interpretations thereof by the courts may be changed or repealed in the future, possibly with retroactive effect, and the effect of such modifications cannot be predicted.  In addition, certain prospective investors may be subject to federal and state laws, rules and regulations which may regulate their participation in the Fund or their engaging directly, or indirectly through an investment in the Fund, in investment strategies of the type which the Portfolio Funds may utilize from time to time.

Unrelated Business Taxable Income for Certain Tax-Exempt Investors

Pension and profit-sharing plans, Keogh plans, individual retirement accounts and other tax-exempt investors may realize “unrelated business taxable income” as a result of an investment in the Fund since it is anticipated that the Master Fund will allocate funds to Portfolio Funds who employ leverage or margin.  Any tax-exempt investor should consult its own tax adviser with respect to the effect of an investment in the Fund on its own tax situation.

Conflicts of Interest

Certain inherent conflicts of interest arise from the Adviser carrying on investment activities for itself and for clients, including other pooled investment vehicles.

The Adviser may act as general partner, manager or adviser to other clients (including other funds of funds) now or in the future and the investment strategy for such other clients may vary from that of the Fund.  As a result, the Fund may face competition from these other clients for investment opportunities and for the time and attention of the Adviser and the availability to the Fund of appropriate investments may be reduced.  The Adviser will not be required to refrain from any other activity nor disgorge any profits from any such activity and will not be required to devote all or any particular part of its time and effort to the Fund and its affairs.  The Adviser may also serve as consultant to, or a partner or a shareholder in, other investment funds, companies and investment firms.

Certain investments may not be appropriate for both the Fund and for other clients advised or managed by the Adviser.  Investment decisions for the Fund and for such other clients are made with a view to achieving their respective investment objectives and after consideration of such factors as their current holdings, the current investment views of the different portfolio managers of the Adviser, availability of cash for investment, and the size of their positions generally.  Frequently, a particular investment may be bought or sold for only the Fund or only one client or in different amounts and at different times for more than one but less than all clients, including the Fund.  Likewise, a particular investment may be bought for the Fund or one or more clients when one or more other clients are selling the same security.  In addition, purchases or sales of the same investment may be made for two or more clients, including the Fund, on the same date.  In such event, such transactions will be allocated among the Fund and clients in a manner believed by the Adviser to be equitable to each.  Purchase and sale orders for the Fund may be combined with those of other clients of the Adviser.  The Fund may receive the average price if transactions are aggregated.  In effecting transactions, it may not always be possible, or consistent with the possibly differing investment objectives of the various clients and of the Fund, to take or liquidate the same investment positions at the same time or at the same prices.  In addition, the Adviser may place discretionary wealth management clients in the Fund, for which the Adviser has complete investment discretion.  As a result, the contributions and withdrawals from the Fund by such clients, which may be driven by asset allocation models or analysis, could have an adverse effect on other investors that are not clients of the Adviser.

THE DIRECTORS

The Board has overall responsibility to manage and control the business affairs of the Fund and the Master Fund, including the complete and exclusive authority to oversee and to establish policies regarding the management, conduct and operation of the Fund’s and the Master Fund’s business.  The Board exercises the same powers, authority and responsibilities on behalf of the Fund and the Master Fund as are customarily exercised by the board of directors of a registered investment company organized as a corporation.

The Directors are not required to contribute to the capital of the Fund or the Master Fund or hold Interests in the Fund or the Master Fund.  A majority of the Directors are not “interested persons” (as defined in the 1940 Act) of the Fund (collectively, the “Independent Directors”) and perform the same functions for the Fund and the Master Fund as are customarily exercised by the non-interested directors of a registered investment company organized as a corporation.

The identity of the Directors and brief biographical information regarding each Director is set forth below.

Name, Age, Address and Position(s) with Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Director	Other Trusteeships/ Directorships Held by Director Outside Fund Complex
INDEPENDENT DIRECTORS
James F. Orr III (67) c/o SCS Hedged Opportunities Fund, LLC One Winthrop Square, 4th floor Boston, MA 02110 Director	Term – Indefinite Length–since Commencement of Operations	See “Other Trusteeships/Directorships Held by Director Outside Fund Complex.”	2
Trustee of the Rockefeller Fund; Trustee of Villanova University; Trustee of the Community Fund; Trustee of Martin Memorial Foundation since January 2009; Director of Gevity HR, Inc. from May 2008 until June 2009; Trustee of Massachusetts General Hospital since June 2008; Director of American International Group, Inc. from May 2006 to June 2009; Director of Stride Rite Corporation until July 2007; Director of Mellon Financial Corporation until April 2006.

Edmond D. Villani (63) c/o SCS Hedged Opportunities Fund, LLC One Winthrop Square, 4th floor Boston, MA 02110 Director	Term – Indefinite Length–since Commencement of Operations	See “Other Trusteeships/Directorships Held by Director Outside Fund Complex.”	2
Director of Cohen & Steers, Inc. since August 2004; Director of Sealord LLC since April 2003; Director of Crescent Asset Management Ltd. since June 2007; Trustee of the Colonial Williamsburg Foundation since December 2002; Trustee of Georgetown University until June 2009; Trustee of Rockefeller Brothers Fund until June 2005.

Peter A. Lombard (54) c/o SCS Hedged Opportunities Fund, LLC One Winthrop Square, 4th floor Boston, MA 02110 Director	Term – Indefinite Length–since Commencement of Operations	Managing Director of Piper Jaffray & Co., an investment bank, since June 2008; Managing Director of Jefferies & Co., Inc., an investment bank, until June 2008; Managing Director of Cowen & Co., Inc., an investment bank, until March 2005; Treasurer of the Foundation Board of Massachusetts College of Art and Design.	2	Vice Chairman of the Foundation Board of Massachusetts College of Art and Design since June 2003.
INTERESTED DIRECTORS
Peter H. Mattoon (49) c/o SCS Hedged Opportunities Fund, LLC One Winthrop Square, 4th floor Boston, MA 02110 Director, Chief Executive Officer and President	Term – Indefinite Length–since Commencement of Operations	Chief Executive Officer of SCS Financial Services, LLC since 2002; Chief Executive Officer of SCS Capital Management, LLC since November 2002.	2	Director of Nucleus Scientific since May 2010; Director of Teach Green Foundation since January 2007; Director of Joslin Diabetes Center from January 2007 to May 2010.
Joseph E. McCuine (43) c/o SCS Hedged Opportunities Fund, LLC One Winthrop Square, 4th floor Boston, MA 02110 Director, Vice President and Chief Financial Officer	Term – Indefinite Length–since Commencement of Operations	Chief Operating Officer of SCS Financial Services, LLC since February 2006; Head of Investment Operations and Technology of Grantham, Mayo, Van Otterloo & Co., LLC until January 2006.	2	N/A

OFFICER(S) WHO ARE NOT DIRECTORS
Adrian Ketri (38) c/o SCS Hedged Opportunities Fund, LLC One Winthrop Square, 4th floor Boston, MA 02110 Vice President, Chief Compliance Officer	Term – Indefinite Length–since Commencement of Operations
Legal Counsel of SCS Financial Services, LLC since January 2010; Legal Consultant for Affiliated Managers Group, Inc. from July 2008 to December 2008; Assistant General Counsel and Vice President of BlackRock Alternative Advisors from March 2005 to June 2008; Associate Counsel of State Street Bank & Trust Company until March 2005.
			N/A	N/A
Stephen Goff (42) c/o SCS Hedged Opportunities Fund, LLC One Winthrop Square, 4th floor Boston, MA 02110 Secretary	Term – Indefinite Length – since Commencement of Operations	Director of Operations of SCS Financial Services, LLC since June 2009; Senior Vice President of Investment Operations of Putnam Investments until February 2009.	N/A	N/A

Leadership Structure

The Directors serve on the Board for terms of indefinite duration.  A director’s position in that capacity will terminate if such Director is removed, resigns or is subject to various disabling events such as death or incapacity.  A Director may resign upon 90 days’ prior written notice to the other Directors, subject to waiver of notice, and may be removed either by vote of two-thirds of the Directors not subject to the removal vote or vote of the Investors holding not less than two-thirds of the total number of votes eligible to be cast by all Investors.  In the event of any vacancy in the position of a Director, the remaining Directors may appoint an individual to serve as a Director, so long as immediately after such appointment at least two-thirds of the Directors then serving would have been elected by the Investors.  The Directors may call a meeting of Investors to fill any vacancy in the position of a Director, and must do so within 60 days after any date on which Directors who were elected by the Investors cease to constitute a majority of the Directors then serving.  If no Director remains to manage the business of the Fund or the Master Fund, the Adviser may manage and control the Fund and the Master Fund, but must convene a meeting of Investors within 60 days for the purpose of either electing new Directors or dissolving the Fund.

The standing committees of the Board are the Audit Committee and the Nominating and Governance Committee.  The current members of the Audit Committee and the Nominating and Governance Committee are James F. Orr III, Peter A. Lombard and Edmond D. Villani, constituting all of the Independent Directors.  Mr. Orr currently is the Chairman of the Audit Committee and Mr. Villani currently is the Chairman of the Nominating and Governance Committee.

The functions of the Audit Committee, pursuant to its adopted written charter, are (1) to oversee the Fund’s accounting and financial reporting processes, the audits of the Fund’s and the Master Fund’s financial statements and internal controls over, among other things, financial reporting and disclosure controls and procedures, (2) to oversee or assist in Board oversight of the integrity of the Fund’s and the Master Fund’s financial statements, and compliance with legal and regulatory requirements, (3) to approve prior to appointment the engagement of the Fund’s and the Master Fund’s independent registered public accounting firm and review the registered public accounting firm’s qualifications and independence and the performance of registered public accounting firm and (4) act as a liaison between the Fund’s and the Master Fund’s registered public accounting firm and the full Board.

The Nominating and Governance Committee has two primary roles:  (a) nomination of the Independent Directors; and (b) supervision of Fund governance matters.  The Nominating and Governance Committee will meet as the Directors who serve on the committee deem necessary and appropriate.

The Nominating and Governance Committee has adopted procedures for evaluating potential director candidates against the knowledge, experience, skills, expertise and diversity that it believes are necessary and desirable for such candidates.  The Board believes that each Director satisfied, at the time he or she was initially elected or appointed a Director, and continues to satisfy, the standards contemplated by such procedures.  Furthermore, in determining that a particular Director was and continues to be qualified to serve as a Director, the Board has considered a variety of criteria, none of which, in isolation, was controlling.  The Board believes that, collectively, the Directors have balanced and diverse experience, skills, attributes and qualifications, which allow the Board to operate effectively in governing the Fund and protecting the interests of Investors.  Among the attributes common to all Directors are their ability to review critically, evaluate, question and discuss information provided to them, to interact effectively with the Adviser, other service providers, counsel and independent auditors, and to exercise effective business judgment in the performance of their duties as Directors.  Each Director’s ability to perform his or her duties effectively is evidenced by his or her educational background or professional training; business, consulting, public service or academic positions; experience from service as a board member of the Fund and the Master Fund, other investment companies, public companies, or non-profit entities or other organizations; ongoing commitment and participation in Board and committee meetings, as well as their leadership of standing committees; or other relevant life experiences.  Information about the specific experience, skills, attributes and qualifications of each Director, which in each case led to the Board’s conclusion that the Director should serve as a director of the Fund, is provided below.

The Nominating and Governance Committee seeks to identify individuals to serve on the Board who have a diverse range of viewpoints, qualifications, experiences, backgrounds and skill sets so that the Board will be better suited to fulfill its responsibility of overseeing the Fund’s activities.  In so doing, the Nominating and Governance Committee reviews the size of the Board and the knowledge, experience, skills, expertise and diversity of the Directors in light of the issues facing the Fund in determining whether one or more new Directors should be added to the Board.  The Nominating and Governance Committee believes that the Directors as a group possess the array of skills, experiences and backgrounds necessary to guide the Fund and the Master Fund.  The Director biographies included herein highlight the diversity and breadth of skills, qualifications and expertise that the Directors bring to the Fund and the Master Fund.  The Nominating and Governance Committee does not currently consider Investor nominees for the office of Director.

Our Directors have been divided into two groups—interested Directors and independent Directors. Interested Directors are interested persons as defined in the 1940 Act.  The Board’s chairman, Peter H. Mattoon, is an interested director by virtue of his employment with the Adviser.  Among other things, the Board believes that Mr. Mattoon, as an interested Chairperson, is familiar with the Portfolio Funds and the day-to-day management and the operations of the Adviser.

The Board does not have a lead independent director.  The Board believes its smaller size and the composition and leadership of its committees allow each Director to enjoy accurate and efficient communication with the Fund, the Adviser and management, and facilitates the timely transmission of information among such parties.

Director Qualifications

This section discusses, for each Director, the experience, qualifications, attributes or skills that led to the conclusion that the person should serve as a Director.  The information in this section should not be understood to mean that any of the Directors is an “expert” within the meaning of the federal securities laws or for any other purpose under state or federal law.

James F. Orr III – Mr. Orr’s experience as a director of several large financial institutions, as well as his experience as a trustee of several foundations, are among the attributes that led to the conclusion that Mr. Orr should serve on the Board.

Edmond D. Villani – Mr. Villani’s experience as a board member of several asset management firms, as well as his experience as a trustee of several foundations, are among the attributes that led to the conclusion that Mr. Villani should serve on the Board.

Peter A. Lombard – Mr. Lombard’s experience as managing director of an investment bank, as well as his experience as vice-chairman and treasurer of a not-for-profit educational institution, are among the attributes that led to the conclusion that Mr. Lombard should serve on the Board.

Peter H. Mattoon – Mr. Mattoon’s experience as Chief Executive Officer of the Adviser and in senior positions at other financial services companies are among the attributes that led to the conclusion that Mr. Mattoon should serve on the Board.

Joseph E. McCuine – Mr. McCuine’s experience as Chief Operations Officer of the Adviser and in similar positions at other financial services companies are among the attributes that led to the conclusion that Mr. McCuine should serve on the Board.

The following table sets forth the dollar range of each Director’s ownership of equity securities of the Fund and the Master Fund as of June 1, 2010.

Name of Director	Dollar Range of Equity Securities of the Fund and the Master Fund

INDEPENDENT DIRECTORS

James F. Orr III	None

Edmond D. Villani	None

Peter A. Lombard	None

INTERESTED DIRECTORS

Peter H. Mattoon	None

Joseph E. McCuine	None

As of June 1, 2010, except as set forth below, none of the Independent Directors or their immediate family members owned beneficially or of record securities of the Adviser or other entity (other than a registered investment company), directly or indirectly controlling, controlled by, or under common control with the Adviser.

James F. Orr III currently owns a limited liability company interest in SCS Financial Services, LLC, which controls the Adviser.  Mr. Orr’s interest is valued at approximately $624,000 as of December 31, 2009, which accounts for less than 1% of the outstanding ownership interest in the Adviser.

Except as described below, as of June 1, 2010, none of the Directors and officers of the Fund owned any of the Fund’s Interests, and no Investor owned 5% or more of the Fund’s outstanding Interests by value.  As the initial sole member of the Fund, Peter H. Mattoon is deemed to be a control person of the Fund.  However, Mr. Mattoon will withdraw from the Fund immediately preceding commencement of investment operations of the Fund.

Compensation

Name and Position with Fund and the Master Fund	Aggregate Compensation from the Fund and the Master Fund*
James F. Orr III, Director	$42,000

Edmond D. Villani, Director	$42,000

Peter A. Lombard, Director	$42,000

Peter H. Mattoon, Director, President and Chief Executive Officer	N/A

Joseph E. McCuine, Director, Vice President and Chief Financial Officer	N/A

*The Fund has not completed a fiscal year, therefore the aggregate compensation of the Directors has been estimated for 2010.  The Independent Directors are each paid (in the aggregate) by the Fund and the Master Fund an annual retainer of $20,000, and per meeting fees of $5,000 in the case of regular meetings, $2,000 in the case of telephonic meetings.  All Directors are reimbursed by the Fund and the Master Fund for their reasonable out-of-pocket expenses.  The Directors do not receive any pension or retirement benefits from the Fund or the Master Fund.

Risk Management

Day-to-day risk management with respect to the Fund and the Master Fund is the responsibility of the Adviser or other service providers (depending on the nature of the risk), subject to the supervision of the Adviser.  The Fund and the Master Fund are subject to a number of risks, including investment, compliance, operational and valuation risks, among others.  While there are a number of risk management functions performed by the Adviser and the other service providers, as applicable, it is not possible to eliminate all of the risks applicable to the Fund and the Master Fund.  Risk oversight is part of the Board’s general oversight and is addressed as part of various Board and Committee activities.  The Board, directly or through a Committee, also reviews reports from, among others, management, the independent registered public accounting firm for the Fund and the Master Fund and internal auditors for the Adviser, as appropriate, regarding risks faced by the Fund and the Master Fund and management’s or the service provider’s risk functions.  The Committee system facilitates the timely and efficient consideration of matters by the Directors, and facilitates effective oversight of compliance with legal and regulatory requirements and of the Fund’s and the Master Fund’s activities and associated risks.  In addition, the Chief Compliance Officer oversees the implementation and testing of the Fund’s and Master Fund’s compliance program and reports to the Board regarding compliance matters for the Fund’s, the Master Fund, and their respective service providers.

PROXY VOTING POLICIES AND PROCEDURES

The Fund invests substantially all of its asset in the Master Fund, which is a fund of funds that invests primarily in Portfolio Funds which have investors other than the Master Fund.  The Master Fund may invest a majority of its assets in non-voting securities of Portfolio Funds.

The Fund and the Master Fund have delegated voting of proxies in respect of portfolio holdings to the Adviser, to vote the proxies in accordance with the Adviser’s proxy voting guidelines and procedures.  However, Portfolio Funds typically do not submit matters to investors for vote.  If a Portfolio Fund submits a matter to the Master Fund for vote (and the Master Fund holds voting interests in the Portfolio Fund), the Adviser will vote on the matter in a way that it believes is in the best interest of the Master Fund and in accordance with the following proxy voting guidelines (the “Voting Guidelines”):

•	In voting proxies, the Adviser is guided by general fiduciary principles. The Adviser’s goal is to act prudently, solely in the best interest of the Fund.

•
The Adviser attempts to consider all factors of its vote that could affect the value of the investment and will vote proxies in the manner that it believes will be consistent with efforts to maximize Investor values.

•	The Adviser, absent a particular reason to the contrary, generally will vote with management’s recommendations on routine matters. Other matters will be voted on a case-by-case basis.

The Adviser applies its Voting Guidelines in a manner designed to identify and address material conflicts that may arise between the Adviser’s interests and those of its clients before voting proxies on behalf of such clients.  The Adviser relies on the following to seek to identify conflicts of interest with respect to proxy voting and assess their materiality:

•
The Adviser’s employees are under an obligation (i) to be aware of the potential for conflicts of interest on the part of the Adviser with respect to voting proxies on behalf of client accounts both as a result of an employee’s personal relationships and due to special circumstances that may arise during the conduct of the Adviser’s business, and (ii) to bring conflicts of interest of which they become aware to the attention of certain designated persons.

•
Such designated persons work with appropriate personnel of the Adviser to determine whether an identified conflict of interest is material.  A conflict of interest will be considered material to the extent that it is determined that such conflict has the potential to influence the Adviser’s decision-making in voting the proxy.  All materiality determinations will be based on an assessment of the particular facts and circumstances.  The Adviser shall maintain a written record of all materiality determinations.

•	If it is determined that a conflict of interest is not material, the Adviser may vote proxies notwithstanding the existence of the conflict.

•
If it is determined that a conflict of interest is material, the Adviser’s Chief Compliance Officer works with appropriate personnel of the Adviser to agree upon a method to resolve such conflict of interest before voting proxies affected by the conflict of interest.  Such methods may include:

•	disclosing the conflict to the Fund’s Board and obtaining the consent from Fund’s Board before voting;

•	engaging another party on behalf of the client to vote the proxy on its behalf;

•	engaging a third party to recommend a vote with respect to the proxy based on application of the policies set forth herein; or

•	such other method as is deemed appropriate under the circumstances given the nature of the conflict.

•	The Adviser shall maintain a written record of the method used to resolve a material conflict of interest.

THE ADVISER

The Adviser

The Adviser serves as the Fund’s and the Master Fund’s investment adviser pursuant to an investment advisory agreement with the Funds dated June 4, 2010 (the “Investment Advisory Agreement”).  The Investment Advisory Agreement was initially approved by the Board, including each Independent Director, on May 5, 2010, and by vote of the sole Investor then holding Interests in the Fund on May 6, 2010.  The Investment Advisory Agreement has an initial term that expires two years after the Fund commences investment operations.  Thereafter, the Investment Advisory Agreement will continue automatically for successive one-year periods if its continuance is approved annually by the Board, including a majority of the Independent Directors.  The Investment Advisory Agreement may be terminated at any time by vote of the Board or by a vote of a majority of the Fund’s or the Master Fund’s outstanding voting securities on sixty days’ written notice to the Adviser or by the Adviser on sixty days’ written notice to the Fund or the Master Fund, as applicable.  The Investment Advisory Agreement will terminate automatically in the event of its assignment within the meaning of the 1940 Act.

Under the Investment Advisory Agreement, the Master Fund pays the Adviser a quarterly fee, which is calculated and accrued monthly, (the “Advisory Fee”) at the annual rate of 1.25% of the Master Fund’s net assets. So long as substantially all of the assets of the Fund are invested in the Master Fund, the Fund does not pay the Adviser a separate fee under the Investment Advisory Agreement.  The Fund does however, due to its investment in the Master Fund, bear its proportionate percentage of the Advisory Fee paid to the Adviser by the Master Fund.  The Advisory Fee is in addition to the fees charged by the Portfolio Funds.  The Advisory Fee is paid out of the Master Fund’s assets on a quarterly basis, and ultimately debited against the Investors’ Capital Accounts.

The Investment Advisory Agreement provides that, in the absence of willful misfeasance, bad faith or gross negligence in the performance of its duties, or reckless disregard of its obligations to the Fund, the Adviser and any member, director, officer or employee of the Adviser, or any of their affiliates, will not be liable to the Fund for any error of judgment, mistake of law or any act or omission by such person in connection with the performance of services to the Fund.

The Adviser, a wholly-owned subsidiary of SCS Financial Services, LLC, is an independent, employee owned, investment management firm founded in 2002 by experienced investment professionals with complementary backgrounds – 45 employees today.  It currently serves as financial headquarters for more than 100 clients and supervises approximately $6.5 billion in assets.  Services include strategic financial management, asset allocation, portfolio manager selection, risk management, estate strategy, tax strategy, and integrated reporting.  The Adviser will provide the Fund with a broad range of services and will develop the Fund’s asset allocation strategy and Portfolio Fund due diligence process.  The Adviser will select the Portfolio Funds to which the Fund may allocate assets.  The Adviser also will monitor the Portfolio Funds’ performance and may change the Portfolio Funds to which the Fund may allocate assets, or the allocation among Portfolio Funds, from time to time.  Initially, and on an ongoing basis, the Adviser will provide stress testing and other such reviews of the Fund and its respective Portfolio Funds.  Of course, not all Portfolio Funds will provide the Fund or the Adviser with current information regarding holdings and trading strategies.  When such detail is not available, other forms of statistical analysis will be used.  The Board has ultimate authority over the Fund’s operations and periodically will evaluate the performance of the Adviser.

Review of the Investment Advisory Agreement

The Board met on May 5, 2010 to consider the approval of the proposed Investment Advisory Agreement.  At that meeting, the Board had the opportunity to meet with the representatives of the Adviser to determine whether the proposed agreements were in the best interests of the Fund and its proposed investors.  The Directors who were not “interested persons” of the Adviser deliberated separately for a portion of the meeting.

In their evaluation of the agreements, the Directors, including the Directors who are not “interested persons,” reviewed materials furnished by the Adviser.  These materials included information about the respective personnel, operations, systems and financial condition of the Adviser.  The Directors also discussed with representatives of the Adviser the Fund’s proposed operations as a “fund of hedge funds” registered under the 1940 Act and the history of a parallel fund managed by the Adviser in a very similar style by the same personnel now employed by the Adviser.  The Directors also considered the ability of the Adviser to provide all of the investment advisory, administrative, compliance and other services needed by the Fund as a registered investment company.  In these discussions, the Board focused in particular on the Adviser’s expertise with regard to investment strategies and techniques utilized by hedge funds and managers of hedge funds.

The Directors also reviewed, among other things:

•	the terms of the proposed Investment Advisory Agreement, including the allocation of certain costs between the Fund, on the one hand, and the Adviser, on the other hand;

•	the scope and nature of the investment management services to be provided by the Adviser in analyzing, selecting and monitoring managers of hedge funds;

•	the scope and nature of the administrative and regulatory compliance services to be provided by the Adviser to support the Fund’s operations;

•	the compliance infrastructure of the Adviser;

•	the background and expertise of the personnel of the Adviser to be involved in the Fund’s management, including investment, administrative and compliance functions;

•
the proposed investment advisory fee equal to 1.25% of the Fund’s average monthly net assets proposed to be paid by the Fund to the Adviser, as well as other compensation or benefits expected to be received by the Adviser or its affiliates in connection with their management of the Fund;

•	the proposed investor servicing arrangement and related potential fees;

•	fees charged by the Adviser with respect to other funds and client accounts;

•	certain incidental or “fall out” benefits to be received by affiliates of the Adviser;

•	the proposed total expense ratio of the Fund of up to approximately 7.190% of its average monthly net assets;

•	the advisory fees and total expenses of funds of hedge funds having similar objectives and policies;

•
the fact that, as investors in a fund of hedge funds, the members of the Fund would bear not only the fees and expenses of the Fund itself but also indirectly the fees, including asset based fees and performance based fees, and other expenses of the hedge funds in which the Fund will invest;

•	the Adviser’s estimated profitability in managing the Fund; and

•	the investment performance of the parallel funds managed by the Adviser’s personnel relative to that of certain broad market securities indices and hedge fund indices.]

In considering the reasonableness of the advisory fees and expenses to be payable by the Fund, the Directors reviewed and relied upon comparative data concerning similar funds of hedge funds.  The Directors also considered the following as relevant to their determination:  (1) the favorable history, reputation, qualifications and background of the Adviser, and (2) the strategic plan offered by the Adviser for the support and growth of its asset management business.

The Board concluded that:

•	the terms of the agreements were fair and reasonable;

•	the Adviser had the requisite investment experience, expertise and personnel and other resources to manage the Fund properly according to their respective roles;

•
the Board would monitor asset growth of the Fund on a continuing basis and assess whether the Adviser was experiencing economies of scale associated with such asset growth to a degree that makes it appropriate to implement breakpoints or other fee reduction arrangements  so as to permit the Fund to benefit from such economies of scale;

•
the fees to be paid to the Adviser were fair and reasonable in relation to the nature and quality of the services to be provided by the Adviser, and in relation to the range of fees payable to other managers by other funds of hedge funds having a similar objective and strategy;

•
the anticipated expense ratio of the Fund, while higher than that of a typical investment company with a more conventional investment strategy, was reasonable in relation to that of other funds of hedge funds having a similar objective and strategy; and

•	the Adviser’s estimated profitability in managing the Fund appeared to be reasonable, including after taking into account the benefits to accrue to the Adviser and its affiliates.

Based on their evaluation of the factors set forth above the conclusions described, the Board, including separately those members who are not “interested persons” of the Adviser, determined that approval of the Investment Advisory Agreement was in the best interest of the Fund and its potential investors, and voted to approve the Investment Advisory Agreement.

Information about Portfolio Manager and Investment Committee

Kenneth Minklei will have primary portfolio management responsibility of the Fund and the Master Fund (the “Portfolio Manager”).  Mr. Minklei is supported by a team of research analysts covering various investment strategies.  The research analysts make investment recommendations to Mr. Minklei for inclusion into the Fund.  Ultimately, all investments in Portfolio Funds are presented to the Investment Committee of the Adviser (the “Investment Committee”) for final approval prior to an investment being made by the Master Fund.  The Investment Committee consists of Peter Mattoon (Director, Chief Executive Officer and a President of the Fund and Chief Executive Officer of the Adviser), Joseph McCuine (Director and Chief Financial Officer of the Fund and Chief Operations Officer of the Adviser), Kenneth Minklei (Portfolio Manager of the Fund and Chief Investment Officer of the Adviser and Chairman of the Investment Committee), Jeremy Ragus (Head of Fixed Income & Global Economic Strategist for the Adviser) and Lee Caleshu (Director of Quantitative Research & Risk Management for the Adviser).

In addition to being Chief Investment Officer of the Adviser, Mr. Minklei leads the team that specifically manages marketable alternative assets.  The Adviser focuses on building best-of-class manager pools by engaging in intense oversight of the underlying managers, thoughtful portfolio construction and proactive risk management.  Prior to the Adviser, Mr. Minklei was a Managing Director and hedge fund specialist at Cambridge Associates (1999 – 2005) constructing and managing custom fund-of-hedge-fund portfolios for leading endowments and foundations.  He also led the Strategic Financial Advisory Group which advised clients on large equity and debt capital market transactions and specialized risk management projects.  He was a member of the firms Research Advisory Panel.  Prior to Cambridge Associates, Mr. Minklei spent ten years managing bank derivative portfolios in a broad range of asset classes.  At CIBC Oppenheimer (1995 – 1999) he was the Executive Director responsible for trading and risk management of the U.S. Dollar derivatives desk.  Prior to CIBC, Mr. Minklei was Vice President at J.P. Morgan (1990 – 1995), where his responsibilities included managing the U.S. Dollar interest rate options portfolio and the emerging markets debt options portfolio.  He started his career as a treasury arbitrage specialist at Citicorp (1989 – 1990).  Mr. Minklei earned his undergraduate degree in Economics at the State University of New York at Binghamton.  Mr. Minklei holds the designation of Chartered Financial Analyst.

Other Accounts Managed by The Portfolio Manager

The table below indicates for the Portfolio Manager information about the other accounts over which such person has day-to-day investment responsibility.  All information on the number of accounts and total assets in the table is as of December 31, 2009.  For purposes of the table, “Other Pooled Investment Vehicles” may include investment partnerships and group trusts, and “Other Accounts” may include separate accounts for institutions or individuals, insurance company general or separate accounts, pension funds and other similar institutional accounts.

Name	Other Accounts Managed the Portfolio Manager
Kenneth Minklei
Other Registered Investment Companies: None

Other Pooled Investment Vehicles: SCS Capital Partners, LLC, SCS Opportunities Fund, LTD, SCS Special Situations Fund, LLC, and SCS Institutional Global Series I, LLC with total assets of approximately $1 billion.

Other Accounts:  None

The Adviser receives fees based on the investment performance of certain accounts.  For each of the ‘Pooled Investment Vehicles’ the Adviser can earn a performance based fee.  The performance based fee for each of the ‘Pooled Investment Vehicles’ is as follows: 10% over a hurdle rate of T-Bills plus 5%.  Each of the ‘Pooled Investment Vehicles’ has a “High Water Mark” as well.

Potential Conflicts of Interest Involving the Portfolio Manager

When a portfolio manager is responsible for the management of more than one account, the potential arises for the Portfolio Manager to favor one account over another.  The principal types of potential conflicts of interest that may arise in this context are discussed below.  For the reasons outlined below, the Fund and the Master Fund do not believe that any material conflicts are likely to arise out of the portfolio manager’s responsibility for the management of the Fund as well as one or more other accounts.  The Adviser have adopted procedures that are intended to monitor compliance with the policies referred to in the following paragraphs.

Generally, the risks of such conflicts of interests are increased to the extent that a portfolio manager has a financial incentive to favor one account over another.

•
A portfolio manager could favor one account over another in allocating new investment opportunities that have limited supply.  For example, a Portfolio Fund manager may inform the Adviser that a Portfolio Fund will accept only a specified aggregate investment from the firm, due to investment capacity constraints or other reasons.  If the Adviser were to allocate a disproportionate amount of the investment opportunity to one or more accounts, and the Portfolio Fund outperformed other investments, the accounts participating on a disproportionate basis would outperform the remaining accounts and the remaining accounts would be disadvantaged.  In order to handle this potential conflict, the Adviser and its affiliates will assess a variety of factors, including but not limited to; 1) current asset allocation of the portfolios, 2) current exposures of the portfolios and 3) impact of the proposed investment to the target portfolio.  After taking into consideration these and other factors, the Adviser will allocate the new investment to the respective portfolios in a prudent and equitable manner.

•
Conversely, a portfolio manager could favor one account over another in the amounts or the sequence in which orders to redeem interests in Portfolio Fund are placed.  If a portfolio manager determines that a particular Portfolio Fund in which client accounts are invested is underperforming, its investment strategy is out of favor or the Portfolio Fund is otherwise no longer a desirable investment, but that Portfolio Funds imposes restrictions as to the amount it can or will redeem, the portfolio manager may not be able to redeem the desired amount as to each client.  If the portfolio manager were to place redemption orders in disproportionate amounts for one or more clients or place certain redemption orders ahead of others (requiring others to wait until the next liquidation date), the remaining clients may be disadvantaged.  When a portfolio manager, due to investment outlook, intends to redeem interests in a Portfolio Fund for more than one account, the policies of the Adviser generally require that such orders be placed proportionately and at the same time, again subject to differences and exceptions as described below.

•
A portfolio manager might have an incentive to favor an account if the portfolio manager’s compensation is tied to the performance of that account rather than all accounts managed by the portfolio manager.  If, for example, the portfolio manager receives a bonus based upon the performance of certain accounts relative to a benchmark while other accounts are disregarded for this purpose, the portfolio manager will have a financial incentive to seek to have the accounts that determine the portfolio manager’s bonus achieve the best possible performance to the possible detriment of other accounts.  Similarly, if the Adviser receives a performance-based advisory fee as to one account but not another, the portfolio manager may favor the account subject to the performance fee, whether or not the performance of that account directly determines the portfolio manager’s compensation.  See “Compensation of Portfolio Managers” below for a description of the structure of the compensation arrangements of the portfolio managers.  The Adviser receives performance fees with respect to several accounts and funds other than the Fund.  As noted above, however, the Adviser has policies designed to ensure equitable treatment of accounts and funds, regardless of performance fees.

•
A portfolio manager might also seek to favor an account:  a) if the portfolio manager has a beneficial interest in the account, b) in order to benefit a large client or c) to compensate a client that previously had poor returns.  For example, if the portfolio manager held an interest in an investment partnership that was one of the accounts managed by the portfolio manager, the portfolio manager would have an economic incentive to favor the account in which the portfolio manager held an interest.  The Adviser imposes certain trading restrictions and reporting requirements as to accounts in which a portfolio manager or certain family members have a personal interest in order to assist the Adviser in monitoring any such conflicts and to seek to ensure that such accounts are not favored over other accounts.  In addition, the Adviser monitors dispersion of performance between similar accounts and seek to identify the reasons for such dispersion.

Compensation of Portfolio Manager

The Adviser has adopted a system of compensation for portfolio managers and others involved in the investment process that is applied systematically among investment professionals and seeks to align the financial interests of the investment professionals with those of the Adviser, respectively.  This is achieved, among other means, through incentive payments based in part upon the Adviser’s financial performance.

Compensation arrangements of the Adviser’s investment professionals are determined on the basis of the Fund’s portfolio management team’s overall services to the Adviser and not on the basis of any specific funds or accounts managed by these investment professionals.  The structure of compensation of all of the portfolio managers  is currently comprised of the following basic components:  Base Salary, Annual Bonus Plan, and Equity Awards.  The following describes each component of the compensation package of the members of the Adviser’s Investment Committee:

•	Base salary. Base compensation is fixed and normally reevaluated on an annual basis. Base compensation is a significant component of an investment professional’s overall compensation.

•
Annual Bonus Plan.  Under the annual bonus plan, investment professionals are eligible for an annual bonus, which is a function both of the size of the overall bonus pool for such year and of factors specific to each individual.

•
Equity Awards.  Investment professionals are eligible for equity awards based upon individual performance. These equity awards are comprised of restricted stock in SCS Financial and are the basis of the Adviser’s long term employee retention plan.  If an investment professional decides to leave the Adviser at anytime, he/she puts a significant portion of his/her equity value at risk.

Fund Ownership by Portfolio Managers.  As the Fund is recently formed none of the members of the Fund’s portfolio management team owns any Interest in the Fund.

ADDITIONAL CONFLICTS OF INTEREST

Certain inherent conflicts of interest arise from the Adviser carrying on investment activities for itself and for clients, including other pooled investment vehicles.

The Adviser may act as general partner, manager, broker or Adviser to other clients (including other funds of funds) now or in the future and the investment strategy for such other clients may vary from that of the Fund.  As a result, the Fund may face competition from these other clients for investment opportunities and for the time and attention of the Adviser and the availability to the Fund of appropriate investments may be reduced.  The Adviser will not be required to refrain from any other activity nor disgorge any profits from any such activity and will not be required to devote all or any particular part of its time and effort to the Fund and its affairs.  The Adviser may also serve as consultant to, or a partner or a shareholder in, other investment funds, companies and investment firms.  Certain investments may not be appropriate for both the Fund and for other clients advised or managed by the Adviser.  Investment decisions for the Fund and for such other clients are made with a view to achieving their respective investment objectives and after consideration of such factors as their current holdings, the current investment views of the different portfolio managers of the Adviser, availability of cash for investment, and the size of their positions generally.  Frequently, a particular investment may be bought or sold for only the Fund or only one client or in different amounts and at different times for more than one but less than all clients, including the Fund.  Likewise, a particular investment may be bought for the Fund or one or more clients when one or more other clients are selling the same security.  In addition, purchases or sales of the same investment may be made for two or more clients, including the Fund, on the same date.  In such event, such transactions will be allocated among the Fund and clients in a manner believed by the Adviser to be equitable to each.  Purchase and sale orders for the Fund may be combined with those of other clients of the Adviser.  The Fund may receive the average price if transactions are aggregated.  In effecting transactions, it may not always be possible, or consistent with the possibly differing investment objectives of the various clients and of the Fund, to take or liquidate the same investment positions at the same time or at the same prices.  In addition, the Adviser may place discretionary wealth management clients in the Fund, for which the Adviser has complete investment discretion.  As a result, the contributions and withdrawals from the Fund by such clients, which may be driven by asset allocation models or analysis, could have an adverse effect on other investors that are not clients of the Adviser.

FEES AND EXPENSES

The Adviser’s Expenses

The Adviser bears all of its own costs incurred in providing investment advisory and other services to the Fund and the Master Fund, including personnel and general overhead expenses.

Organizational Expenses

The Adviser initially advanced to the Fund and the Master Fund all costs and expenses incurred in connection with the Fund’s and Master Fund’s organization and establishment, and the costs incurred in connection with the initial offering of Interests (the “Fund Organizational Expenses”), which in turn will be paid or reimbursed by the Fund (subject to the Expense Limitation and Reimbursement Agreement).  The Fund Organizational Expenses are expected to be amortized over a period of 60 months (or such other period as determined by the Board), which may result in an exception in the auditor’s report that the Fund’s financial statements were prepared in accordance with GAAP.  If such expenses are amortized for book purposes, the Fund may, in the Board’s sole and absolute discretion, accelerate the amortization of such expenses at any time.  The Fund will pay all costs incurred in connection with the continuing offering of Interests.

Operating Expenses

In addition to fees paid under the Investment Advisory Agreement and Administration Agreement, the Fund bears its own operating expenses and, through its investment in the Master Fund, its portion of the Master Fund’s operating expenses.  These operating expenses include, but are not limited to: all investment-related expenses (including, but not limited to, fees paid directly or indirectly to Portfolio Funds, investment-related interest expenses, all costs and expenses directly related to portfolio transactions and positions for the Master Fund’s account such as direct and indirect expenses associated with the Master Fund’s investments, including its investments in Portfolio Funds, all costs and expenses associated with retaining independent third parties to provide risk management services to the Master Fund, transfer taxes and premiums and taxes withheld on foreign dividends); all costs and expenses associated with the ongoing operation and registration of the Fund, regulatory filings and the costs of compliance with any applicable Federal or state laws; the costs and expenses of holding any meetings of any Investors that are regularly scheduled, permitted or required to be held under the terms of the Fund’s LLC Agreement, the 1940 Act or other applicable law; any non-investment related interest expense; fees and disbursements of any attorneys and accountants engaged on behalf of the Fund and the Master Fund; entity-level taxes; audit and tax preparation fees and expenses; administrative expenses and fees of the Master Fund; custody and escrow fees and expenses of the Fund and Master Fund; the costs of an errors and omissions/directors and officers liability insurance and a fidelity bond for the Fund and the Master Fund; fees and travel-related expenses of the Board and the Master Fund’s Board who are not employees of the Adviser or any affiliate of the Adviser; all costs and expenses of preparing, setting in type, printing and distributing reports and other communications to Investors; all expenses of computing the Fund’s net asset value, including any equipment or services obtained for the purpose of valuing the Fund’s investment portfolio, including appraisal and valuation services provided by third parties; all costs and charges for equipment or services used in communicating information regarding the Fund’s and Master Fund’s transactions among the Adviser and any custodian or other agent engaged by the Fund; any extraordinary expenses; and such other expenses as may be approved from time to time by the Board.

Acquired Fund (Portfolio Fund) Expenses

The Fund also indirectly bears fees and expenses of the Master Fund, as an investor in Portfolio Funds.  Each portfolio manager generally receives a management fee and a performance fee or allocation with respect to the assets of Portfolio Funds that it manages.  The amount of these fees and allocations varies among Portfolio Managers, but the management fees are generally expected to be between 1.0%-2.0%, on an annual basis, of the total assets managed by a portfolio manager, and the performance fees or allocations are generally expected to be between 15%-25% of the net capital appreciation (if any) in the assets managed by a portfolio manager.  In addition, as an investor in Portfolio Funds, the Master Fund may also bear placement fees and/or repurchase or withdrawal fees, as well as other operating expenses of the Portfolio Funds.

Expense Limitation and Reimbursement Agreement

The Adviser and the Fund have entered into an expense limitation and reimbursement agreement (the “Expense Limitation Agreement”) under which the Adviser has agreed to waive its fees, and/or to pay or absorb the ordinary operating expenses of the Fund (including all organization and offering expenses, as well as the portion of the Master Fund’s fees and expenses borne by the Fund, but excluding any Portfolio Fund fees and expenses), to the extent that they exceed 2.50% per annum of the Fund’s average monthly net assets (the “Expense Limitation”).  In consideration of the Adviser’s agreement to limit the Fund’s expenses, the Fund will carry forward the amount of expenses waived, paid or absorbed by the Adviser in excess of the Expense Limitation for a period not to exceed three years from the end of the fiscal year in which they were incurred and will reimburse the Adviser for such amounts.  Reimbursement will be made as promptly as possible, but only to the extent that it does not cause the Fund’s ordinary operating expenses to exceed the Expense Limitation.  The Expense Limitation Agreement is effective for the period of one year and may be renewed annually if so agreed by all parties to the agreement.  The Expense Limitation Agreement may only be terminated during its term with approval of the parties thereto.

Investor Servicing Fee

The Fund (and not the Master Fund) will pay investor servicing fees to financial intermediaries and certain financial advisers that have agreed to provide ongoing investor services to investors in the Fund that are their customers (“Investor Service Providers”).  These fees generally will be paid monthly and will be in an amount, with respect to each Investor Service Provider, not to exceed 0.35% (on an annualized basis) of the aggregate value of outstanding Interests held by Investors that receive services from the Investor Service Provider, determined as of the last day of the calendar quarter (before any repurchases of Interests).  In addition, the Adviser may reallocate a portion of the Advisory Fee it receives to such Investor Service Providers for services provided to Investors.

CAPITAL ACCOUNTS AND ALLOCATIONS

Capital Accounts

The Fund maintains a separate Capital Account for each Investor, which has an opening balance equal to such Investor’s initial contribution to the capital of the Fund.  Each Investor’s Capital Account will be increased by the sum of the amount of cash and the value of any securities constituting additional contributions by such Investor to the capital of the Fund, plus any amounts credited to such Investor’s Capital Account as described below.  Similarly, each Investor’s Capital Account will be reduced by the sum of the amount of any repurchase by the Fund of the Interest or portion of the Interest of such Investor, plus the amount of any distributions to such Investor which are not reinvested, plus any amounts debited against such Investor’s Capital Account as described below.

Capital accounts of Investors are adjusted as of the close of business on the last day of each fiscal period.  Fiscal periods begin on the day after the last day of the preceding fiscal period and end at the close of business on the first to occur of (1) the last day of the fiscal year of the Fund, (2) the last day of the taxable year of the Fund, (3) the day preceding the date as of which a contribution to the capital of the Fund is made, (4) the day as of which the Fund repurchases any Interest or portion of an Interest of any Investor, (5) the day as of which the Fund admits a substituted Investor to whom an Interest or portion of an Interest of an Investor has been transferred (unless there is no change in beneficial ownership) or (6) the day as of which any amount is credited to or debited from the Capital Account of any Investor other than an amount to be credited to or debited from the Capital Accounts of all Investors in accordance with their respective Fund percentages.  A Fund percentage will be determined for each Investor as of the start of each fiscal period by dividing the balance of such Investor’s Capital Account as of the commencement of such period by the sum of the balances of all Capital Accounts of all Investors as of such date.

Interests Issued in Units

For administrative convenience, Interests in the Fund may be issued and accounted for in “Units” representing a pro rata share of the NAV of the Fund.   Accordingly, all reductions and/or increases in Capital Accounts made proportionately to all Capital Accounts represented by Units will be reflected in a change in the Net Asset Value per Unit of all outstanding Units.  At all times, the aggregate NAV of the Units held by an Investor will equal the balance of such Investor’s Capital Account(s) represented by such Units.  All adjustments to a Capital Account that are not proportionately made to all Capital Accounts represented by Units will be made by increasing or decreasing, as the case may be, the number of Units representing such Capital Account.  Each Unit will have the rights, and be subject to the obligations, equivalent to those of each other Unit.  The Fund may issue an unlimited number of Units.  Fractional interests in Units may also be issued.

Allocation of Net Profits and Net Losses

Net profits or net losses of the Fund for each fiscal period (primarily resulting from the change in the value of the Fund’s investment in the Portfolio Funds through the Master Fund, adjusted for the Fund’s expenses) will be allocated among and credited to or debited against the Capital Accounts of all Investors as of the last day of each fiscal period in accordance with Investors’ respective Fund Percentages for such fiscal period.  The “Fund Percentage” of an Investor is determined for each accounting period by dividing the value of the Investor’s Capital Account as of the first day of such accounting period by the aggregate value of the Capital Accounts of all Investors as of such date.  The sum of the Fund Percentages of all Investors for each accounting period will equal 100%.  Accounting periods generally conform to each calendar month.  Net profits or net losses will be measured as the net change in the value of the net assets of the Fund, including any net change in unrealized appreciation or depreciation of investments and realized income and gains or losses and expenses during a fiscal period, before giving effect to any repurchases by the Fund of Interests or portions of Interests, and adjusted to exclude the amount of any insurance proceeds to be allocated among the Capital Accounts of the Investors and any items to be allocated among the Capital Accounts of the Investors other than in accordance with the Investors’ respective Fund Percentages, such as withholding taxes or other tax obligations.

Allocations for U.S. Federal income tax purposes generally will be made among the Investors so as to reflect equitably amounts credited or debited to each Investor’s Capital Account for the current and prior fiscal years.  Under the LLC Agreement, the Adviser has the discretion to allocate specially an amount of the Fund’s capital gain and loss, including short-term capital gain and loss, for U.S. Federal income tax purposes to a withdrawing Investor to the extent that the Investor’s Capital Account exceeds or is less than its U.S. Federal income tax basis in its Interest.

Allocation of Special Items—Certain Withholding Taxes

Withholding taxes or other tax obligations incurred by the Fund which are attributable to any Investor will be debited against the Capital Account of such Investor as of the close of the fiscal period during which the Fund paid such obligation, and any amounts then or thereafter distributable to such Investor will be reduced by the amount of such taxes.  If the amount of such taxes is greater than any such distributable amounts, the Investor and any successor to the Investor’s Interest is required to pay to the Fund, upon demand of the Fund, the amount of such excess.

Reserves

Appropriate reserves may be created, accrued and charged against net assets for contingent liabilities as of the date any such contingent liabilities become known to the Adviser or the Board.  Reserves will be in such amounts, subject to increase or reduction, which the Board or the Adviser may deem necessary or appropriate.  The amount of any reserve, or any increase or decrease therein, will be proportionately charged or credited, as appropriate, to the Capital Accounts of those Investors who are Investors at the time when such reserve is created, increased or decreased, as the case may be; provided, however, that if any such reserve, or any increase or decrease therein, exceeds the lesser of $500,000 or 1% of the aggregate value of the Capital Accounts of all such Investors, the amount of such reserve, increase, or decrease shall instead be charged or credited to those Investors who, as determined by the Board, were Investors at the time of the act or omission giving rise to the contingent liability for which the reserve was established, increased or decreased in proportion to their Capital Accounts at that time.

Voting

Each Investor will have the right to cast a number of votes based on the value of such Investor’s respective Capital Account at any meeting of Investors called by the Board or Investors holding at least a majority of the total number of votes eligible to be cast by all Investors.  Except for the exercise of their voting privileges, Investors will not be entitled to participate in the management or control of the Fund’s business, and may not act for or bind the Fund.

SUBSCRIPTIONS FOR INTERESTS

Fund Distribution

Interests in the Fund are offered directly by the Fund and are not offered or sold by or through any underwriter, broker or dealer.  No sales load is charged in connection with the purchase of Interests in the Fund, nor will any fee (other than the Early Repurchase Fee, as described below) be charged on the repurchase of an Investor’s Interests in the Fund in connection with any tender offer for Interests.  However, the Fund may, in the sole discretion of the Board, appoint one or more brokers or placement agents to assist in the placement of Interests (each a “Placement Agent”).  The Adviser may reallocate a portion of the Advisory Fee it receives to such Placement Agents for services provided by the Placement Agents to Investors.

Quasar Distributors

The Fund has entered into an agreement with Quasar Distributors, LLC (“Quasar”) pursuant to which Quasar will act as a distributor and agent of the Fund by assisting the Fund in connection with the offering and sale of Interests.  Among other things, Quasar, at the Fund's request, will facilitate or enter into agreements with broker-dealers or other financial intermediaries selected as placement agents by the Fund, in order that such broker-dealers or other financial intermediaries may offer and sell Interests to Investors in accordance with the terms and conditions of the agreement between Quasar and the Fund.

Investor Suitability

An investment in the Fund involves a considerable amount of risk.  Investors may lose money.  Before making an investment decision, Investors should (i) consider the suitability of this investment with respect to their investment objectives and personal situation and (ii) consider factors such as their personal net worth, income, age, risk tolerance and liquidity needs.  The Fund is an illiquid investment.  Investors have no right to require the Fund to redeem their Interests in the Fund.

Investor Qualifications

Only investors who qualify as “accredited investors” as such term is defined in Regulation D under the Securities Act may invest in the Fund.  Currently, accredited investors include natural persons who (1) have a net worth (together with assets held jointly with a spouse) of more than $1,000,000; or (2) had an individual income in excess of $200,000 (or joint income with that person’s spouse in excess of $300,000) in each of the two most recent years and has a reasonable expectation of maintaining that same income level in the current year.  All of these persons are referred to in this Memorandum as “Qualified Investors.”  Existing Investors who purchase additional Interests in the Fund and transferees of Interests in the Fund may be required to represent that they meet the foregoing eligibility criterion at the time of the additional purchase.  The relevant Investor qualifications will be set forth in an application to be provided to prospective Investors, which must be completed by each prospective Investor.

Application Terms

Both initial and additional applications for Interests in the Fund may be accepted from Qualified Investors at such times as the Fund may determine on the terms set forth below.  The Fund may, in its discretion, suspend the offering of Interests at any time or permit applications on a more frequent basis.  The Fund reserves the right to reject any application for Interests in the Fund.  After the initial closing, initial applications and additional capital contributions generally will be accepted monthly.  Sales of Interests will be made only to Qualified Investors who have completed and returned a Subscription Agreement, and whose Subscription Agreement has been accepted, before a closing date.

The minimum required initial contribution to the capital of the Fund from each Investor is $25,000.  The Fund does not accept subscriptions from charitable remainder trusts.  See “Tax Aspects—Unrelated Business Taxable Income.”

Except as otherwise permitted by the Fund, initial and any additional contributions to the capital of the Fund by any Investor will be payable in cash, and all contributions must be transmitted by such time and in such manner as is specified in the application of the Fund.  Initial and any additional contributions to the capital of the Fund will be payable in one installment and will be due before the proposed acceptance of the contribution, although the Fund may accept, in its discretion, an application before its receipt of cleared funds.

The LLC Agreement is annexed as Appendix A to this Memorandum and each Investor will be bound by all of its terms by executing an Investor application.  Each potential Investor also will be obligated to represent and warrant in the application, among other things, that such Investor is purchasing an Interest for its own account, and not with a view to the distribution, assignment, transfer or other disposition of such Interest.

Additional Sales

From time to time, the Fund may sell additional Interests to Qualified Investors.  In deciding whether to commence sales, the Fund will take into account all factors it considers relevant, including market conditions and the cash available to it for investment.

REDEMPTIONS, REPURCHASES OF INTERESTS AND TRANSFERS

No Right of Redemption

No Investor or other person holding an Interest or a portion of an Interest will have the right to require the Fund to redeem the Interest or portion thereof.

Repurchases of Interests

The Fund from time to time may offer to repurchase Interests pursuant to written tenders by Investors.  Any such repurchases will be made at such times and on such terms as may be determined by the Board, in its complete and exclusive discretion.  In determining whether the Fund should repurchase Interests or portions thereof from Investors pursuant to written tenders, the Board will consider the recommendation of the Adviser.  The Adviser expects that it will recommend to the Board that the Fund offer to repurchase Interests from Investors, on a quarterly basis, on or about March 31st, June 30th, September 30th and December 31st of each year (each date on which the Fund offers to repurchase Interests is known as a “Tender Offer Date”).  The Board also will consider the following factors, among others, in making such determination:

•	whether any Investors have requested to tender Interests or portions thereof to the Fund;

•	the liquidity of the Fund’s assets;

•	the investment plans and working capital requirements of the Fund;

•	the relative economies of scale with respect to the size of the Fund;

•	the history of the Fund in repurchasing Interests or portions thereof;

•	the condition of the securities markets; and

•	the anticipated tax consequences of any proposed repurchases of Interests or portions thereof.

The Board will determine that the Fund repurchase Interests or portions thereof from Investors pursuant to written tenders only on terms it determines to be fair to the Fund and to all Investors or persons holding Interests acquired from Investors as applicable.  When the Board determines that the Fund will repurchase Interests in the Fund or portions thereof, notice will be provided to each Investor describing the terms thereof, and containing information Investors should consider in deciding whether and how to participate in such repurchase opportunity.  Investors who are deciding whether to tender their Interests or portions thereof during the period that a repurchase offer is open may ascertain an estimated net asset value of their Interest in the Fund from the Adviser during such period.  The Fund reserves the right not to make any partial repurchase of an Investor’s Interest if such repurchase would cause the Investor to continue to own an Interest with a value at the time of repurchase of less than $25,000.  Because the Fund’s assets consist primarily of an Interest in the Master Fund, the Fund will not conduct a repurchase offer unless the Master Fund simultaneously conducts a consistent purchase offer for Interests in the Master Fund.  The Fund also reserves the right to reject any tender of Interests for repurchase if the tendered amount is less than $10,000, unless the Investor is tendering the Investor’s entire Interest.  The Board may impose other conditions on repurchases of Fund Interests.

The maximum amount of capital that will be repurchased by the Fund during any tender offer generally is not expected to exceed 25% of the Fund’s aggregate NAV on such date.  Tenders to repurchase Interests exceeding the cap will be honored pro rata.

Repurchases of Interests or portions thereof from Investors by the Fund will be effective after receipt and acceptance by the Fund of all eligible written tenders of Interests or portions thereof from Investors.  The amount due to any Investor whose Interest or portion thereof is repurchased will be equal to the value of the Investor’s Capital Account or portion thereof based on the estimated NAV of the Fund’s assets as of the effective date of repurchase (the “Effective Date”).  Payment of the purchase price pursuant to a tender of Interests will consist initially of a promissory note (the “Note”).  The Note will entitle the tendering Investor to be paid cash in an aggregate amount equal to the estimated unaudited NAV of the Interests tendered, determined as of the Effective Date (the “Payment”).  The Payment will generally be made within sixty (60) days of the Effective Date; provided, however; that the Note will contain repayment provisions that permit the Fund to extend the period in which it makes the Payment to take into consideration any unexpected delays that the Master Fund may experience in liquidating its interests in the Portfolio Funds to fund the tender offer.  The Note will be held for each tendering investor by the Administrator and will be executed and delivered to the Administrator within approximately ten days after the Effective Date and will not be transferable.  Notwithstanding the foregoing, if an Investor elects to tender Interests in an amount that would reduce the NAV of the Interests held by such Investor by 90% or more of the Investor’s Interest during any fiscal year (measured against the highest NAV of such Investor’s Interest during such fiscal year (the “Highest Annual Balance”)), the Note will provide for an initial payment to the Investor equal to 90% of the estimated unaudited Highest Annual Balance, generally payable in accordance with the terms noted above (“Initial Payment”).  The Note will also entitle the tendering Investor to be paid a contingent amount equal to the remaining balance of the amount due to the Investor (i.e., the remaining 10%), subject to any reductions or other adjustments resulting from the audit of the Fund for the fiscal year ended after such Effective Date (the “Contingent Payment”).  The Contingent Payment will be payable generally no later than thirty (30) days after the end of each fiscal year audit.  Any tender of an Investor’s Interest whose Effective Date occurs during the one (1) year period (i.e., no less than 365 calendar days) following the effective date of such Investor’s Capital Contribution with respect to such Interest shall be subject to a fee equal to 5% of the amount tendered by the Investor for repurchase by the Fund, payable to the Fund (the “Early Repurchase Fee”).  In addition to the Early Repurchase Fee, the Fund may allocate to tendering Investors withdrawal or similar charges imposed by Portfolio Funds if the Adviser determined to withdraw from the Portfolio Fund as a result of a tender and such a charge was imposed on the Fund.

An Investor who tenders its entire Interest to the Fund for repurchase generally will have a taxable event.  Gain, if any, will be recognized by a tendering Investor only as and after the total proceeds received by such Investor exceed the Investor’s adjusted tax basis in its Interest.  A loss, if any, may be recognized only after the tendering Investor has received full payment under the promissory note.

The Fund believes that repurchase offers generally will be beneficial to the Fund’s Investors, and typically will be funded from available cash or sales of portfolio securities.  However, payment for repurchased Interests may require the Fund to liquidate portfolio holdings earlier than the Adviser otherwise would liquidate such holdings, potentially resulting in losses, and may increase the Fund’s portfolio turnover.  The Adviser intends to take measures to attempt to avoid or minimize such potential losses and turnover, and instead of liquidating portfolio holdings, may borrow money to finance repurchases of Interests.  If the Fund borrows to finance repurchases, interest on that borrowing will negatively affect Investors who do not tender their Interests in a repurchase offer by increasing the Fund’s expenses and reducing any net investment income.  To the extent the Fund finances repurchase proceeds by selling Fund investments, the Fund may hold a larger proportion of its total assets in less liquid securities.  Also, the sale of securities to fund repurchases could reduce the market price of those securities, which in turn would reduce the Fund’s net asset value.

Repurchase of the Fund’s Interests will tend to reduce the amount of outstanding Interests and, depending upon the Fund’s investment performance, its net assets.  A reduction in the Fund’s net assets will tend to increase the Fund’s expense ratio.

The Fund may repurchase an Interest in the Fund or portion of an Interest from an Investor (or any person acquiring an Interest or portion thereof from or through an Investor) if:

•
such an Interest or portion thereof has been transferred or such an Interest or portion thereof has vested in any person by operation of law as the result of the death, dissolution, bankruptcy or incompetency of an Investor;

•
ownership of such an Interest by an Investor or other person will cause the Fund to be in violation of, or require registration of any Interest or portion thereof under, or subject the Fund to additional registration or regulation under, the securities, commodities or other laws of the United States or any other relevant jurisdiction;

•
continued ownership of such an Interest may be harmful or injurious to the business or reputation of the Fund or the Adviser, or may subject the Fund or any Investors to an undue risk of adverse tax or other fiscal consequences;

•	any of the representations and warranties made by an Investor in connection with the acquisition of an Interest in the Fund or portion thereof was not true when made or has ceased to be true; or

•	it would be in the best interests of the Fund, as determined by the Board, for the Fund to repurchase such an Interest or portion thereof.

The Adviser may tender for repurchase in connection with any repurchase offer made by the Fund any Interest that it holds in its capacity as an Investor.

Transfers of Interests

No person may become a substituted Investor without the written consent of the Board, which consent may be withheld for any reason in its sole and absolute discretion.  Investor Interests may be transferred only (i) by operation of law pursuant to the death, bankruptcy, insolvency or dissolution of an Investor or (ii) with the written consent of the Board, which may be withheld in its sole and absolute discretion and is expected to be granted, if at all, only in limited circumstances.  Notice to the Fund of any proposed transfer must include evidence satisfactory to the Fund that the proposed transfer is exempt from registration under the Securities Act and that the proposed transferee meets any applicable requirements imposed by the Fund with respect to Investor eligibility and suitability, including in the case of certain transfers, that the requirement that any Investor at the time of purchase be a Qualified Investor, and must be accompanied by a properly completed application and/or other documentation required by the Fund.

Any transferee meeting the eligibility requirements that acquires an Interest or portion thereof in the Fund by operation of law as the result of the death, bankruptcy, insolvency or dissolution of an Investor or otherwise, will be entitled to the allocations and distributions allocable to the Interest so acquired and to transfer such Interest in accordance with the terms of the LLC Agreement, but will not be entitled to the other rights of an Investor unless and until such transferee becomes a substituted Investor as provided in the LLC Agreement.  If an Investor transfers an Interest or portion thereof with the approval of the Board, the Fund will promptly take all necessary actions to admit such transferee or successor to the Fund as an Investor.  Each Investor and transferee is required to pay all expenses, including attorneys’ and accountants’ fees, incurred by the Fund in connection with such transfer.  If such a transferee does not meet the Investor eligibility requirements, the Fund reserves the right to repurchase its interest.

By purchasing an interest in the Fund, each Investor has agreed to indemnify and hold harmless the Fund, the Directors, the Adviser, each other Investor and any affiliate of the foregoing against all losses, claims, damages, liabilities, costs and expenses, including legal or other expenses incurred in investigating or defending against any such losses, claims, damages, liabilities, costs and expenses or any judgments, fines and amounts paid in settlement, joint or several, to which such persons may become subject by reason of or arising from any transfer made by such Investor in violation of these provisions or any misrepresentation made by such Investor in connection with any such transfer.

CALCULATION OF NET ASSET VALUE

Net Asset Valuation

Net asset value of the Fund will be determined as of the close of business at the end of any fiscal period in accordance with the valuation policies and procedures, as amended from time to time, established by the Board.  In accordance with these procedures, fair value as of each fiscal period ordinarily will be the value determined as of such period for each Portfolio Fund in accordance with the Portfolio Fund’s valuation policies and reported at the time of the Fund’s valuation.  As a general matter, the fair value of the Fund’s interest in a Portfolio Fund will represent the amount that the Fund could reasonably expect to receive from a Portfolio Fund if the Fund’s interest were redeemed at the time of valuation, based on information reasonably available at the time the valuation is made and that the Fund believes to be reliable.  In the unlikely event that a Portfolio Fund does not report a value to the Fund on a timely basis at the end of a fiscal period, the Fund would determine the fair value of such Portfolio Fund based on the most recent value reported by the Portfolio Fund, as well any other relevant information available at the time the Fund values its portfolio.

Before investing in any Portfolio Fund, the Adviser conducts a due diligence review of the valuation methodology utilized by the Portfolio Fund, which as a general matter will utilize market values when available, and otherwise utilize principles of fair value that the Adviser reasonably believes to be appropriate, in light of the Portfolio Fund’s holdings and strategy.  After investing in a Portfolio Fund, the Adviser will monitor the valuation methodology used by the Portfolio Fund.  Although the procedures approved by the Board provide that the Adviser will review the valuations provided by the portfolio managers, neither the Adviser nor the Board will be able to confirm independently the accuracy of valuations provided by such portfolio managers (which are unaudited, except for year-end valuations).

The Fund’s valuation procedures require the Adviser to consider all relevant information available at the time the Fund values its portfolio.  Such relevant information may include the reliability of pricing information provided by the portfolio managers and, in certain circumstances, whether the information provided by the portfolio manager represents the fair value of the Fund’s interests in the Portfolio Fund.  In those circumstances, the Fund might value its interests in the Portfolio Fund at a discount or a premium to the value it receives from the Portfolio Fund.  Although redemptions of interests in Portfolio Funds are subject to advance notice requirements, Portfolio Funds typically will make available net asset value information to holders which will represent the price at which, even in the absence of redemption activity, the Portfolio Fund would have effected a redemption if any such requests had been timely made or if, in accordance with the terms of the Portfolio Fund’s governing documents, it would be necessary to effect a mandatory redemption.  In the absence of specific transaction activity in interests in a particular Portfolio Fund, the procedures provide that the Fund will consider whether it was appropriate, in light of all relevant circumstances, to value such a position at its net asset value as reported at the time of valuation, or whether to adjust such value to reflect a premium or discount to net asset value.  Any such decision would be made in good faith, and subject to the review and supervision of the Board.

The valuations reported by the portfolio managers, upon which the Fund calculates its net asset value, may be subject to later adjustment, based on information reasonably available at that time.  For example, fiscal year-end net asset value calculations of the Portfolio Funds are audited by those Portfolio Funds’ independent registered public accounting firm and may be revised as a result of such audits.  Other adjustments may occur from time to time.

Prospective Investors should be aware that situations involving uncertainties as to the valuation of portfolio positions could have an adverse effect on the Fund’s average net assets, which, in turn, would affect amounts paid on repurchases of Interests and the amount of fees paid, if the Board’s judgment regarding appropriate valuations should prove incorrect.

TAX ASPECTS

The following is a summary of certain aspects of the U.S. federal income taxation of the Fund and its Investors which should be considered by a prospective Investor.  The Fund has not sought a ruling from the Internal Revenue Service (the “Service”) or any other U.S. Federal, state or local agency, nor has it obtained an opinion of counsel with respect to any of the tax issues affecting the Fund.

This summary of certain aspects of the Federal income tax treatment of the Fund is based upon the Code, judicial decisions, Treasury Regulations (the “Regulations”), rulings and other administrative pronouncements all as in effect on the date hereof, all of which are subject to change (possibly with retroactive effect).  Except as otherwise noted below, this summary does not discuss the impact of various proposals to amend the Code which could change certain of the tax consequences of an investment in the Fund.  This summary also does not discuss all of the tax consequences that may be relevant to a particular Investor, to all Investors that acquire Interests other than for cash, to all Investors that are not United States persons within the meaning of the U.S. Federal income tax laws, or to certain Investors subject to special treatment under the Federal income tax laws, such as banks and certain other financial institutions, insurance companies, trusts, securities brokers or dealers, and, except as explicitly discussed below, tax-exempt organizations.

THIS SUMMARY IS NOT INTENDED TO BE, AND SHOULD NOT BE CONSTRUED AS, LEGAL OR TAX ADVICE TO ANY PROSPECTIVE INVESTOR.  PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE U.S. FEDERAL TAX CONSEQUENCES AND ANY OTHER POTENTIAL TAX CONSEQUENCES UNDER THE LAWS OF ANY STATE, LOCALITY OR OTHER RELEVANT TAXING JURISDICTION ARISING FROM THE HOLDING OR DISPOSAL OF INTERESTS IN THE FUND.

In addition to the particular matters set forth in this section, tax-exempt organizations should review carefully those sections of this Memorandum regarding liquidity and other financial matters to ascertain whether the investment objectives of the Fund are consistent with their overall investment plans.  Each prospective tax-exempt Investor is urged to consult its own counsel regarding the acquisition of Interests in the Fund.

Tax Treatment of Fund Operations

Classification of the Fund.  Based upon the provisions of the Code and the Regulations, as currently in effect, each of the Fund and the Master Fund expect to be treated as a partnership for U.S. Federal income tax purposes and not as an association taxable as a corporation.

Under Section 7704 of the Code, “publicly traded partnerships” are generally treated as corporations for U.S. Federal income tax purposes.  A publicly traded partnership is any partnership the interests in which are traded on an established securities market or which are readily tradable on a secondary market, or the substantial equivalent thereof.  Interests in the Fund and the Master Fund will not be traded on an established securities market.  Regulations concerning the classification of partnerships as publicly traded partnerships provide certain safe harbors under which interests in a partnership will not be considered readily tradable on a secondary market, or the substantial equivalent thereof.  The Fund and/or the Master Fund may not be eligible for any of those safe harbors.

The Regulations specifically provide that the fact that a partnership does not qualify for the safe harbors is disregarded for purposes of determining whether interests in a partnership are readily tradable on a secondary market, or the substantial equivalent thereof.  Rather, in this event the partnership’s status is examined under a general facts and circumstances test set forth in the Regulations.  Under this “facts and circumstances” test, and based upon the anticipated operations of the Fund as well as the legislative history to Section 7704 and the text of the Regulations, each of the Fund and the Master Fund believe that Interests in the Fund and interests in the Master Fund will not be considered to be readily tradable on a secondary market, or the substantial equivalent thereof, and, therefore, neither the Fund nor the Master Fund will be treated as a publicly traded partnership taxable as a corporation.

As entities that are properly classified as partnerships, the Fund and the Master Fund will not themselves  be subject to U.S. Federal income tax.  For income tax purposes, each Investor will be treated as a partner of the Fund and, as such, will be taxed upon its distributive share of each item of the Fund’s income, gain, loss and deductions including the amounts of such items allocated to the Fund by the Master Fund (which will include income allocated from the Portfolio Funds that are treated as partnerships) for each taxable year of the Fund ending with or within the Investor’s taxable year.  Each item will have the same character to an Investor, and will generally have the same source (either United States or foreign), as though the Investor realized the item directly.  Investors will be required to report these items regardless of the extent to which, or whether, the Fund or Investors receive cash distributions for such taxable year, and thus may incur income tax liabilities unrelated to any distributions to or from the Fund.

If it were determined that the Fund should be treated as an association or a publicly traded partnership taxable as a corporation for U.S. Federal income tax purposes, as a result of a successful challenge to such opinions by the Service, changes in the Code, the Regulations or judicial interpretations thereof, a material adverse change in facts, or otherwise, the taxable income of the Fund would be subject to corporate income tax when recognized by the Fund; distributions of such income, other than in certain repurchases of Fund Interests, would be treated as dividend income when received by the Investors to the extent of the Fund’s current or accumulated earnings and profits; and Investors would not be entitled to report profits or losses realized by the Fund.  Similar consequences would result if the Master Fund were determined to be an association or a publicly traded partnership taxable as a corporation for U.S. Federal income tax purposes.

UNLESS OTHERWISE INDICATED, REFERENCES IN THE FOLLOWING DISCUSSION TO THE TAX CONSEQUENCES OF FUND INVESTMENTS, ACTIVITIES, INCOME, GAIN AND LOSS, INCLUDE THE DIRECT INVESTMENTS, ACTIVITIES, INCOME, GAIN AND LOSS OF THE FUND, AND THOSE INDIRECTLY ATTRIBUTABLE TO THE FUND AS A RESULT OF IT BEING A PARTNER IN THE MASTER FUND AND AN INDIRECT PARTNER IN THE PORTFOLIO FUNDS.

Allocation of Profits and Losses.  Under the LLC Agreement, the Fund’s net capital appreciation or net capital depreciation for each fiscal period is allocated among the Investors and to their Capital Accounts without regard to the amount of income or loss actually recognized by the Fund for U.S. Federal income tax purposes.  The LLC Agreement provides that items of income, deduction, gain, loss or credit actually recognized by the Fund for each fiscal year generally are to be allocated for U.S. Federal income tax purposes among the Investors pursuant to Regulations issued under Sections 704(b) and 704(c) of the Code, based upon amounts of the Fund’s net capital appreciation or net capital depreciation allocated to each Investor’s Capital Account for the current and prior fiscal years.

The Fund, through its investment in the Master Fund, may invest in Portfolio Funds that have taxable years that differ from the Fund’s taxable year.  This may result in a mismatching between the Fund’s capital appreciation or depreciation for a fiscal period attributable to such Portfolio Funds, and the amount of taxable income or loss actually recognized by the Fund for such fiscal period attributable to such Portfolio Funds.  This mismatch may cause entering or withdrawing Investors to be allocated more or less ordinary income or capital gain for income tax purposes than would be the case if such Portfolio Funds and the Fund had the same taxable year.

Under the LLC Agreement, the Adviser has the discretion to allocate specially an amount of the Fund’s net capital gains or losses, including short-term capital gain or loss, for U.S. Federal income tax purposes, to a withdrawing Investor to the extent that the Investor’s Capital Account exceeds or is less than its U.S. Federal income tax basis in its Interest in the Fund.  There can be no assurance that, if the Adviser makes such a special allocation, the Service will accept such allocation.  If such allocation were successfully challenged by the Service, the Fund’s gains or losses allocable to the remaining Investors would be changed.

Tax Elections; Returns; Tax Audits.  The Code provides for optional adjustments to the basis of partnership property under Section 734 in connection with distributions of partnership property to a partner and under Section 743 in connection with transfers of partnership interests, including by reason of death, provided that a partnership election has been made pursuant to Section 754.  Under the LLC Agreement, the Board, in its sole discretion, may cause the Fund to make such an election.  Any such election, once made, cannot be revoked without the Service’s consent.  The actual effect of any such election may depend on whether any Portfolio Fund also makes such an election.  As a result of the complexity and added expense of the tax accounting required to implement such an election, the Board does not presently intend to make such election.

An adjustment to the basis of partnership property under Section 734 also is required in the case of a distribution of partnership property to a partner with respect to which there is a “substantial basis reduction.”  A substantial basis reduction would occur in connection with a distribution of partnership property to a partner if the distribution would result in a downward adjustment of more than $250,000 to the basis of partnership property under Section 734 if a Section 754 election were in effect.  A mandatory adjustment to the basis of partnership property under Section 743 also is required in the case of a transfer of a partnership interest if the partnership has a “substantial built-in loss” immediately after such transfer.  A substantial built-in loss would exist if the partnership’s adjusted basis in its property exceeds the fair market value of the property by more than $250,000.  An “electing investment partnership” is not treated as having a substantial built-in loss, and thus is not required to make basis adjustments to partnership property under Section 743, in the case of a transfer of a partnership interest.  However, the Fund does not anticipate that it will qualify as an electing investment partnership and can provide no assurance as to whether any given Portfolio Fund will qualify as an electing investment partnership.

The Adviser decides how to report the Fund’s tax items on the Fund’s tax returns, and all Investors are required under the Code to treat the items consistently on their own returns, unless they file a statement with the Service disclosing the inconsistency.  Given the uncertainty and complexity of the tax laws, it is possible that the Service may not agree with the manner in which the Fund’s items have been reported.  In the event the income tax returns of the Fund are audited by the Service, the tax treatment of the Fund’s income and deductions generally is determined at the Fund level in a single proceeding rather than by individual audits of the Investors.  The Adviser is designated as the Fund’s “Tax Matters Partner” in the LLC Agreement.  As such, it has considerable authority to make decisions affecting the tax treatment and procedural rights of all Investors.  In addition, the Tax Matters Partner has the authority to bind certain Investors to settlement agreements and the right on behalf of all Investors to extend the statute of limitations relating to the Investors’ tax liabilities with respect to the Fund’s tax items.

Tax Consequences to a Withdrawing Investor

An Investor who tenders its entire Interest to the Fund for repurchase generally will recognize capital gain or loss to the extent of the difference between the proceeds received by such Investor under the Note and such Investor’s adjusted tax basis in its Interest.  Gain, if any, will be recognized by a tendering Investor only as and after the total proceeds received by such Investor exceed the Investor’s adjusted tax basis in its Interest.  A loss, if any, may be recognized only after the tendering Investor has received full payment under the note.  Such capital gain or loss will be short-term, long-term, or some combination of both, depending upon the timing of the Investor’s contributions to the Fund.  However, a withdrawing Investor will recognize ordinary income to the extent such Investor’s allocable share of the Fund’s “unrealized receivables” exceeds the Investor’s basis in such unrealized receivables, as determined pursuant to the Regulations.  For these purposes, accrued but untaxed market discount, if any, on securities held by the Fund will be treated as an unrealized receivable with respect to the withdrawing Investor.  An Investor receiving a cash nonliquidating distribution will recognize income in a similar manner only to the extent that the amount of the distribution exceeds such Investor’s adjusted tax basis in its Interest in the Fund.

As discussed above, the LLC Agreement provides that the Adviser may specially allocate items of Fund capital gain/loss, including short-term capital gain/loss, to a withdrawing Investor to the extent its liquidating distribution would otherwise exceed (or be less than) its adjusted tax basis in its Fund Interest.  Such a special allocation may result in the withdrawing Investor recognizing additional capital gain/loss from the Fund, which may include short-term gain/loss, in the Investor’s last taxable year in the Fund, thereby reducing (or increasing) the amount of long-term capital gain/loss recognized as a result of the receipt of the Investor’s liquidating distribution upon withdrawal.

Distribution of Property

A partner’s receipt of a distribution of property from a partnership is generally not taxable.  However, under Section 731 of the Code, a distribution consisting of marketable securities generally is treated as a distribution of cash (rather than property) unless the distributing partnership is an “investment partnership” within the meaning of Section 731(c)(3)(C)(i) of the Code and the recipient is an “eligible partner” within the meaning of Section 731(c)(3)(C)(iii) of the Code.  The Fund will determine at the appropriate time whether it qualifies as an “investment partnership.”  Assuming it so qualifies, if an Investor is an “eligible partner,” which term should include an Investor whose contributions to the Fund consisted solely of cash, the recharacterization rule described above would not apply.

Tax Treatment of Fund Investments

In General.  The Fund in its own right directly or through the Master Fund and the Portfolio Funds expects to act as a trader, or investor or both, and not as a dealer, with respect to its securities transactions.  However, because the Fund (and the Master Fund) will likely not be in a position to control or influence the activities of the Portfolio Funds, no assurances can be given that the activities of one or more Portfolio Funds will not be treated as those of a dealer.  A trader and an investor are persons who buy and sell securities for their own accounts.  A dealer, on the other hand, is a person who purchases securities for resale to customers rather than for investment or speculation.

Generally, the gains and losses realized by a trader or an investor on the sale of securities are capital gains and losses.  Thus, subject to the treatment of certain currency exchange gains as ordinary income and certain other transactions described below, the Fund expects that its gains and losses from its securities transactions typically will be capital gains and capital losses.  See “Tax Aspects—Currency Fluctuations—‘Section 988’ Gains or Losses” below and certain other transactions described below.  These capital gains and losses may be long-term or short-term depending, in general, upon the length of time a particular investment position is maintained and, in some cases, upon the nature of the transaction.  Property held for more than one year generally will be eligible for long-term capital gain or loss treatment.  The application of certain rules relating to short sales, constructive sales, so-called “straddle” and “wash sale” transactions and “Section 1256 Contracts” may serve to alter the manner in which the holding period for a security is determined or may otherwise affect the characterization as long-term or short-term, and also the timing of the realization, of certain gains or losses.  Moreover, the straddle rules and short sale rules may require the capitalization of certain related expenses.

Under the Code, the current maximum U.S. Federal individual income tax rate on ordinary income is 35%, while certain qualified dividend income currently is subject to a reduced maximum Federal income tax rate of 15%.  However, pursuant to a legislative “sunset” provision, the top Federal individual income tax rate for ordinary income, including qualified dividend income, is scheduled to rise to 39.6% in 2011.

The current maximum U.S. Federal individual income tax rate for long-term capital gains is 15%.  This rate is scheduled to rise to 20% in 2011.  Short-term capital gains are taxed at ordinary income tax rates.  In any case, the actual rate imposed on income and gains may be higher due to the phase out of certain tax deductions and exemptions.  See “Tax Aspects—Limitation on Deductibility of Interest and Short Sale Expenses” below.  The excess of capital losses over capital gains may be offset against the ordinary income of an individual taxpayer, subject to an annual deduction limitation of $3,000.  Capital losses of an individual taxpayer generally may not be carried back but may be carried forward indefinitely.  For corporate taxpayers, the maximum income tax rate is 35% for both ordinary income and capital gains.  Capital losses of a corporate taxpayer may be offset only against capital gains, but unused capital losses may be carried back three years, subject to certain limitations, and carried forward five years.

The Fund may realize ordinary income from accruals of interest and dividends on securities.  The Fund through the Master Fund and the Portfolio Funds may hold debt obligations with “original issue discount.”  In such case, the Fund would be required to include amounts in taxable income on a current basis even though receipt of such amounts may occur in a subsequent year.  The Fund through its indirect interest in the Portfolio Funds also may acquire debt obligations with “market discount.”  Upon disposition of such an obligation, the Fund generally would be required to treat gain realized as interest income to the extent of the market discount which accrued during the period the debt obligation was held.  The Fund may realize ordinary income or loss with respect to its investments in partnerships engaged in a trade or business.  Income or loss from transactions involving derivatives, such as swap transactions, also may constitute ordinary income or loss, and in certain cases, such income may be recognizable prior to the receipt of cash associated with such income.  In addition, periodic amounts payable by the Portfolio Funds in connection with equity swaps, interest rate swaps, caps, floors and collars likely would be considered “miscellaneous itemized deductions” which, for a noncorporate Investor, may be subject to restrictions on their deductibility.  See “Tax Aspects—Deductibility of Fund Investment Expenditures by Noncorporate Investors” below.  Moreover, gain recognized from certain “conversion transactions” will be treated as ordinary income.1

Currency Fluctuations—“Section 988” Gains or Losses.  The amount of gain or loss on securities denominated in a foreign currency frequently will be affected by the fluctuation in the value of such foreign currencies relative to the value of the dollar.  Generally, gains or losses with respect to investments in common stock of foreign issuers will be taxed as capital gains or losses at the time of the disposition of such stock.  However, under Section 988 of the Code, gains and losses on the acquisition and disposition of foreign currency (e.g., the purchase of foreign currency and subsequent use of the currency to acquire stock) will be treated as ordinary income or loss.  Moreover, under Section 988, gains or losses on disposition of debt securities denominated in a foreign currency to the extent attributable to fluctuation in the value of the foreign currency between the date of acquisition of the debt security and the date of disposition will be treated as ordinary income or loss.  Similarly, gains or losses attributable to fluctuations in exchange rates that occur between the time the taxpayer accrues interest or other receivables or accrues expenses or other liabilities denominated in a foreign currency and the time the taxpayer actually collects such receivables or pays such liabilities may be treated as ordinary income or ordinary loss.

As indicated above, the Fund through its indirect interest in the Portfolio Funds may acquire foreign currency forward contracts, enter into foreign currency futures contracts and acquire put and call options on foreign currencies.  See “Types of Investments and Related Risk Factors—Foreign Currency Transactions.”  Generally, foreign currency regulated futures contracts and option contracts that qualify as “Section 1256 Contracts” (see “Tax Aspects—Section 1256 Contracts” below), will not be subject to ordinary income or loss treatment under Section 988.  However, if the Fund acquires currency futures contracts or option contracts that are not Section 1256 Contracts, or any currency forward contracts, any gain or loss realized by the Fund with respect to such instruments will be ordinary, unless (i) the contract is a capital asset in the hands of the Fund and is not a part of a straddle transaction and (ii) an election is made (by the close of the day the transaction is entered into) to treat the gain or loss attributable to such contract as capital gain or loss.

1
Generally, a conversion transaction is one of several enumerated transactions where substantially all of the taxpayer’s return is attributable to the time value of the net investment in the transaction.  The enumerated transactions are (i) the holding of any property, whether or not actively traded, and entering into a contract to sell such property, or substantially identical property, at a price determined in accordance with such contract, but only if such property was acquired and such contract was entered into on a substantially contemporaneous basis, (ii) certain straddles, (iii) generally any other transaction that is marketed or sold on the basis that it would have the economic characteristics of a loan but the interest-like return would be taxed as capital gain or (iv) any other transaction specified in the Regulations.

Section 1256 Contracts.  In the case of “Section 1256 Contracts,” the Code generally applies a “mark to market” system of taxing unrealized gains and losses on such contracts and otherwise provides for special rules of taxation.  Under these rules, Section 1256 Contracts, which include certain regulated futures contracts, foreign currency forward contracts and certain options contracts, held at the end of each taxable year are treated for U.S. Federal income tax purposes as if they were sold by the holder for their fair market value on the last business day of such taxable year.  The net gain or loss, if any, resulting from such deemed sales, known as “marking to market,” together with any gain or loss resulting from actual sales of Section 1256 Contracts, must be taken into account by the holder in computing its taxable income for such year.  If a Section 1256 Contract held at the end of a taxable year is sold in the following year, the amount of any gain or loss realized on such sale will be adjusted to reflect the gain or loss previously taken into account under the “mark to market” rules.

Capital gains and losses from such Section 1256 Contracts generally are characterized as short-term capital gains or losses to the extent of 40% thereof and as long-term capital gains or losses to the extent of 60% thereof.  Such gains and losses will be taxed under the general rules described above.  Gains and losses from certain foreign currency transactions will be treated as ordinary income and losses.  See “Tax Aspects—Currency Fluctuations—‘Section 988’ Gains or Losses.”  If an individual taxpayer incurs a net capital loss for a year, the portion thereof, if any, which consists of a net loss on “Section 1256 Contracts” may, at the election of the taxpayer, be carried back three years.  Losses so carried back may be deducted only against net capital gain to the extent that such gain includes gains on “Section 1256 Contracts.”

Mixed Straddle Election.  The Code allows a taxpayer to elect to offset gains and losses from positions which are part of a “mixed straddle.”  A “mixed straddle” is any straddle in which one or more but not all positions are Section 1256 Contracts.

Pursuant to Temporary Regulations, the Fund (and the Master Fund or any Portfolio Fund) may be eligible to elect to establish one or more mixed straddle accounts for certain of its mixed straddle trading positions.  The mixed straddle account rules require a daily “marking to market” of all open positions in the account and a daily netting of gains and losses from positions in the account.  At the end of a taxable year, the annual net gains or losses from the mixed straddle account are recognized for tax purposes.  The application of the Temporary Regulations’ mixed straddle account rules is not entirely clear.  Therefore, there is no assurance that a mixed straddle account election by the Fund will be accepted by the Service.

Short Sales.  Gain or loss from a short sale of property is generally considered as capital gain or loss to the extent the property used to close the short sale constitutes a capital asset in the taxpayer’s hands.  Except with respect to certain situations where the property used to close a short sale has a long-term holding period on the date of the short sale, special rules would generally treat the gains on short sales as short-term capital gains.  Moreover, a loss on a short sale will be treated as a long-term capital loss if, on the date of the short sale, “substantially identical property” has been held by the taxpayer for more than one year.  These rules also may terminate the running of the holding period of “substantially identical property” held by the taxpayer.

Gain or loss on a short sale will generally not be realized until such time that the short sale is closed.  However, if any of the Fund, the Master Fund or a Portfolio Fund holds a short sale position with respect to stock, certain debt obligations or partnership interests that has appreciated in value and then acquires property that is the same as or substantially identical to the property sold short, the applicable fund generally will recognize gain on the date it acquires such property as if the short sale were closed on such date with such property.  Similarly, if any of the Fund holds an appreciated financial position with respect to stock, certain debt obligations or partnership interests and then enters into a short sale with respect to the same or substantially identical property, the Fund generally will recognize gain as if the appreciated financial position were sold at its fair market value on the date it enters into the short sale.  The subsequent holding period for any appreciated financial position that is subject to the constructive sale rules will be determined as if such position were acquired on the date of the constructive sale.

Constructive Ownership Transactions.  The Fund may indirectly gain exposure to Portfolio Funds and other “pass-thru” investment vehicles through the use of certain derivatives (including long positions in a notional principal contract, forward or futures contracts, the simultaneous holding of a call option and granting of a put option with substantially equal strike prices and maturity dates, and other similar derivatives that may be prescribed under future Treasury Regulations).  If the Fund enters into a derivative of this kind, any long-term capital gain from the derivative will be recharacterized as ordinary income to the extent the gain exceeds the long-term capital gain the Fund would have realized had it held the relevant Portfolio Fund or pass-thru investment vehicle directly.  Further, the portion of the gain which is recharacterized as ordinary income will be treated as having accrued over the term of the relevant derivative such that an Investor in the Fund, for a taxable year that such a derivative is outstanding, may incur an interest charge with respect to any underpayment of tax that would have resulted had the ordinary income been included on the Investor’s tax return for such year.

Effect of Straddle Rules on Investors’ Securities Positions.  The Service may treat certain positions in securities held, directly or indirectly, by an Investor and its indirect interest in similar securities held by any of the Fund, the Master Fund or a Portfolio Fund as “straddles” for U.S. Federal income tax purposes.  The application of the “straddle” rules in such a case could affect an Investor’s holding period for the securities involved and may defer the recognition of losses with respect to such securities.2

Lending Portfolio Securities.  If any of the Fund, the Master Fund or a Portfolio Fund lends securities from its portfolio to brokers, dealers and other financial institutions, the fund will not recognize gain or loss, either when the securities are transferred to the borrower or when they are returned to the fund, provided that, under the terms of the lending agreement (i) the borrower is required to return securities identical to the securities loaned and make payments to the fund of amounts equivalent to all interest, dividends, and other distributions (“substitute payments”) which the fund, as owner of the securities, is entitled to receive during the term of the lending transaction, and (ii) the fund’s risk of loss or opportunity for gain with respect to the loaned securities is not reduced.  Proposed Treasury regulations would require that the lending agreement be in writing and that the agreement be terminable by the fund upon notice of not more than five business days.

2
The Fund will not generally be in a position to furnish to investors information regarding the securities positions of its Portfolio Funds which would permit an investor to determine whether its transactions in securities, which are also held by such Portfolio Funds, should be treated as offsetting positions for purposes of the straddle rules.

The substitute payments received by the fund are sourced (either U.S. source or foreign source) by reference to the source of the payments (dividend or interest) they replace.  Substitute interest or dividend payments generally have the same character as interest or dividend income, respectively, for purposes of determining the tax liability of and withholding of taxes with respect to a foreign person and the application of income tax treaties.  Proposed Treasury regulations indicate that for other purposes the substitute payments shall be treated as a fee for the temporary use of property, and not as interest or dividend income.  Accordingly, for other purposes, including the dividends received deduction, the application of preferential rates applicable to certain dividends and the foreign tax credit provisions, the substitute payments may not be treated as interest and dividends.  Nevertheless, any substitute payments made to a fund enjoy the same general exemption from unrelated business taxable income as the interest and dividends they replace so long as the lending agreement contains certain provisions, including reasonable procedures to implement the borrower’s obligation to furnish the fund with collateral that at all times has a value at least equal to the value of the loaned securities.

Limitation on Deductibility of Interest and Short Sale Expenses.  For noncorporate taxpayers, Section 163(d) of the Code limits the deduction for “investment interest” (i.e., interest or short sale expenses for “indebtedness properly allocable to property held for investment”).  Investment interest is not deductible in the current year to the extent that it exceeds the taxpayer’s “net investment income,” consisting of net gain and ordinary income derived from investments in the current year less certain directly connected expenses (other than interest or short sale expenses).  For this purpose, any long-term capital gain and any dividend income eligible for taxation at the preferential rates is excluded from net investment income unless the taxpayer elects to pay tax on such amounts at ordinary non-preferential income tax rates.

For purposes of this provision, the Fund’s activities will be treated as giving rise to investment income for an Investor, and the investment interest limitation would apply to a noncorporate Investor’s share of the interest and short sale expenses attributable to the Fund’s operation.  In such case, a noncorporate Investor would be denied a deduction for all or part of that portion of its distributive share of the Fund’s ordinary losses attributable to interest and short sale expenses unless it had sufficient investment income from all sources including the Fund.  An Investor that could not deduct losses currently as a result of the application of Section 163(d) would be entitled to carry forward such losses to future years, subject to the same limitation.  The investment interest limitation would also apply to interest paid by a noncorporate Investor on money borrowed to finance its investment in the Fund.  Potential Investors are advised to consult with their own tax advisers with respect to the application of the investment interest limitation in their particular tax situations.

Deductibility of Fund Investment Expenditures by Noncorporate Investors.  Investment expenses (e.g., investment advisory fees) of an individual, trust or estate are deductible only to the extent that such expenses exceed 2% of adjusted gross income.3

3
However, Section 67(e) of the Code provides that, in the case of a trust or an estate, such limitation does not apply to deductions or costs which are paid or incurred in connection with the administration of the estate or trust and would not have been incurred if the property were not held in such trust or estate. There is a disagreement among various federal Courts of Appeal on the question of whether the investment advisory fees incurred by a trust are exempt (under Section 67(e)) from the 2% of adjusted gross income floor on deductibility.  Investors that are trusts or estates should consult their tax advisers as to the applicability of these cases to the investment expenses that are allocated to them.

Further, in the case of an Investor that is a partnership having 100 or more partners and which has elected to be treated as an “electing large partnership,” 70% of such deductions will be disallowed, although the remaining deductions generally will be allowed at the partnership level and will not be subject to the 2% floor that would otherwise be applicable to individual Investors.  In addition, the Code further restricts the ability of an individual with an adjusted gross income in excess of a specified threshold amount (for 2009, $166,800 or $83,400 for a married person filing a separate return) to deduct such investment expenses.  Under such provision, investment expenses in excess of 2% of adjusted gross income may only be deducted to the extent such excess expenses, along with certain other itemized deductions, exceed the lesser of (i) 3% of the excess of the individual’s adjusted gross income over the specified amount or (ii) 80% of the amount of certain itemized deductions otherwise allowable for the taxable year.4  Moreover, such investment expenses are miscellaneous itemized deductions which are not deductible by a noncorporate taxpayer in calculating its alternative minimum tax liability.

These limitations on deductibility should not apply to a noncorporate Investor’s share of the expenses of the Fund to the extent that such expenses are allocable to a Portfolio Fund that is considered to be in a trade or business within the meaning of the Code.  These limitations will apply, however, to a noncorporate Investor’s share of the investment expenses of the Fund to the extent that such expenses are allocable to a Portfolio Fund that is not considered to be in a trade or business within the meaning of the Code.

Although the Fund intends to treat the trade or business related expenses as not being subject to the foregoing limitations on deductibility, there can be no assurance that the Service will not treat such items as investment expenses which are subject to the limitations.

The consequences of these limitations will vary depending upon the particular tax situation of each taxpayer.  Accordingly, noncorporate Investors should consult their tax advisers with respect to the application of these limitations.

No deduction is allowed for sales loads paid by an Investor to acquire an Interest in the Fund; instead any such fees will be included in the Investor’s adjusted tax basis for its Interest in the Fund.

Application of Rules for Income and Losses from Passive Activities.  The Code restricts the deductibility of losses from a “passive activity” against certain income which is not derived from a passive activity.  This restriction applies to individuals, personal service corporations and certain closely held corporations.  Income or loss from the Fund’s securities investment and trading activity generally will not constitute income or loss from a passive activity.  Therefore, passive losses from other sources generally could not be deducted against an Investor’s share of income and gain from the Fund.  Income or loss attributable to investments in partnerships engaged in a trade or business may constitute passive activity income or loss.

4	This limitation on itemized deductions does not apply for 2010, but under a “sunset” provision contained in applicable legislation will be fully restored in 2011.

“Phantom Income” from Certain Foreign Equity Investments.  Pursuant to various “anti-deferral” provisions of the Code (the “Subpart F” and “passive foreign investment company” (“PFIC”) provisions), investments, if any, by the Fund through the Portfolio Funds in certain foreign corporations may cause an Investor to (i) recognize taxable income prior to the Fund’s receipt of distributable proceeds, (ii) pay an interest charge on receipts that are deemed as having been deferred or (iii) recognize ordinary income that, but for the “anti-deferral” provisions, would have been treated as capital gain.

It should be noted that dividends paid by a PFIC are not eligible for taxation at preferential rates that apply to certain dividends from domestic corporations and certain other foreign corporations.

Foreign Taxes.  It is possible that certain dividends, interest and other amounts received from sources within foreign countries will be subject to withholding taxes imposed by such countries.  In addition, some foreign countries may impose capital gains taxes on certain securities transactions involving foreign issuers.  Tax treaties between certain countries and the United States may reduce or eliminate such taxes.

The Fund will inform Investors of their proportionate share of the foreign taxes paid or incurred by the Fund, the Master Fund or a Portfolio Fund, that Investors will be required to include in their income.  The Investors generally will be entitled to claim either a credit (subject, however, to various limitations on foreign tax credits), or, if they itemize their deductions, a deduction (subject to the limitations generally applicable to deductions) for their share of such foreign taxes in computing their U.S. Federal income taxes.  An Investor that is tax exempt will not ordinarily benefit from such credit or deduction.

Unrelated Business Taxable Income

Generally, an exempt organization (such as an employee benefit plan, individual retirement account (“IRA”) or 401(k) or Keogh Plan) is exempt from U.S. Federal income tax on its passive investment income, such as dividends, interest and capital gains, whether realized by the organization directly or indirectly through a partnership in which it is a partner.5

This general exemption from tax does not apply to the unrelated business taxable income (“UBTI”) of an exempt organization.  Generally, except as noted above with respect to certain categories of exempt trading activity, UBTI includes income or gain derived, either directly or through partnerships, from a trade or business, the conduct of which is substantially unrelated to the exercise or performance of the organization’s exempt purpose or function.  UBTI also includes “unrelated debt-financed income,” which generally consists of (i) income derived by an exempt organization, directly or through a partnership, from income-producing property with respect to which there is “acquisition indebtedness” at any time during the taxable year, and (ii) gains derived by an exempt organization, directly or through a partnership, from the disposition of property with respect to which there is “acquisition indebtedness” at any time during the 12-month period ending with the date of such disposition.  With respect to its investments in partnerships engaged in a trade or business, the Fund’s income, or loss, from these investments may constitute UBTI.

5
With certain exceptions, tax-exempt organizations which are private foundations are subject to a 2% Federal excise tax on their “net investment income.” The rate of the excise tax for any taxable year may be reduced to 1% if the private foundation meets certain distribution requirements for the taxable year. A private foundation will be required to make payments of estimated tax with respect to this excise tax.

The Fund directly or indirectly through the Portfolio Funds may incur “acquisition indebtedness” with respect to certain transactions, such as the purchase of securities on margin.  Based upon a published ruling issued by the Service which generally holds that income and gain with respect to short sales of publicly traded stock does not constitute income from debt-financed property for purposes of computing UBTI, the Fund will treat its short sales of securities as not involving “acquisition indebtedness” and therefore not generating UBTI.6  To the extent the Fund recognizes income (i.e., dividends and interest) from securities with respect to which there is “acquisition indebtedness” during a taxable year, the percentage of such income which will be treated as UBTI generally will be based on the percentage which the “average acquisition indebtedness” incurred with respect to such securities is of the “average amount of the adjusted basis” of such securities during the taxable year.

To the extent the Fund recognizes capital gain from securities with respect to which there is “acquisition indebtedness” at any time during the 12-month period ending with the date of their disposition, the percentage of such gain which will be treated as UBTI will be based on the percentage which the highest amount of such “acquisition indebtedness” is of the “average amount of the adjusted basis” of such securities during the taxable year.  In determining the unrelated debt-financed income of the Fund, an allocable portion of deductions directly connected with the Fund’s debt-financed property is taken into account.  Thus, for instance, a percentage of capital losses from debt-financed securities, based on the debt/basis percentage calculation described above, would offset gains treated as UBTI.

Since the calculation of the Fund’s “unrelated debt-financed income” is complex and will depend in large part on the amount of leverage, if any, used by the Portfolio Funds from time to time,7 it is impossible to predict what percentage of the Fund’s income and gains will be treated as UBTI for an Investor that is an exempt organization.  An exempt organization’s share of the income or gains of the Fund which is treated as UBTI may not be offset by losses of the exempt organization either from the Fund or otherwise, unless such losses are treated as attributable to an unrelated trade or business (e.g., losses from securities for which there is acquisition indebtedness).

To the extent that the Fund generates UBTI, the applicable U.S. Federal tax rate for a particular Investor generally would be either the corporate or trust tax rate depending upon the nature of the particular exempt organization.  An exempt organization may be required to substantiate, to the satisfaction of the Service, the method used to calculate its UBTI.  The Fund will be required to report to an Investor which is an exempt organization information as to the portion, if any, of its income and gains from the Fund for each year which will be treated as UBTI.  The calculation of such amount with respect to transactions entered into by the Fund is highly complex, and there is no assurance that the Fund’s calculation of UBTI will be accepted by the Service.

6	Moreover, income realized from option writing and futures contract transactions generally would not constitute UBTI.

7
The calculation of a particular exempt organization’s UBTI would also be affected if it incurs indebtedness to finance its investment in the Fund.  An exempt organization is required to make estimated tax payments with respect to its UBTI.

In general, if UBTI is allocated to an exempt organization such as a qualified retirement plan or a private foundation, the portion of the Fund’s income and gains which is not treated as UBTI will continue to be exempt from tax, as will the organization’s income and gains from other investments which are not treated as UBTI.  Therefore, the possibility of realizing UBTI from its investment in the Fund generally should not affect the tax-exempt status of such an exempt organization.8  However, a title-holding company will not be exempt from tax if it has certain types of UBTI.  Moreover, the charitable contribution deduction for a trust under Section 642(c) of the Code may be limited for any year in which the trust has UBTI and a charitable remainder trust will be subject to a 100% tax on any UBTI realized by it.

An exempt organization (including an IRA) may be required to make tax payments, including estimated tax payments, and file an income tax return for any taxable year in which it has UBTI.  To file the return, it may be necessary for the exempt organization to obtain an Employer Identification Number.  A prospective Investor should consult its tax adviser with respect to the tax consequences of receiving UBTI from the Fund.  See also “ERISA Considerations.”

Certain Issues Pertaining to Specific Exempt Organizations

Private Foundations. Private foundations and their managers are subject to excise taxes if they invest “any amount in such a manner as to jeopardize the carrying out of any of the foundation’s exempt purposes.”  This rule requires a foundation manager, in making an investment, to exercise “ordinary business care and prudence” under the facts and circumstances prevailing at the time of making the investment, in providing for the short-term and long-term needs of the foundation to carry out its exempt purposes.  The factors which a foundation manager may take into account in assessing an investment include the expected rate of return, both income and capital appreciation, the risks of rising and falling price levels, and the need for diversification within the foundation’s portfolio.

In order to avoid the imposition of an excise tax, a private foundation may be required to distribute on an annual basis its “distributable amount,” which includes, among other things, the private foundation’s “minimum investment return,” defined as 5% of the excess of the fair market value of its nonfunctionally related assets (defined to include assets not directly used or held for use in carrying out the foundation’s exempt purposes), over certain indebtedness incurred by the foundation in connection with such assets.  A foundation’s investment in the Fund most probably would be classified as a nonfunctionally related asset.  A determination that an Interest in the Fund is a nonfunctionally related asset could conceivably cause cash flow problems for a prospective Investor which is a private foundation.  Such an organization could be required to make distributions in an amount determined by reference to unrealized appreciation in the value of its Interest in the Fund.

8
Certain exempt organizations which realize UBTI in a taxable year will not constitute “qualified organizations” for purposes of Section 514(c)(9)(B)(vi)(I) of the Code, pursuant to which, in limited circumstances, income from certain real estate partnerships in which such organizations invest might be treated as exempt from UBTI. A prospective tax-exempt Investor should consult its tax adviser in this regard.

In some instances, an investment in the Fund by a private foundation may be prohibited by the “excess business holdings” provisions of the Code.  For example, if a private foundation, either directly or together with a “disqualified person,” acquires more than 20% of the capital interest or profits interest of the Fund, the private foundation may be considered to have “excess business holdings.”  If this occurs, such foundation may be required to divest itself of its Interest in the Fund in order to avoid the imposition of an excise tax.  However, the excise tax will not apply if at least 95% of the gross income from the Fund is “passive” within the applicable provisions of the Code and Regulations.  Although there can be no assurance, the Adviser believes that the Fund will meet this 95% gross income test.

A substantial percentage of investments of certain “private operating foundations” may be restricted to assets directly devoted to their tax-exempt purposes.  Otherwise, generally, rules similar to those discussed above govern their operations.

Qualified Retirement Plans.  Employee benefit plans subject to the provisions of ERISA, IRAs and Keogh Plans should consult their counsel as to the implications of such an investment under ERISA.  See “Tax Aspects—Unrelated Business Taxable Income” and “ERISA Considerations.”

Endowment Funds.  Investment managers of endowment funds should consider whether the acquisition of an Interest in the Fund is legally permissible.  This is not a matter of U.S. Federal law, but is determined under state statutes.  It should be noted, however, that under the Uniform Management of Institutional Funds Act, which has been adopted, in various forms, by a large number of states, participation in investment funds or similar organizations in which funds are commingled and investment determinations are made by persons other than the governing board of the endowment fund is allowed.

Legislative Proposals

It is anticipated that proposals will be initiated by the current administration and Congress that would affect the tax consequences described herein.  It is not possible to predict at this time the extent to which any of these proposals will be enacted by Congress and, if enacted, what their final form and effective dates will be.  In addition, other proposals could be enacted that would change the tax consequences described herein of an investment in the Fund.  Prospective Investors should consult their own tax advisers regarding the status of these proposed changes and the effect, if any, on their investment in the Fund.

Disclosure Provisions

Provisions of the Code and Treasury Regulations (the “Disclosure Provisions”) intended to address so-called tax shelters and other potentially tax-motivated transactions require participants in a “reportable transaction” to disclose certain information about the transaction on IRS Form 8886 and retain information relating to the transaction.  “Material advisors” with respect to a reportable transaction are also required to disclosure certain information about the transaction to the Service and are required to maintain lists identifying the transaction investors and furnish to the Service upon demand such investor information as well as detailed information regarding the transactions.  A transaction may be a “reportable transaction” based upon any of several indicia, including the existence of confidentiality agreements, certain indemnity arrangements, potential for recognizing investment or other losses, one or more of which may be present with respect to or in connection with an investment in or by the Fund.  In addition, the Disclosure Provisions could be interpreted to cover and require reporting of transactions that are generally not considered tax shelters, including certain foreign currency transactions.  Significant penalties may apply upon a failure to comply with these disclosure and/or list maintenance requirements, and with respect to understatements of tax resulting from participation in certain reportable transactions.  Investors are urged to consult their own tax advisors concerning any possible disclosure obligation with respect to their investment in the Fund and should be aware that the Fund and the Adviser intend to comply with the disclosure and list maintenance requirements under the Disclosure Provisions if they determine that they apply to the Fund.  Disclosure of a transaction to the Service does not indicate that the transaction or any claimed tax benefits pertaining to the transaction have been reviewed, examined or approved by the Service.

State and Local Taxation

In addition to the U.S. Federal income tax consequences described above, prospective Investors should consider potential state and local tax consequences of an investment in the Fund.  State and local tax laws differ in the treatment of limited liability companies such as the Fund.  A few jurisdictions may impose entity level taxes on a limited liability company if it is found to have sufficient contact with that jurisdiction.  Such taxes are frequently based on the income and capital of the entity that is allocated to the jurisdiction.  Although there can be no assurance, the Fund intends to conduct its activities so that it will not be subject to entity level taxation by any state or local jurisdiction.

State and local laws often differ from U.S. Federal income tax laws with respect to the treatment of specific items of income, gain, loss, deduction and credit.  An Investor’s distributive share of the taxable income or loss of the Fund generally will be required to be included in determining its reportable income for state and local tax purposes in the jurisdiction in which it is a resident.

Further, if a Portfolio Fund conducts business or other activities in a jurisdiction, then an Investor that is not a resident of that jurisdiction may nevertheless be subject to tax in that jurisdiction on its share of the Fund’s income attributable to those activities of the Portfolio Fund and may be required to file income tax or other returns in that jurisdiction.  Prospective Investors should consult their tax advisers with respect to the availability of a credit for such tax in the jurisdiction in which that Investor is a resident.

Each prospective corporate Investor should consult its tax adviser with regard to the state and local tax consequences of an investment in the Fund.

ERISA CONSIDERATIONS

Persons who are fiduciaries with respect to an employee benefit plan or other arrangement subject to the Employee Retirement Income Security Act of 1974, as amended (an “ERISA Plan” and “ERISA,” respectively), and persons who are fiduciaries with respect to an IRA or Keogh Plan, which is not subject to ERISA but is subject to the prohibited transaction rules of Section 4975 of the Code (together with ERISA Plans, “Benefit Plans”) should consider, among other things, the matters described below before determining whether to invest in the Fund.

ERISA imposes certain general and specific responsibilities on persons who are fiduciaries with respect to an ERISA Plan, including prudence, diversification, an obligation not to engage in a prohibited transaction and other standards.  In determining whether a particular investment is appropriate for an ERISA Plan, Department of Labor (“DOL”) regulations provide that a fiduciary of an ERISA Plan must give appropriate consideration to, among other things, the role that the investment plays in the ERISA Plan’s portfolio, taking into consideration whether the investment is designed reasonably to further the ERISA Plan’s purposes, an examination of the risk and return factors, the portfolio’s composition with regard to diversification, the liquidity and current return of the total portfolio relative to the anticipated cash flow needs of the ERISA Plan, the income tax consequences of the investment (see “Tax Aspects—Unrelated Business Taxable Income” and “—Certain Issues Pertaining to Specific Exempt Organizations”) and the projected return of the total portfolio relative to the ERISA Plan’s funding objectives.  Before investing the assets of an ERISA Plan in the Fund, a fiduciary should determine whether such an investment is consistent with its fiduciary responsibilities and the foregoing regulations.  For example, a fiduciary should consider whether an investment in the Fund may be too illiquid or too speculative for a particular ERISA Plan, and whether the assets of the ERISA Plan would be sufficiently diversified.  If a fiduciary with respect to any such ERISA Plan breaches its or his responsibilities with regard to selecting an investment or an investment course of action for such ERISA Plan, the fiduciary itself or himself may be held liable for losses incurred by the ERISA Plan as a result of such breach.

Because the Fund has registered as an investment company under the 1940 Act, the underlying assets of the Fund should not be considered to be “plan assets” of the ERISA Plans investing in the Fund for purposes of ERISA’s (or the Code’s) fiduciary responsibility and prohibited transaction rules.  Thus, the Adviser will not be a fiduciary within the meaning of ERISA by reason of its authority with respect to the Fund.

The Adviser will require a Benefit Plan which proposes to invest in the Fund to represent that it, and any fiduciaries responsible for such Plan’s investments, are aware of and understand the Fund’s investment objective, policies and strategies, that the decision to invest plan assets in the Fund was made with appropriate consideration of relevant investment factors with regard to the Benefit Plan and is consistent with the duties and responsibilities imposed upon fiduciaries with regard to their investment decisions under ERISA and/or the Code.

Certain prospective Investors that are Benefit Plans may currently maintain relationships with the Adviser or other entities which are affiliated with the Adviser.  Each of such persons may be deemed to be a party in interest to and/or a fiduciary of any Benefit Plan to which it provides investment management, investment advisory or other services.  ERISA prohibits (and the Code penalizes) the use of ERISA and Benefit Plan assets for the benefit of a party in interest and also prohibits (or penalizes) an ERISA or Benefit Plan fiduciary from using its position to cause such Plan to make an investment from which it or certain third parties in which such fiduciary has an interest would receive a fee or other consideration.  Investors that are Benefit Plans should consult with counsel to determine if participation in the Fund is a transaction which is prohibited by ERISA or the Code.  Fiduciaries of Investors that are Benefit Plans will be required to represent that the decision to invest in the Fund was made by them as fiduciaries that are independent of such affiliated persons, that such fiduciaries are duly authorized to make such investment decision and that they have not relied on any individualized advice or recommendation of such affiliated persons, as a primary basis for the decision to invest in the Fund.

The provisions of ERISA and the Code are subject to extensive and continuing administrative and judicial interpretation and review.  The discussion of ERISA and the Code contained in this Memorandum is general and may be affected by future publication of regulations and rulings.  Potential Investors that are Benefit Plans should consult their legal advisers regarding the consequences under ERISA and the Code of the acquisition and ownership of Interests.

ADDITIONAL INFORMATION AND SUMMARY OF LLC AGREEMENT

The following is a summary description of additional items and of select provisions of the limited liability company agreements for both the Fund and the Master Fund (the “LLC Agreement”) which are not described elsewhere in this Memorandum.  The description of such items and provisions is not definitive and reference should be made to the complete text of the LLC Agreement contained in Appendix A.

Interests in the LLC

Persons who purchase Interests in the offering being made hereby will be members of the Fund.  The Adviser, or its successor, in its capacity as investment adviser of the Fund, will be a member of the Fund.  Additionally, the Adviser and its affiliates may contribute capital to and maintain an investment in the Fund, and to that extent also will be members of the Fund.  As described above, Interests in the Fund may be denominated in Units.

Liability of Investors

Investors in the Fund will be members of a limited liability company as provided under Delaware law.  Under Delaware law and the LLC Agreement, an Investor will not be liable for the debts, obligations or liabilities of the Fund solely by reason of being an Investor, except that the Investor may be obligated to make capital contributions to the Fund pursuant to the LLC Agreement, and to repay any funds wrongfully distributed to the Investor.  However, the Adviser may require an Investor to contribute to the Fund, whether before or after the Fund’s dissolution or after the Investor ceases to be an Investor, such amounts as the Adviser deems necessary to meet the Fund’s debts, obligations or liabilities (not to exceed for any Investor, the aggregate amount of any distributions, amounts in connection with a repurchase of all or a portion of the Investor’s Interests and any other amounts received by the Investor from the Fund during or after the fiscal year to which any debt, obligation or liability of the Fund is incurred).

Duty of Care of the Board and the Adviser

The LLC Agreement provides that none of the Directors or the Adviser (including certain of the Adviser’s affiliates, among others) shall be liable to the Fund or any of the Investors for any loss or damage occasioned by any act or omission in the performance of their respective services as such in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of their duties.  The LLC Agreement also contains provisions for the indemnification, to the extent permitted by law, of the Directors by the Fund, but not by the Investors individually, against any liability and expense to which any of them may be liable which arises in connection with the performance of their activities on behalf of the Fund.  None of these persons will be personally liable to any Investor for the repayment of any balance in such Investor’s Capital Account or for contributions by such Investor to the capital of the Fund or by reason of any change in the U.S. Federal or state income tax laws applicable to the Fund or its Investors.  The rights of indemnification and exculpation provided under the LLC Agreement do not provide for indemnification of a director for any liability, including liability under U.S. Federal securities laws which, under certain circumstances, impose liability even on persons that act in good faith, to the extent, but only to the extent, that such indemnification would be in violation of applicable law.

Delegation of Certain Duties of the Board to the Adviser

The Board may from time to time delegate to the Adviser powers and authorities under the LLC Agreement, including without limitation the following:  admission of Members; consent to transfers of Interests of Investors; determinations relating to amounts and manner of contributions to capital; allocations of certain withholding taxes and other expenditures; determination of reserves; determinations of tax allocations; and determinations and allocations of amounts among Capital Accounts.

Amendment of the LLC Agreement

The LLC Agreement may be amended with the approval of the Board, including a majority of the Independent Directors, if required by the 1940 Act, or a majority, as defined in the 1940 Act, of the outstanding voting securities of the Fund.  Certain amendments involving Capital Accounts, allocations thereto and the modification of events causing dissolution of the Fund may not be made without the consent of any Investors adversely affected thereby or unless each Investor has received notice of such amendment and any Investor objecting to such amendment has been allowed a reasonable opportunity to tender its entire Interest for repurchase by the Fund.  As an example, the Board may at any time, without the consent of the other Investors, amend the LLC Agreement to (i) restate the LLC Agreement, (ii) effect compliance with any applicable law or regulation, or to cure any ambiguity or to correct or supplement any provision that may be inconsistent with another provision, provided such action does not affect the rights of any Investor in any material respect, or (iii) make such changes as may be necessary to assure the Fund’s continuing eligibility to be classified for U.S. Federal income tax purposes as a partnership which is not treated as a corporation under Section 7704(a) of the Code.

Term, Dissolution and Liquidation

The Fund will be dissolved:

•	upon the affirmative vote to dissolve the Fund by the Board;

•
upon the expiration of any two-year period which commences on the date on which any Investor has submitted to the Fund a written request in accordance with the LLC Agreement, to tender its entire Interest for repurchase by the Fund if such Investor’s Interest has not been repurchased during such period;

•	at the election of the Adviser;

•	upon the failure of Investors to elect successor Directors at a meeting called by the Adviser when no director remains; or

•	as required by operation of law.

Upon the occurrence of any event of dissolution, the Board, acting directly, or a liquidator under appointment by the Board, is charged with winding up the affairs of the Fund and liquidating its assets.  Net profits or net loss during the fiscal period including the period of liquidation will be allocated as described in the section titled “Capital Accounts and Allocations—Allocation of Net Profits and Net Losses.”

Upon the dissolution of the Fund, its assets are to be distributed (1) first to satisfy the debts, liabilities and obligations of the Fund, other than debts to Investors, including actual or anticipated liquidation expenses, (2) next to satisfy debts owing to the Investors, and (3) finally to the Investors proportionately in accordance with the balances in their respective Capital Accounts.  Assets may be distributed in kind on a pro rata basis if the Board or liquidator determines that such a distribution would be in the interests of the Investors in facilitating an orderly liquidation.

Reports to Investors

The Fund will furnish to Investors as soon as practicable after the end of each taxable year such information as is necessary for such Investors to complete U.S. Federal and state income tax or information returns, along with any other tax information required by law.  The Fund will send to Investors a semi-annual and an audited annual report within 60 days after the close of the period for which it is being made, or as otherwise required by the 1940 Act.  Quarterly reports from the Adviser regarding the Fund’s operations during such period also will be sent to Investors.

Fiscal Year

For accounting purposes, the Fund’s fiscal year is the 12-month period ending on March 31.  The first fiscal year of the Fund commenced on the date of the initial closing and will end on March 31, 2011.  For tax purposes, the Fund intends to adopt the 12-month period ending December 31 of each year as its taxable year.  However, in certain circumstances, the Fund may be required to adopt a taxable year ending on another date.  A taxable year ending on such other date may therefore be required temporarily until the Fund has attracted additional investors with calendar years for tax purposes, at which time the Fund may be eligible to change its taxable year-end to December 31.

Independent Registered Public Accounting Firm and Legal Counsel

PricewaterhouseCoopers LLP serves as the independent registered public accounting firm of the Fund.  Its principal business address is 125 High Street, Boston, Massachusetts 02210.

Wilmer Cutler Pickering Hale and Dorr LLP, Boston, Massachusetts, acts as legal counsel to the Fund.

Custodian

U.S. Bank National Association (the “Custodian”) serves as the primary custodian of the assets of the Fund, and may maintain custody of such assets with domestic and foreign subcustodians (which may be banks, trust companies, securities depositories and clearing agencies) approved by the Board.  Assets of the Fund and Portfolio Funds are not held by the Adviser or commingled with the assets of other accounts other than to the extent that securities are held in the name of a custodian in a securities depository, clearing agency or omnibus customer account of such custodian.  The Custodian’s principal business address is U.S. Bank N.A., 1555 N. River Center Drive, Milwaukee, Wisconsin 53212.

Administrator

U.S. Bancorp Fund Services, LLC (the “Administrator”) has been appointed to provide day-to-day administrative services to the Fund and the Master Fund, including, but not limited to calculation of net asset value on a monthly basis, repurchases and other accounting services.  The Administrator also will provide, among other services, support to the Fund’s Chief Compliance Officer, oversee the Fund’s  and the Master Fund’s Board Meeting Agenda, to function as the Secretary to the Fund and provide assistance to the Fund and the Master Fund in connection with periodic SEC filings and communicating with the Investors and other persons.  The Administrator will receive from the Fund the Administration Fee (as described under “Summary of Fund Expenses” in this Registration Statement) and will be entitled to reimbursement of certain out-of-pocket expenses incurred on behalf of the Fund.

Inquiries

Inquiries concerning the Fund and Interests in the Fund, including information concerning purchase and redemption procedures, should be directed to:

Maggie Webster
SCS Financial Services, LLC
One Winthrop Square, 4th Floor
Boston, MA 02110
mwebster@scsfinancial.com
(617) 204-6429

*   *   *   *   *

All potential Investors in the Fund are encouraged to consult appropriate legal and tax counsel.

APPENDIX A

LIMITED LIABILITY COMPANY AGREEMENT

SCS Hedged Opportunities Fund, LLC

LIMITED LIABILITY COMPANY AGREEMENT

June 4, 2010

TABLE OF CONTENTS

ARTICLE I		1

ARTICLE II		5
2.1	Formation of Limited Liability Company.	5
2.2	Name.	5
2.3	Principal and Registered Office.	5
2.4	Duration	5
2.5	Business of the Fund.	5
2.6	The Board.	6
2.7	Members.	6
2.8	Organizational Member.	7
2.9	Both Directors and Members.	7
2.10	Limited Liability.	7

ARTICLE III		8
3.1	Management and Control.	8
3.2	Actions by the Board.	9
3.3	Officers.	9
3.4	Meetings of Members.	10
3.5	Custody of Assets of the Fund.	11
3.6	Other Activities of Members, Directors and the Adviser	11
3.7	Duty of Care.	11
3.8	Indemnification.	12
3.9	Fees, Expenses and Reimbursement.	14
3.10	Liabilities and Duties.	15

ARTICLE IV		16
4.1	Termination of Status of the Adviser	16
4.2	Termination of Status of a Director.	16
4.3	Removal of the Directors.	16
4.4	Transfer of Interests of Members.	16
4.5	Repurchase of Interests.	17

ARTICLE V		19
5.1	Contributions to Capital.	19
5.2	Rights of Members to Capital.	20
5.3	Capital Accounts.	20
5.4	Allocation of Net Profit and Loss.	20
5.5	Allocation of Certain Withholding Taxes and Other Expenditures	20
5.6	Reserves.	21
5.7	Tax Allocations.	22
5.8	Distributions.	22

-i-

ARTICLE VI		23
6.1	Dissolution.	23
6.2	Liquidation of Assets.	24

ARTICLE VII		24
7.1	Accounting and Reports.	24
7.2	Determinations By the Board.	25
7.3	Valuation of Assets.	25

ARTICLE VIII		26
8.1	Amendment of Limited Liability Company Agreement.	26
8.2	Notices.	27
8.3	Agreement Binding Upon Successors and Assigns.	27
8.4	Applicability of 1940 Act and Form N-2.	27
8.5	Choice of Law.	28
8.6	Not for Benefit of Creditors.	29
8.7	Consents.	29
8.8	Merger and Consolidation.	29
8.9	Pronouns.	29
8.10	Confidentiality.	29
8.11	Certification of Non-Foreign Status.	30
8.12	Severability.	30
8.13	Entire Agreement.	30
8.14	Discretion.	31
8.15	Counterparts.	31
8.16	Tax Matters Partner.	31
8.17	Section 754 Election.	31
8.18	Member Tax Basis.	31

-ii-

SCS HEDGED OPPORTUNITIES FUND

LIMITED LIABILITY COMPANY AGREEMENT

THIS LIMITED LIABILITY COMPANY AGREEMENT of SCS Hedged Opportunities Fund (the “Fund”) is dated and effective as of June 4, 2010 by and among the Organizational Member, SCS Capital Management, LLC, as Adviser, and each person hereinafter admitted to the Fund in accordance with this Agreement and reflected on the books of the Fund as a Member.

W I T N E S S E T H :

WHEREAS, the Fund heretofore has been formed as a limited liability company under the Delaware Limited Liability Company Act, pursuant to the Certificate as filed with the Secretary of State of the State of Delaware on April 7, 2010;

NOW, THEREFORE, for and in consideration of the foregoing and the mutual covenants hereinafter set forth, it is hereby agreed as follows:

ARTICLE I

DEFINITIONS

For purposes of this Agreement:

“1940 Act” means the Investment Company Act of 1940 and the rules, regulations and orders thereunder, as amended from time to time, or any successor law.

“1934 Act” means the Securities Exchange Act of 1934 and the rules, regulations and orders thereunder, as amended from time to time, or any successor law.

“Administrator” means the person who provides administrative services to the Fund pursuant to an administrative services agreement.

“Adviser” means SCS Capital Management, LLC or any successor investment adviser to the Fund, in its capacity as investment adviser under the Investment Advisory Agreement.  The Adviser shall be subject to the provisions of Section 2.7(b), as a member of the Fund.

“Advisers Act” means the Investment Advisers Act of 1940 and the rules, regulations and orders thereunder, as amended from time to time, or any successor law.

“Affiliate” means affiliated person as such term is defined in the 1940 Act.

“Agreement” means this Limited Liability Company Agreement, as amended and/or restated from time to time.

“Board” means the Board of Directors established pursuant to Section 2.6 hereof.

“Capital Account” means, with respect to each Member, the capital account established and maintained on behalf of each Member pursuant to Section 5.3 hereof.

“Capital Contribution” means the contribution, if any, made, or to be made, as the context requires, to the capital of the Fund by a Member.

“Certificate” means the Certificate of Formation of the Fund and any amendments thereto as filed with the office of the Secretary of State of the State of Delaware.

“Closing Date” means the first date on or as of which a Member other than the Organizational Member or the Adviser is admitted to the Fund.

“Code” means the United States Internal Revenue Code of 1986, as amended and as hereafter amended from time to time, or any successor law.

“Contingent Payment” has the meaning set forth in Section 4.5(e).

“Delaware Act” means the Delaware Limited Liability Company Act (6 Del.C. § 18-101, et seq.) as in effect on the date hereof and as amended from time to time, or any successor law.

“Director” means each natural person listed on Schedule I hereto who serves on the Board and any other natural person who, from time to time, pursuant hereto shall serve on the Board.  Each Director shall constitute a “manager” of the Fund within the meaning of the Delaware Act.

 “Early Repurchase Fee” A fee charged by the Fund against the proceeds of a repurchase of an Interest, which is tendered for repurchase by the Fund during the one (1) year period (i.e., 365 calendar days) following the capital contribution with respect to such tendered Interest.

“Effective Date” has the meaning set forth in Section 4.5(e).

“Fiscal Period” means the period commencing on the Closing Date, and thereafter each period commencing on the day immediately following the last day of the preceding Fiscal Period, and ending at the close of business on the first to occur of the following dates:

(a) the last day of a Fiscal Year;

(b) the day preceding any day as of which a contribution to the capital of the Fund is made pursuant to Section 5.1;

(c) the day as of which the Fund makes any distribution to, or repurchases any Interest or portion of an Interest of, any Member;

(d) the day as of which the Fund admits a substituted Member to whom an Interest (or portion thereof) of a Member has been Transferred (unless there is no change of beneficial ownership); or

(e) any other day as of which this Agreement provides for any amount to be credited to or debited against the Capital Account of any Member, other than an amount to be credited to or debited against the Capital Accounts of all Members in accordance with their respective Fund Percentages.

“Fiscal Year”  means the period commencing on the Closing Date and ending on the first March 31st following the Closing Date, and thereafter each period commencing on April 1st of each year and ending on March 31st of the succeeding year (or on the date of a final distribution pursuant to Section 6.2 hereof), unless the Directors shall designate another fiscal year for the Fund.

“Form N-2” means the Fund’s Registration Statement on Form N-2 filed with the Securities and Exchange Commission, as amended from time to time.

“Fund” means the limited liability company governed hereby, as such limited liability company may from time to time be constituted.

“Fund Percentage” means a percentage established for each Member on the Fund’s books as of the first day of each Fiscal Period.  The Fund Percentage of a Member for a Fiscal Period shall be determined by dividing the balance of the Member’s Capital Account as of the commencement of such Fiscal Period by the sum of the Capital Accounts of all of the Members as of the commencement of such Fiscal Period.  The sum of the Fund Percentages of all Members for each Fiscal Period shall equal 100%.

“Highest Annual Balance” has the meaning set forth in Section 4.5(e).

“Independent Directors” means those Directors who are not “interested persons” of the Fund as such term is defined in the 1940 Act.

“Initial Payment” has the meaning set forth in Section 4.5(e).

“Interest” means the entire ownership interest in the Fund at any particular time of a Member or other person to whom an Interest or portion thereof has been transferred pursuant to Section 4.4 hereof, including the rights and obligations of such Member or other person under this Agreement and the Delaware Act.

“Investment Advisory Agreement” means the investment advisory agreement entered into between the Adviser, the Master Fund and the Fund, as from time to time in effect.

“Master Fund” means the SCS Hedged Opportunities Master Fund, LLC or any other “master fund” that the Fund may invest substantially all of its assets in, from time to time, as determined by the Board, in its sole and absolute discretion.

“Member” means any person who is admitted to the Fund in accordance with this Agreement as a member until the Fund repurchases the entire Interest of such person pursuant to Section 4.5 hereof or such person otherwise ceases to be a member of the Fund or a substitute Member who is admitted to the Fund pursuant to Section 4.4 hereof, in such person’s capacity as a member of the Fund.  For purposes of the Delaware Act, the Members shall constitute a single class or group of members.

“Net Assets” means the total value of all assets of the Fund, less an amount equal to all accrued debts, liabilities and obligations of the Fund, calculated before giving effect to any repurchases of Interests.

“Net Profit” or “Net Loss” means the amount by which the Net Assets as of the close of business on the last day of a Fiscal Period exceed (in the case of Net Profit) or are less than (in the case of Net Loss) the Net Assets as of the commencement of the same Fiscal Period” (or, with respect to the initial Fiscal Period of the Fund, at the close of business on the Closing Date), such amount to be adjusted to exclude:

(a) the amount of any amounts to be allocated among the Capital Accounts of the Members pursuant to Section 5.5 or 5.6 hereof; and

(b) any items to be allocated among the Capital Accounts of the Members on a basis which is not in accordance with the respective Fund Percentages of all Members as of the commencement of such Fiscal Period.

“Note” has the meaning set forth in Section 4.5(e).

“Organizational Member” means the person executing this Agreement in such capacity.

“Payment” has the meaning set forth in Section 4.5(e).

“Person” means any individual, entity, corporation, partnership, association, limited liability company, joint-stock company, trust, estate, joint venture, organization or unincorporated organization.

“Portfolio Funds” means unregistered pooled investment vehicles and registered investment companies into which the Fund (through the Master Fund) invests.

“Securities” means securities (including, without limitation, equities, debt obligations, options, and other “securities” as that term is defined in Section 2(a)(36) of the 1940 Act) and any contracts for forward or future delivery of any security, debt obligation, currency or commodity, all manner of derivative instruments and any contracts based on any index or group of securities, debt obligations, currencies or commodities, and any options thereon.

“Tax Matters Partner” means the person designated as “tax matters partner” of the Fund pursuant to Section 8.17 hereof.

“Transfer” means the assignment, transfer, sale or other disposition of all or any portion of an Interest, including any right to receive any allocations and distributions attributable to an Interest.

“Unit”  has the meaning set forth in Section 2.11.

“Voting Interest” means with respect to a Member the number of votes equivalent to such Member’s Fund Percentage as of the record date for a meeting of Members.

ARTICLE II

ORGANIZATION; ADMISSION OF MEMBERS; BOARD

2.1 Formation of Limited Liability Company.

The Organizational Member and any persons designated by the Board hereby are designated as authorized persons, within the meaning of the Delaware Act, to execute, deliver and file all certificates (and any amendments and/or restatements thereof) required or permitted by the Delaware Act to be filed in the office of the Secretary of State of the State of Delaware.  The Board shall cause to be executed and filed with applicable governmental authorities any other instruments, documents and certificates which, in the opinion of the Fund’s legal counsel, may from time to time be required by the laws of the United States of America, the State of Delaware or any other jurisdiction in which the Fund shall determine to do business, or any political subdivision or agency thereof, or which such legal counsel may deem necessary or appropriate to effectuate, implement and continue the valid existence and business of the Fund.

2.2 Name.

The name of the Fund shall be “SCS Hedged Opportunities Fund, LLC” or such other name as the Board hereafter may adopt upon causing an appropriate amendment to this Agreement to be adopted and to the Certificate to be filed in accordance with the Delaware Act.  The Fund’s business may be conducted under the name of the Fund or, to the fullest extent permitted by law, any other name or names deemed advisable by the Board.

2.3 Principal and Registered Office.

The Fund shall have its principal office at the principal office of the Adviser, or at such other place designated from time to time by the Board.

The Fund shall have its registered office in the State of Delaware at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, and shall have the Corporation Trust Company as its registered agent at such registered office for service of process in the State of Delaware, unless a different registered office or agent is designated from time to time by the Board in accordance with the Delaware Act.

2.4 Duration.

The term of the Fund commenced on the filing of the Certificate with the Secretary of State of the State of Delaware and shall continue until the Fund is dissolved pursuant to Section 6.1 hereof.

2.5 Business of the Fund.

(a) The business of the Fund is to purchase, sell (including short sales), invest and trade in Securities, and to engage in any financial or derivative transactions relating thereto or otherwise.  The Fund’s assets may be invested in general or limited partnerships, limited liability companies and other pooled investment vehicles which invest and trade in Securities. The Adviser may execute, deliver and perform all contracts, agreements and other undertakings and engage in all activities and transactions as may in the opinion of the Adviser be necessary or advisable to carry out the Fund’s business and any amendments to any such contracts, agreements and other undertakings, all without any further act, vote or approval of any other person, notwithstanding any other provision of this Agreement.

(b) The Fund may, in the sole and absolute discretion of the Board, invest all or substantially all of the Fund’s assets in the Master Fund.

(c) The Fund shall operate as a closed-end, management investment company in accordance with the 1940 Act and subject to any fundamental policies and investment restrictions set forth in the Form N-2.

2.6 The Board.

(a) The Organizational Member hereby designates those persons listed on Schedule I who shall agree to be bound by the terms of this Agreement pertaining to the obligations of Directors to serve as Directors on the initial Board.  The Board may, subject to the provisions of paragraphs (a) and (b) of this Section 2.6 with respect to the number of and vacancies in the position of Director and the provisions of Section 3.3 hereof with respect to the election of Directors by Members, designate any person who shall agree to be bound by all of the terms of this Agreement as a Director.  The names and mailing addresses of the Directors shall be set forth in the books and records of the Fund.

(b) Each Director shall serve as a Director for the duration of the term of the Fund, unless his or her status as a Director shall be sooner terminated pursuant to Section 4.2 hereof.  If any vacancy in the position of a Director occurs, the remaining Directors may appoint a person to serve in such capacity (in accordance with any procedures adopted by the Board or any committee thereof from time to time), so long as immediately after such appointment at least two-thirds of the Directors then serving would have been elected by the Members.  The Directors may call a meeting of Members to fill any vacancy in the position of Director, and shall do so within 60 days after any date on which Directors who were elected by the Members cease to constitute a majority of the Directors then serving as Directors.

(c) If no Director remains, the Adviser shall promptly call a meeting of the Members, to be held within 60 days after the date on which the last Director ceased to act in that capacity, for the purpose of determining whether to continue the business of the Fund and, if the business shall be continued, of electing the required number of Directors.  If the Members shall determine at such meeting not to continue the business of the Fund or if the required number of Directors is not elected within 60 days after the date on which the last Director ceased to act in that capacity, then the Fund shall be dissolved pursuant to Section 6.1 hereof and the assets of the Fund shall be liquidated and distributed pursuant to Section 6.2 hereof.

2.7 Members.

(a) The Fund may admit one or more Members as of the beginning of each calendar month or at such other times as the Board may determine.  Members may be admitted to the Fund subject to the condition that each such Member shall execute an appropriate signature page of this Agreement or an instrument pursuant to which such Member agrees to be bound by all the terms and provisions hereof.  The Board, in its absolute discretion, may reject applications for the purchase of Interests in the Fund.  The admission of any person as a Member shall be effective upon the acceptance by the Fund of such Member’s subscription agreement (or other document(s) as may be required by the Fund to evidence such Member’s subscription) and capital contribution.  Upon acceptance, the books and records of the Fund shall be revised to reflect the name and the contribution to the capital of the Fund of such additional Member.  Notwithstanding the foregoing, the Organizational Member hereby is admitted as a Member on the date hereof.

(b) Upon its signing of this Agreement and its contribution of the sum of not less than $100 to the capital of the Fund, the Adviser shall be admitted to the Fund as a Member, subject to due approval, in accordance with the requirements of the 1940 Act, of the Investment Advisory Agreement.  If at any time the Investment Advisory Agreement between the Fund and the person then serving as Adviser terminates, the Board shall admit as a substitute Member, upon its signing this Agreement, such person as may be retained by the Fund to provide investment advisory services pursuant to an investment advisory agreement, subject to the due approval of such investment advisory agreement in accordance with the requirements of the 1940 Act.

2.8 Organizational Member.

Upon the admission to the Fund of any additional Member pursuant to Section 2.7, the Organizational Member shall withdraw from the Fund (automatically, without any further action by any party) as the Organizational Member and shall be entitled to the return of his Capital Contribution, if any, without interest or deduction, and shall cease to be a member of the Fund.

2.9 Both Directors and Members.

A person may at the same time be a Director and a Member or the Adviser and a Member, in which event such person’s rights and obligations in each capacity shall be determined separately in accordance with the terms and provisions hereof and as provided in the Delaware Act.

2.10 Limited Liability.

Except as otherwise provided under applicable law, none of the Members, Directors, nor, except to the extent provided in Section 3.8 hereof and in the Investment Advisory Agreement, the Adviser shall be liable personally for the Fund’s debts, obligations or liabilities, whether arising in contract, tort or otherwise, solely by reason of being a member, Director or manager of the Fund, except that a Member may be obligated to make capital contributions to the Fund and other payments pursuant to this Agreement and to repay any funds wrongfully distributed to such Member.  Notwithstanding any other provision of this Agreement, the Adviser, in the exercise of its functions on behalf of the Fund, may require a Member to contribute to the Fund, at any time or from time to time, whether before or after the dissolution of the Fund or after such Member ceases to be a member of the Fund, such amounts as the Adviser, in its discretion, determines are necessary to meet the Fund’s debts, obligations or liabilities (not to exceed for any Member the aggregate amount of any distributions, amounts paid in connection with a repurchase of all or a portion of such Member’s Interest and any other amounts received by such Member from the Fund during or after the Fiscal Year in which any debt, obligation or liability of the Fund arose or was incurred); provided however, that each Member shall contribute only his pro rata share of the aggregate amount requested based on such Member’s Capital Account in the Fiscal Year in which the debt, obligation or liability arose or was incurred as a percentage of the aggregate Capital Accounts of all Members of the Fund in such Fiscal Year; and provided further that the provisions of this Section 2.10 shall not affect the obligations of Members under the Delaware Act.

2.11 Interests Issuable in Units

Interests held by each Member may be divided into and denominated in “Units” representing such Member’s Capital Account balance, and in the aggregate representing the total aggregate Net Asset value of the Fund.  Units shall be issued for accounting and administrative purposes only and shall convey no independent rights or privileges upon any Member.  The Fund may issue an unlimited number of Units.  Fractional interests in Units may be issued.  Unless otherwise determined by the Board:  (i) all reductions and/or increases in Capital Accounts made proportionately to all Capital Accounts will be reflected in a change in the Net Asset value per Unit of all outstanding Units, and (ii) all adjustments to a Capital Account that are not proportionately made to all Capital Accounts will be made by increasing or decreasing, as the case may be, the number of Units representing such Capital Account.  The number of Units representing each Capital Account shall be adjusted as of the beginning of each Fiscal Period, and at such other times as necessary or desirable, to reflect the current Net Asset Value of such Capital Account.

ARTICLE III

MANAGEMENT

3.1 Management and Control.

(a) Except to the extent otherwise delegated to the Adviser, management and control of the business of the Fund shall be vested in the Board, which shall serve as, and have the right, power, and authority, on behalf of the Fund and in its name, to exercise all rights, powers, and authority of a “manager” under the Delaware Act and to do all things necessary and proper to carry out the objective and business of the Fund and its duties hereunder. No Director shall have the authority individually to act on behalf of or to bind the Fund except within the scope of such Director’s authority as delegated by the Board.  The parties hereto intend that, except to the extent otherwise expressly provided herein, (i) each Director shall be vested with the same powers, authority and responsibilities on behalf of the Fund as are customarily vested in each director of a Delaware corporation and (ii) each Independent Director shall be vested with the same powers, authority and responsibilities on behalf of the Fund as are customarily vested in each director of a closed-end management investment company registered under the 1940 Act that is organized as a Delaware corporation who is not an “interested person” of such company as such term is defined in the 1940 Act.  During any period in which the Fund shall have no Directors, the Adviser shall continue to serve as investment adviser to the Fund.

(b) Each Member agrees not to treat, on his personal return or in any claim for a refund, any item of income, gain, loss, deduction or credit in a manner inconsistent with the treatment of such item by the Fund.  The Board shall have the exclusive authority and discretion to make any elections required or permitted to be made by the Fund under any provisions of the Code or any other revenue laws.

(c) Members shall have no right to participate in and shall take no part in the management or control of the Fund’s business and shall have no right, power or authority to act for or bind the Fund.  Members shall have the right to vote on any matters only as provided in this Agreement or on any matters that require the approval of the holders of voting securities under the 1940 Act.

(d) The Board may delegate to any person any rights, power and authority vested by this Agreement in the Board to the extent permissible under applicable law.

3.2 Actions by the Board.

(a) Unless provided otherwise in this Agreement, the Board shall act only: (i) by the affirmative vote of a majority of the Directors (which majority shall include any requisite number of Independent Directors required by the 1940 Act) present at a meeting duly called at which a quorum of the Directors shall be present (in person or, if in person attendance is not required by the 1940 Act, in person or by telephone) or (ii) by written consent of a majority of the Directors without a meeting, if permissible under the 1940 Act.

(b) The Board may designate from time to time a Chairman who shall preside at all meetings.  Meetings of the Board may be called by the Chairman or any two Directors, and may be held on such date and at such time and place as the Board shall determine.  Each Director shall be entitled to receive written notice of the date, time and place of such meeting within a reasonable time in advance of the meeting.  Notice need not be given to any Director who shall attend a meeting without objecting to the lack of notice or who shall execute a written waiver of notice with respect to the meeting.  Directors may attend and participate in any meeting by telephone, except where in person attendance at a meeting is required by the 1940 Act.  A majority of the Directors then in office shall constitute a quorum at any meeting.

3.3 Officers.

(a) The Board of Directors may elect one or more Officers. The Board of Directors may also delegate to an Officer the authority to appoint, remove or fix the duties, compensation or terms of office of, one or more other Officers as the Board of Directors shall at any time and from time to time deem to be advisable. A person holding more than one office may not act in more than one capacity to execute, acknowledge or verify on behalf of the Fund  any instrument required by law to be executed, acknowledged and verified by more than one Officer. No Officer need also be a Director.

(b) Each Officer shall hold office until his successor is elected or appointed or until his earlier displacement from office by resignation, removal or otherwise; provided, that if the term of office of any Officer shall have been fixed by the Board of Directors, or by an Officer acting under authority delegated by the Board of Directors, such Officer shall cease to hold such office no later than the date of expiration of such term, regardless of whether any other person shall have been elected or appointed to succeed him. Any Officer may resign at any time by written notice to the Fund. Any Officer may be removed at any time by the Board of Directors or by an Officer acting under authority delegated by the Board of Directors if in its or his judgment the best interest of the Fund would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.  Election or appointment of an Officer shall not of itself create contract rights between the Fund and such Officer.

(c) If the office of any Officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors or by the Officer acting under authority delegated by the Board of Directors. Each Officer elected or appointed to fill a vacancy shall hold office for the balance of the term for which his predecessor was elected or appointed.

(d) All Officers as between themselves and the Fund shall have such powers, perform such duties and be subject to such restrictions, if any, in the management of the Fund as may be provided in this Agreement or, to the extent not so provided, as may be prescribed by the Board of Directors or by the Officer acting under authority delegated by the Board of Directors.

3.4 Meetings of Members.

(a) Actions requiring the vote of the Members may be taken at any duly constituted meeting of the Members at which a quorum is present.  Except as otherwise provided in Section 2.6(c) hereof, meetings of the Members may be called by the Board or by Members holding a majority of the total number of votes eligible to be cast by all Members, and may be held at such time, date and place as the Board or, to the extent applicable, the Adviser shall determine.  The Board shall arrange to provide written notice of the meeting, stating the date, time and place of the meeting and the record date therefor, to each Member entitled to vote at the meeting within a reasonable time prior thereto.  Failure to receive notice of a meeting on the part of any Member shall not affect the validity of any act or proceeding of the meeting, so long as a quorum shall be present at the meeting.  Only matters set forth in the notice of a meeting may be voted on by the Members at a meeting.  The presence in person or by proxy of Members holding a majority of the total number of votes eligible to be cast by all Members as of the record date shall constitute a quorum at any meeting.  In the absence of a quorum, a meeting of the Members may be adjourned by action of a majority of the Members present in person or by proxy without additional notice to the Members.  Except as otherwise required by any provision of this Agreement or of the 1940 Act, (i) those candidates receiving a plurality of the votes cast at any meeting of Members shall be elected as Directors and (ii) all other actions of the Members taken at a meeting shall require the affirmative vote of Members holding a majority of the total number of votes eligible to be cast by those Members who are present in person or by proxy at such meeting.

(b) Each Member shall be entitled to cast at any meeting of Members a number of votes equivalent to such Member’s Voting Interest.  The Board or, to the extent applicable, the Adviser shall establish a record date not less than 10 nor more than 75 days prior to the date of any meeting of Members to determine eligibility to vote at such meeting and the number of votes which each Member will be entitled to cast thereat, and shall maintain for each such record date a list setting forth the name of each Member and the number of votes that each Member will be entitled to cast at the meeting.

(c) A Member may vote at any meeting of Members by a proxy properly executed in writing by the Member and filed with the Fund before or at the time of the meeting.  A proxy may be suspended or revoked, as the case may be, by the Member executing the proxy by a later writing delivered to the Fund at any time prior to exercise of the proxy or if the Member executing the proxy shall be present at the meeting and decide to vote in person.  Any action of the Members that is permitted to be taken at a meeting of the Members may be taken without a meeting if consents in writing, setting forth the action taken, are signed by Members holding a majority of the total number of votes eligible to be cast or such greater percentage as may be required in order to approve such action.

3.5 Custody of Assets of the Fund.

The physical possession of all funds, Securities or other property of the Fund shall at all times, be held, controlled and administered by one or more custodians retained by the Fund in accordance with the requirements of the 1940 Act.

3.6 Other Activities of Members, Directors and the Adviser

(a) None of the Directors, officers of the Fund nor the Adviser shall be required to devote full time to the affairs of the Fund, but shall devote such time as may reasonably be required to perform their obligations under this Agreement and any other agreement they may have with the Fund.

(b) The Adviser and any Member, officer of the Fund, Director, or Affiliate of any of them, may engage in or possess an interest in other business ventures or commercial dealings of every kind and description, independently or with others, including, but not limited to, acquisition and disposition of Securities, provision of investment advisory or brokerage services, serving as directors, officers, employees, advisors or agents of other companies, partners of any partnership, members of any limited liability company, or trustees of any trust, or entering into any other commercial arrangements.  No Member shall have any rights in or to such activities of the Adviser or any other Member, officer of the Fund, Director, or Affiliates of any of them, or any profits derived therefrom, and the pursuit of such activities, even if competitive with the activities of the Fund, shall not be deemed wrongful or improper.  No such person shall be liable to the Fund or any Members for breach of any fiduciary or other duty by reason of the fact that such person pursues or acquires for, or directs an opportunity to another person or does not communicate such opportunity to the Fund.

3.7 Duty of Care.

(a) The Directors, officers of the Fund, the Adviser, including any officer, director, member, partner, principal, employee or agent of the Adviser and each of their respective affiliates, shall not be liable to the Fund or to any of its Members for any loss or damage occasioned by any act or omission in the performance of such person’s services under this Agreement, unless it shall be determined by final judicial decision on the merits from which there is no further right to appeal that such loss is due to an act or omission of such person constituting willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person’s duties hereunder.

(b) A Member not in breach of any obligation hereunder or under any agreement pursuant to which the Member subscribed for an Interest shall be liable to the Fund, any other Member or third parties only as required by applicable law or otherwise provided in this Agreement.

3.8 Indemnification.

(a) To the fullest extent permitted by law, the Fund shall, subject to Section 3.8(b) hereof, indemnify each Director (including for this purpose their executors, heirs, assigns, successors or other legal representatives) and each officer of the Fund against all losses, claims, damages, liabilities, costs and expenses, including, but not limited to, amounts paid in satisfaction of judgments, in compromise, or as fines or penalties, and reasonable counsel fees, incurred in connection with the defense or disposition of any action, suit, investigation or other proceeding, whether civil or criminal, before any judicial, arbitral, administrative or legislative body, in which such indemnitee may be or may have been involved as a party or otherwise, or with which such indemnitee may be or may have been threatened, while in office or thereafter, by reason of being or having been a Director or an officer of the Fund, as the case may be, of the Fund or the past or present performance of services to the Fund by such indemnitee, except to the extent such loss, claim, damage, liability, cost or expense shall have been finally determined in a non-appealable decision on the merits in any such action, suit, investigation or other proceeding to have been incurred or suffered by such indemnitee by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee’s office.  The rights of indemnification provided under this Section 3.8 shall not be construed so as to provide for indemnification of an indemnitee for any liability (including liability under federal securities laws which, under certain circumstances, impose liability even on persons that act in good faith) to the extent (but only to the extent) that such indemnification would be in violation of applicable law, but shall be construed so as to effectuate the applicable provisions of this Section 3.8 to the fullest extent permitted by law.

(b) Expenses, including reasonable counsel fees, so incurred by any such indemnitee (but excluding amounts paid in satisfaction of judgments, in compromise, or as fines or penalties), may be paid from time to time by the Fund in advance of the final disposition of any such action, suit, investigation or proceeding upon receipt of an undertaking by or on behalf of such indemnitee to repay to the Fund amounts so paid if it shall ultimately be determined that indemnification of such expenses is not authorized under Section 3.8(a) hereof; provided, however, that (i) such indemnitee shall provide security for such undertaking, (ii) the Fund shall be insured by or on behalf of such indemnitee against losses arising by reason of such indemnitee’s failure to fulfill his or its undertaking, or (iii) a majority of the Directors (excluding any Director who is seeking advancement of expenses hereunder) or independent legal counsel in a written opinion shall determine based on a review of readily available facts (as opposed to a full trial-type inquiry) that there is reason to believe such indemnitee ultimately will be entitled to indemnification.

(c) As to the disposition of any action, suit, investigation or proceeding (whether by a compromise payment, pursuant to a consent decree or otherwise) without an adjudication or a decision on the merits by a court, or by any other body before which the proceeding shall have been brought, that an indemnitee is liable to the Fund or its members by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee’s office, indemnification shall be provided pursuant to Section 3.8(a) hereof if (i) approved as in the best interests of the Fund by a majority of the Directors (excluding any Director who is seeking indemnification hereunder) upon a determination based upon a review of readily available facts (as opposed to a full trial-type inquiry) that such indemnitee acted in good faith and in the reasonable belief that such actions were in the best interests of the Fund and that such indemnitee is not liable to the Fund or its members by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee’s office, or (ii) the Directors secure a written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry) to the effect that such indemnitee acted in good faith and in the reasonable belief that such actions were in the best interests of the Fund and that such indemnitee is not liable to the Fund or its members by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee’s office.

(d) Any indemnification or advancement of expenses made pursuant to this Section 3.8 shall not prevent the recovery from any indemnitee of any such amount if such indemnitee subsequently shall be determined in a decision on the merits in any action, suit, investigation or proceeding involving the liability or expense that gave rise to such indemnification or advancement of expenses to be liable to the Fund or its members by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee’s office.  In any suit brought by an indemnitee to enforce a right to indemnification under this Section 3.8 it shall be a defense that, and in any suit in the name of the Fund to recover any indemnification or advancement of expenses made pursuant to this Section 3.8 the Fund shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in this Section 3.8.  In any such suit brought to enforce a right to indemnification or to recover any indemnification or advancement of expenses made pursuant to this Section 3.8, the burden of proving that the indemnitee is not entitled to be indemnified, or to any indemnification or advancement of expenses, under this Section 3.8 shall be on the Fund (or any Member acting derivatively or otherwise on behalf of the Fund or its members).

(e) An indemnitee may not satisfy any right of indemnification or advancement of expenses granted in this Section 3.8 or to which he, she or it may otherwise be entitled except out of the assets of the Fund, and no Member shall be personally liable with respect to any such claim for indemnification or advancement of expenses, except to the extent provided in Section 2.10 hereof.

(f) The rights of indemnification provided hereunder shall not be exclusive of or affect any other rights to which any person may be entitled by contract or otherwise under law.  Nothing contained in this Section 3.8 shall affect the power of the Fund to purchase and maintain liability insurance on behalf of any officer of the Fund, Director, the Adviser or other person.

3.9 Fees, Expenses and Reimbursement.

(a) So long as the Administrator provides administrative services to the Fund, it shall be entitled to receive fees for such services as may be agreed to by the Administrator and the Fund pursuant to an administrative services agreement, without any further act, vote or approval of any Member.

(b) The Board may cause the Fund to compensate each Director who is not an officer or employee of the Adviser for his or her services hereunder.  In addition, the Fund shall reimburse the Directors for reasonable out-of-pocket expenses incurred by them in performing their duties under this Agreement.

(c) The Fund shall bear all expenses incurred in the business of the Fund other than those specifically required to be borne by the Adviser pursuant to the Investment Advisory Agreement.  Expenses to be borne by the Fund may include, but are not limited to, the following:

(i)	costs and expenses of the organization and establishment of the Fund, and the costs incurred in connection with the initial offering of Interests;

(ii)
all investment-related expenses (including, but not limited to, fees paid directly or indirectly to Portfolio Funds, investment-related interest expenses, all costs and expenses directly related to portfolio transactions and positions for the Fund’s account such as direct and indirect expenses associated with the Fund’s investments, including its investments in Portfolio Funds, all costs and expenses associated with retaining independent third parties to provide risk management services to the Fund, transfer taxes and premiums and taxes withheld on foreign dividends);

(iii)	all costs and expenses associated with the ongoing operation and registration of the Fund, regulatory filings and the costs of compliance with any applicable Federal or state laws;

(iv)	the costs and expenses of holding any meetings of any Members that are regularly scheduled, permitted or required to be held under the terms of this Agreement, the 1940 Act or other applicable law;

(v)	all fees and expenses of third party service providers for the provision of ongoing investor services to Members;

(vi)	any non-investment related interest expense;

(vii)	fees and disbursements of any attorneys and accountants engaged on behalf of the Fund;

(viii)	entity-level taxes; audit and tax preparation fees and expenses; administrative expenses and fees of the Fund;

(ix)	fees of custodians and other persons providing administrative services to the Fund;

(x)	the costs of a fidelity bond and any liability or other insurance obtained on behalf of the Fund, the Directors or the officers of the Fund;

(xi)
the costs and expenses of holding any meetings of the Board that are regularly scheduled, permitted or are required to be held by this Agreement, the 1940 Act or other applicable law, including the fees and travel-related expenses of Directors who are not employees of the Adviser or any affiliate of the Adviser;

(xii)	all costs and expenses of preparing, setting in type, printing and distributing reports and other communications to Members;

(xiii)
all expenses of computing the Fund’s net asset value, including any equipment or services obtained for the purpose of valuing the Fund’s investment portfolio, including appraisal and valuation services provided by third parties;

(xiv)	all costs and charges for equipment or services used in communicating information regarding the Fund’s transactions among the Adviser and any custodian or other agent engaged by the Fund;

(xv)	any extraordinary expenses; and

(xvi)	such other expenses as may be approved from time to time by the Board.

The Adviser shall be entitled to reimbursement from the Fund for any of the above expenses that the Adviser pays on behalf of the Fund.

(d) The Fund from time to time, alone or in conjunction with other accounts for which the Adviser, or any Affiliate of the Adviser, acts as general partner, managing member or investment adviser, may purchase insurance in such amounts, from such insurers and on such terms as the Board shall determine.

3.10 Liabilities and Duties.

The Members agree that the provisions of this Agreement, to the extent that they restrict or eliminate the duties and liabilities of a Member, officer of the Fund, a Director or other person otherwise existing at law or in equity, replace such other duties and liabilities of such Member, officer of the Fund, Director or other person.

ARTICLE IV

TERMINATION OF STATUS OF ADVISER AND DIRECTORS; TRANSFERS AND REPURCHASES

4.1 Termination of Status of the Adviser.

The status of the Adviser as a Member shall terminate if the Investment Advisory Agreement with the Adviser terminates and the Fund does not enter into a new Investment Advisory Agreement with such person, effective as of the date of such termination.

4.2 Termination of Status of a Director.

The status of a Director shall terminate if the Director (i) shall die; (ii) shall be adjudicated incompetent; (iii) shall voluntarily withdraw as a Director (upon not less than 90 days’ prior written notice to the other Directors, unless the other Directors waive such notice); (iv) shall be removed under Section 4.3; (v) shall be certified by a physician to be mentally or physically unable to perform his duties hereunder; or (vi) shall have a receiver appointed to administer the property or affairs of such Director.

4.3 Removal of the Directors.

Any Director may be removed either by (a) the vote or written consent of at least two-thirds of the Directors not subject to the removal vote or (b) the vote or written consent of Members holding not less than two-thirds of the total number of votes eligible to be cast by all Members.

4.4 Transfer of Interests of Members.

(a) An Interest or portion thereof of a Member may be Transferred only (i) by operation of law pursuant to the death, bankruptcy, insolvency or dissolution of such Member or (ii) with the written consent of the Board (which may be withheld in its sole and absolute discretion).  If any transferee does not meet such investor eligibility requirements established by the Fund from time to time, the Fund reserves the right to repurchase its Interest pursuant to Section 4.5.  If the Board does not consent to a Transfer by operation of law, the Fund shall repurchase the Interest from the Member’s successor.  Any permitted transferee shall be entitled to the allocations and distributions allocable to the Interest so acquired and to Transfer such Interest in accordance with the terms of this Agreement, but shall not be entitled to the other rights of a Member unless and until such transferee becomes a substituted Member.  If a Member Transfers an Interest or portion thereof with the approval of the Board, the Fund shall promptly take all necessary actions so that each transferee or successor to whom such Interest or portion thereof is Transferred is admitted to the Fund as a substituted Member.  The admission of any transferee as a substituted Member shall be effective upon the execution and delivery by, or on behalf of, such substituted Member of either a counterpart of this Agreement or an instrument that constitutes the execution and delivery of this Agreement.  Each transferring Member and transferee agrees to pay all expenses, including attorneys’ and accountants’ fees, incurred by the Fund in connection with such Transfer.  Upon the Transfer to another person or persons of a Member’s entire Interest, such Member shall cease to be a member of the Fund.

(b) Each transferring Member shall indemnify and hold harmless the Fund, the Directors, the officers of the Fund, each other Member and any Affiliate of the foregoing against all losses, claims, damages, liabilities, costs and expenses (including legal or other expenses incurred in investigating or defending against any such losses, claims, damages, liabilities, costs and expenses or any judgments, fines and amounts paid in settlement), joint or several, to which such persons may become subject by reason of or arising from (i) any Transfer made by such Member in violation of this Section 4.4 and (ii) any misrepresentation by such Member in connection with any such Transfer.

4.5 Repurchase of Interests.

(a) Except as otherwise provided in this Agreement, no Member or other person holding an Interest or portion thereof shall have the right to withdraw or tender to the Fund for repurchase of that Interest or portion thereof.  The Board may from time to time, in its complete and exclusive discretion and on such terms and conditions as it may determine, cause the Fund to repurchase Interests or portions thereof pursuant to written tenders.  However, the Fund shall not offer to repurchase Interests on more than four occasions during any Fiscal Year unless it has been advised by counsel to the Fund that such more frequent offers would not cause a material adverse tax consequence to the Members.  So long as substantially all of the Fund’s assets are invested in the Master Fund, the Fund will not conduct a repurchase offer unless the Master Fund simultaneously conducts a consistent purchase offer for interests in the Master Fund.  In determining whether to cause the Fund to repurchase Interests or portions thereof pursuant to written tenders, the Board shall consider the following factors, among others:

(i)	whether any Members have requested to tender Interests or portions thereof to the Fund;

(ii)	the liquidity of the Fund’s (or Master Fund’s) assets;

(iii)	the investment plans and working capital requirements of the Fund;

(iv)	the relative economies of scale with respect to the size of the Fund;

(v)	the history of the Fund in repurchasing Interests or portions thereof;

(vi)	the condition of the securities markets; and

(vii)	the anticipated tax consequences of any proposed repurchases of Interests or portions thereof.

The Board shall cause the Fund to repurchase Interests or portions thereof pursuant to written tenders only on terms fair to the Fund and to all Members (including persons holding Interests acquired from Members), as applicable.

(b) The Adviser may tender its Interest or a portion thereof as a Member under Section 4.5(a) hereof.

(c) If the Adviser’s status as a Member is terminated pursuant to Section 4.1 hereof, it (or its trustee or other legal representative) may, by written notice to the Board within 60 days of the effective date of such termination, tender to the Fund for repurchase all or any portion of its Capital Account.  Not later than 30 days after the receipt of such notice, the Board shall cause such tendered portion of the Capital Account to be repurchased by the Fund for cash.

(d) The Board may cause the Fund to repurchase an Interest or portion thereof of a Member or any person acquiring an Interest or portion thereof from or through a Member if the Board determines or has reason to believe that:

(i)
such an Interest or portion thereof has been transferred in violation of Section 4.4 hereof, or such an Interest or portion thereof has vested in any person by operation of law as the result of the death, dissolution, bankruptcy or incompetency of a Member;

(ii)
ownership of such an Interest by a Member or other person will cause the Fund to be in violation of, or require registration of any Interest or portion thereof under, or subject the Fund to additional registration or regulation under, the securities, commodities or other laws of the United States or any other relevant jurisdiction;

(iii)
continued ownership of such an Interest may be harmful or injurious to the business or reputation of the Fund, the Adviser or the Directors, or may subject the Fund or any of the Members to an undue risk of adverse tax or other fiscal consequences;

(iv)	any of the representations and warranties made by a Member in connection with the acquisition of an Interest or portion thereof was not true when made or has ceased to be true; or

(v)	it would be in the best interests of the Fund, as determined by the Board, for the Fund to repurchase such an Interest or portion thereof.

(e) Repurchases of Interests or portions thereof by the Fund shall be effective after receipt and acceptance by the Fund of all eligible written tenders of Interests or portions thereof from Members.  The amount due to any Member whose Interest or portion thereof is repurchased shall be equal to the value of the Investor’s Capital Account or portion thereof based on the estimated NAV of the Fund’s assets as of the effective date of repurchase (the “Effective Date”).  Payment of the purchase price pursuant to a tender of Interests shall consist initially of a promissory note (the “Note”).  The Note shall entitle the tendering Member to be paid cash in an aggregate amount equal to the estimated unaudited NAV of the Interests tendered, determined as of the Effective Date (the “Payment”).  The Payment shall generally be made within sixty (60) days of the Effective Date; provided, however; that the Note shall contain repayment provisions that permit the Fund to extend the period in which it makes the Payment to take into consideration any unexpected delays that the Master Fund may experience in liquidating its interests in the Portfolio Funds to fund the tender offer.  The Note shall be held for each tendering Member by the Administrator and shall be executed and delivered to the Administrator within approximately ten days after the Effective Date and shall not be transferable.  Notwithstanding the foregoing, if a Member elects to tender Interests in an amount that would reduce the NAV of the Interests held by such Member by 90% or more of the Member’s Interest during any fiscal year (measured against the highest NAV of such Member’s Interest during such fiscal year (the “Highest Annual Balance”)), the Note shall provide for an initial payment to the Member equal to 90% of the estimated unaudited Highest Annual Balance, generally payable in accordance with the terms noted above (“Initial Payment”).  The Note shall also entitle the tendering Member to be paid a contingent amount equal to the remaining balance of the amount due to the Member (i.e., the remaining 10%), subject to any reductions or other adjustments resulting from the audit of the Fund for the fiscal year ended after such Effective Date (the “Contingent Payment”).  The Contingent Payment shall be payable generally no later than thirty (30) days after the end of each fiscal year audit.

(f)   If a Member requests the Fund repurchase an Interest within the one (1) year period (i.e., less than 365 calendar days) following such Member’s capital contribution to the Fund with respect to such Interest, the amount due to the Member with respect to such repurchase shall be subject to an Early Repurchase Fee up to 5% of the amount tendered by the Member for repurchase by the Fund.  The Early Repurchase Fee shall be payable to the Fund.  The Early Repurchase Fee may be waived or reduced in the discretion of the Board.  In addition to the Early Repurchase Fee, the Fund may, in the Adviser’s sole discretion, allocate to tendering Members withdrawal or similar charges imposed by Portfolio Funds if the Adviser determined to withdraw from the Portfolio Fund as a result of a tender and such a charge was imposed on the Fund.

ARTICLE V

CAPITAL

5.1 Contributions to Capital.

(a) The minimum initial contribution of each Member (other than the Adviser) to the capital of the Fund shall be the amount set forth, from time to time, in the Fund’s Form N-2 or such other amount as the Board may determine from time to time.  The amount of the initial contribution of each Member shall be recorded on the books and records of the Fund upon acceptance as a contribution to the capital of the Fund.  The Directors shall not be entitled to make voluntary contributions of capital to the Fund as Directors of the Fund, but may make voluntary contributions to the capital of the Fund as Members.  The Adviser may, but shall not, except as provided in Section 2.7(b), be required to, make any capital contributions.

(b) The Members may make additional contributions to the capital of the Fund, effective as of such times as the Board in its discretion may permit, but no Member shall be obligated to make any additional contribution to the capital of the Fund except to the extent otherwise provided herein.

(c) Except as otherwise permitted by the Board, (i) initial and any additional contributions to the capital of the Fund by any Member shall be payable in cash or in such Securities that the Board, in its absolute discretion, may agree to accept on behalf of the Fund, and (ii) initial and any additional contributions in cash shall be payable in readily available funds at the date of the proposed acceptance of the contribution.  The value of contributed Securities shall be determined in accordance with Section 7.3 hereof as of the date of contribution.

5.2 Rights of Members to Capital.

No Member shall be entitled to interest on his or its contribution to the capital of the Fund, nor shall any Member be entitled to the return of any capital of the Fund except (i) upon the repurchase by the Fund of a part or all of such Member’s Interest pursuant to Section 4.5 hereof, if so determined by the Board, (ii) pursuant to the provisions of Section 5.6(c) hereof or (iii) upon the liquidation of the Fund’s assets pursuant to Section 6.2 hereof.  Except as provided in Section 2.10 hereof, no Member shall be liable for the return of any such amounts.  No Member shall have the right to require partition of the Fund’s property or to compel any sale or appraisal of the Fund’s assets.

5.3 Capital Accounts.

(a) The Fund shall maintain a separate Capital Account for each Member.

(b) Each Member’s Capital Account shall have an initial balance equal to the amount of cash and the value of any Securities (determined in accordance with Section 7.3 hereof) constituting such Member’s initial contribution to the capital of the Fund.

(c) Each Member’s Capital Account shall be increased by the sum of (i) the amount of cash and the value of any Securities (determined in accordance with Section 7.3 hereof) constituting additional contributions by such Member to the capital of the Fund permitted pursuant to Section 5.1 hereof, plus (ii) any amount credited to such Member’s Capital Account pursuant to the provisions of this Article V.

(d) Each Member’s Capital Account shall be reduced by the sum of (i) the amount of any repurchase of the Interest, or portion thereof, of such Member or distributions to such Member pursuant to Sections 4.5, 5.8 or 6.2 hereof which are not reinvested, plus (ii) any amounts debited against such Member’s Capital Account pursuant to the provisions of this Article V.

(e) If all or a portion of an Interest is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Interest.

5.4 Allocation of Net Profit and Loss.

As of the last day of each Fiscal Period, any Net Profit or Net Loss for the Fiscal Period shall be allocated among and credited to or debited against the Capital Accounts of the Members in accordance with their respective Fund Percentages for such Fiscal Period.

5.5 Allocation of Certain Withholding Taxes and Other Expenditures.

(a) If the Fund incurs a withholding tax or other tax obligation with respect to the share of Fund income allocable to any Member, then the Board, without limitation of any other rights of the Fund or the Board, shall cause the amount of such obligation to be debited against the Capital Account of such Member when the Fund pays such obligation, and any amounts then or thereafter distributable to such Member shall be reduced by the amount of such taxes.  If the amount of such taxes is greater than any such distributable amounts, then such Member and any successor to such Member’s Interest shall pay to the Fund as a contribution to the capital of the Fund, upon demand of the Fund, the amount of such excess.  The Fund shall not be obligated to apply for or obtain a reduction of or exemption from withholding tax on behalf of any Member that may be eligible for such reduction or exemption; provided, that in the event that the Fund determines that a Member is eligible for a refund of any withholding tax, the Fund may, at the request and expense of such Member, assist such Member in applying for such refund.

(b) Except as otherwise provided for in this Agreement and unless prohibited by the 1940 Act, any expenditures payable by the Fund, and any other Fund items, to the extent determined by the Board to have been paid or incurred or withheld on behalf of, or by reason of particular circumstances applicable to, one or more but fewer than all of the Members, shall be charged to only those Members on whose behalf such expenditures or items are paid or incurred or whose particular circumstances gave rise to such expenditures or items.  Such charges shall be debited from the Capital Accounts of such Members as of the close of the Fiscal Period during which any such items were paid or accrued by the Fund.

5.6 Reserves.

(a) Appropriate reserves may be created, accrued and charged against Net Assets and proportionately against the Capital Accounts of the Members for contingent liabilities, if any, as of the date any such contingent liability becomes known to the Adviser or the Board, such reserves to be in the amounts which the Board in its sole discretion deem necessary or appropriate.  The Board may increase or reduce any such reserves from time to time by such amounts as it in its sole discretion deems necessary or appropriate.  The amount of any such reserve, or any increase or decrease therein, shall be proportionately charged or credited, as appropriate, to the Capital Accounts of those parties who are Members at the time when such reserve is created, increased or decreased, as the case may be; provided, however, that if any such individual reserve item, adjusted by any increase therein, exceeds the lesser of $500,000 or 1% of the aggregate value of the Capital Accounts of all such Members, the amount of such reserve, increase, or decrease instead may be charged or credited to those parties who were Members at the time, as determined by the Board in its sole discretion, of the act or omission giving rise to the contingent liability for which the reserve was established, increased or decreased in proportion to their Capital Accounts.

(b) If at any time an amount is paid or received by the Fund (other than contributions to the capital of the Fund, distributions or repurchases of Interests or portions thereof) and such amount exceeds the lesser of $500,000 or 1% of the aggregate value of the Capital Accounts of all Members at the time of payment or receipt and such amount was not accrued or reserved for but would nevertheless, in accordance with the Fund’s accounting practices, be treated as applicable to one or more prior Fiscal Periods, then such amount may, in the Directors' sole discretion, be proportionately charged or credited, as appropriate, to those parties who were Members during such prior Fiscal Period or Periods.

(c) If any amount is required by paragraph (a) or (b) of this Section 5.6 to be charged or credited to a party who is no longer a Member, such amount shall be paid by or to such party, as the case may be, in cash, with interest from the date on which the Board determines that such charge or credit is required.  In the case of a charge, the former Member shall be obligated to pay the amount of the charge, plus interest as provided above, to the Fund on demand; provided, however, that (i) in no event shall a former Member be obligated to make a payment exceeding the amount of such Member’s Capital Account at the time to which the charge relates; and (ii) no such demand shall be made after the expiration of three years from the date on which such party ceased to be a Member.  To the extent that a former Member fails to pay to the Fund, in full, any amount required to be charged to such former Member pursuant to paragraph (a) or (b), whether due to the expiration of the applicable limitation period or for any other reason whatsoever, the deficiency shall be charged proportionately to the Capital Accounts of the Members at the time of the act or omission giving rise to the charge to the extent feasible, and otherwise proportionately to the Capital Accounts of the current Members.

5.7 Tax Allocations.

For each Fiscal Year, items of income, deduction, gain, loss or credit shall be allocated for income tax purposes among the Members in such a manner as to reflect equitably amounts credited or debited to each Member’s Capital Account for the current and prior Fiscal Years (or relevant portions thereof).  Allocations under this Section 5.7 shall be made pursuant to the principles of Sections 704(b) and 704(c) of the Code, and in conformity with Treasury Regulations Sections 1.704-1(b)(2)(iv)(f), 1.704-1(b)(4)(i) and 1.704-3(e) promulgated thereunder, as applicable, or the successor provisions to such Section and Regulations. Notwithstanding anything to the contrary in this Agreement, there shall be allocated to the Members such gains or income as shall be necessary to satisfy the “qualified income offset” requirement of Treasury Regulations Section 1.704-1(b)(2)(ii)(d).

If the Fund realizes capital gain or loss (including short-term capital gain or loss) for Federal income tax purposes for any Fiscal Year during or as of the end of which one or more Members withdraw from the Fund pursuant to Articles IV or VI hereof, the Board may elect to allocate specially such gain or loss to any such withdrawing Member up to an amount by which the total of such Member’s Capital Account as of the effective date of withdrawal exceeds or is less than its “adjusted tax basis,” for Federal income tax purposes, in its Interest as of such time (determined without regard to any adjustments made to such “adjusted tax basis” by reason of any transfer or assignment of such Interest, including by reason of death and without regard to such Member’s share of the liabilities of the Fund under Section 752 of the Code).

5.8 Distributions.

(a) The Board, in its sole discretion, may authorize the Fund to make distributions in cash or in kind at any time to all of the Members on a pro rata basis in accordance with the Members’ Fund Percentages.  Notwithstanding anything to the contrary in this Agreement, a Member may be compelled to accept a distribution of any asset in kind from the Fund despite the fact that the percentage of the asset distributed to the Member exceeds the percentage of that asset which is equal to the percentage in which the Member shares in distributions from the Fund.

(b) The Board may withhold taxes from any distribution to any Member to the extent required by the Code or any other applicable law.  For purposes of this Agreement, any taxes so withheld by the Fund with respect to any amount distributed by the Fund to any Member shall be deemed to be a distribution or payment to such Member, reducing the amount otherwise distributable to such Member pursuant to this Agreement and, if appropriate, reducing the Capital Account of such Member.

(c) Notwithstanding anything to the contrary contained herein, none of the Directors or the Members, nor any other person on behalf of the Fund, shall make a distribution to the Members on account of their interest in the Fund if such distribution would violate the Delaware Act or other applicable law.

ARTICLE VI

DISSOLUTION AND LIQUIDATION

6.1 Dissolution.

(a) The Fund shall be dissolved at any time there are no members of the Fund, unless the Fund is continued in accordance with the Delaware Act, or upon the occurrence of any of the following events:

(i)	upon the affirmative vote to dissolve the Fund by the Board;

(ii)
upon the determination of the Members not to continue the business of the Fund at a meeting called by the Adviser in accordance with Section 2.6(c) hereof when no Director remains to continue the business of the Fund or if the required number of Directors is not elected within 60 days after the date on which the last Director ceased to act in that capacity;

(iii)
upon the expiration of any two-year period which commences on the date on which any Member has submitted a written notice to the Fund requesting to tender such Member’s entire Interest for repurchase by the Fund if such Member has not been permitted to do so at any time during such period;

(iv)	upon the determination by the Adviser to dissolve the Fund; or

(v)	as required by operation of law.

Except as provided above, Members shall not have the authority, by vote or otherwise, to dissolve or cause the dissolution of the Fund.  Dissolution of the Fund shall be effective on the day on which the event giving rise to the dissolution shall occur, but the Fund shall not terminate until the assets of the Fund have been liquidated in accordance with Section 6.2 hereof and the Certificate has been canceled.

6.2 Liquidation of Assets.

(a) Upon the dissolution of the Fund as provided in Section 6.1 hereof, the Board, acting directly or through a liquidator it selects, shall liquidate, in an orderly manner, the business and administrative affairs of the Fund, except that if the Board is unable to perform this function, a liquidator elected by Members holding a majority of the total number of votes eligible to be cast by all Members shall liquidate, in an orderly manner, the business and administrative affairs of the Fund.  Net Profit and Net Loss during the period of liquidation shall be allocated pursuant to Article V hereof.  The proceeds from liquidation shall, subject to the Delaware Act, be distributed in the following manner:

(i)
in satisfaction (whether by payment or the making of reasonable provision for payment thereof) of the debts and liabilities of the Fund, including the expenses of liquidation (including legal and accounting expenses incurred in connection therewith), but not including debt and liabilities to Members, up to and including the date that distribution of the Fund’s assets to the Members has been completed, shall first be paid on a pro rata basis;

(ii)	such debts, liabilities or obligations as are owing to the Members shall be paid next in their order of seniority and on a pro rata basis; and

(iii)
the Members shall be paid next on a pro rata basis the positive balances of their respective Capital Accounts after giving effect to all allocations to be made to such Members’ Capital Accounts for the Fiscal Period ending on the date of the distributions under this Section 6.2(a)(3).

(b) Anything in this Section 6.2 to the contrary notwithstanding, but subject to the priorities set forth in Section 6.2(a) above, upon dissolution of the Fund, the Board or other liquidator may distribute ratably in kind any assets of the Fund; provided, however, that if any in-kind distribution is to be made (i) the assets distributed in kind shall be valued pursuant to Section 7.3 hereof as of the actual date of their distribution and charged as so valued and distributed against amounts to be paid under Section 6.2(a) above, and (ii) any profit or loss attributable to property distributed in-kind shall be included in the Net Profit or Net Loss for the Fiscal Period ending on the date of such distribution.

ARTICLE VII

ACCOUNTING, VALUATIONS AND BOOKS AND RECORDS

7.1 Accounting and Reports.

(a) The Fund shall adopt for tax accounting purposes any accounting method which the Board shall decide in its sole discretion is in the best interests of the Fund.  The Fund’s accounts shall be maintained in U.S. currency.

(b) After the end of each taxable year, the Fund shall furnish to each Member such information regarding the operation of the Fund and such Member’s Interest as is necessary for Members to complete federal and state income tax or information returns and any other tax information required by federal or state law.

(c) Except as otherwise required by the 1940 Act, or as may otherwise be permitted by rule, regulation or order, within 60 days after the close of the period for which a report required under this Section 7.1(c) is being made, the Fund shall furnish to each Member a semi-annual report and an annual report containing the information required by the 1940 Act.  The Fund shall cause financial statements contained in each annual report furnished hereunder to be accompanied by a certificate of independent public accountants based upon an audit performed in accordance with generally accepted accounting principles.  The Fund may furnish one or more Members such other periodic reports as it deems necessary or appropriate in its sole discretion.

(d) Except as set forth specifically in this Section 7.1, no Member shall have the right to obtain any other information about the business or financial condition of the Fund, about any other Member or former Member, including information about the Capital Contribution of a Member, or about the affairs of the Fund.  No act of the Fund, the Adviser or any other person that results in a Member being furnished any such information shall confer on such Member or any other Member the right in the future to receive such or similar information or constitute a waiver of, or limitation on, the Fund’s ability to enforce the limitations set forth in the first sentence of this Section 7.1(d).

7.2 Determinations By the Board.

(a) All matters concerning the determination and allocation among the Members of the amounts to be determined and allocated pursuant to Article V hereof, including any taxes thereon and accounting procedures applicable thereto, shall be determined by the Board (either directly or by the Adviser, to the extent consistent with its functions, pursuant to delegated authority) unless specifically and expressly otherwise provided for by the provisions of this Agreement or as required by law, and such determinations and allocations shall be final and binding on all the Members.

(b) The Board may make such adjustments to the computation of Net Profit or Net Loss or any components (withholding any items of income, gain, loss or deduction) comprising any of the foregoing as it considers appropriate to reflect fairly and accurately the financial results of the Fund and the intended allocation thereof among the Members.

7.3 Valuation of Assets.

(a) Except as may be required by the 1940 Act, the Board shall value or have valued any Securities or other assets and liabilities of the Fund (other than assets invested in Portfolio Funds) as of the close of business on the last day of each Fiscal Period or more frequently, in the discretion of the Board, in accordance with such valuation procedures as shall be established from time to time by the Board and which conform to the requirements of the 1940 Act.  Assets of the Fund invested in Portfolio Funds shall be valued at fair value in accordance with procedures adopted by the Board.  In determining the value of the assets of the Fund, no value shall be placed on the goodwill or name of the Fund, or the office records, files, statistical data or any similar intangible assets of the Fund not normally reflected in the Fund’s accounting records, but there shall be taken into consideration any items of income earned but not received, expenses incurred but not yet paid, liabilities, fixed or contingent, and any other prepaid expenses to the extent not otherwise reflected in the books of account, and the value of options or commitments to purchase or sell Securities or commodities pursuant to agreements entered into prior to such valuation date.

(b) The value of Securities and other assets of the Fund and the net worth of the Fund as a whole determined pursuant to this Section 7.2 shall be conclusive and binding on all of the Members and all parties claiming through or under them.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

8.1 Amendment of Limited Liability Company Agreement.

(a) Except as otherwise provided in this Section 8.1, this Agreement may be amended, in whole or in part, with the approval of (i) the Directors (including the vote of a majority of the Independent Directors, if required by the 1940 Act), or (ii) a majority (as defined in the 1940 Act) of the outstanding Voting Interests of the Fund.

(b) Any amendment that would:

(i)	increase the obligation of a Member to make any contribution to the capital of the Fund;

(ii)	reduce the Capital Account of a Member other than in accordance with Article V; or

(iii)	modify the events causing the dissolution of the Fund;

may be made only if (i) the written consent of each Member adversely affected thereby is obtained prior to the effectiveness thereof or (ii) such amendment does not become effective until (A) each Member has received written notice of such amendment (except an amendment contemplated in Section 8.1(c)(2) hereof) and (B) any Member objecting to such amendment has been afforded a reasonable opportunity (pursuant to such procedures as may be prescribed by the Board) to tender his or her entire Interest for repurchase by the Fund.

(c) By way of example only, the Board of Directors at any time without the consent of the Members may:

(i)	restate this Agreement together with any amendments hereto which have been duly adopted in accordance herewith to incorporate such amendments in a single, integrated document;

(ii)
amend this Agreement (other than with respect to the matters set forth in Section 8.1(b) hereof) to effect compliance with any applicable law or regulation or to cure any ambiguity or to correct or supplement any provision hereof which may be inconsistent with any other provision hereof; and

(iii)
amend this Agreement to make such changes as may be necessary or desirable, based on advice of legal counsel to the Fund, to assure the Fund’s continuing eligibility to be classified for U.S. Federal income tax purposes as a partnership which is not treated as a corporation under Section 7704(b) of the Code.

(d) The Board shall give written notice of any proposed amendment to this Agreement to each Member, which notice shall set forth (i) the text of the proposed amendment or (ii) a summary thereof and a statement that the text thereof will be furnished to any Member upon request.

8.2 Notices.

Notices which may or are required to be provided under this Agreement shall be made, if to a Member, by regular mail, hand delivery, registered or certified mail return receipt requested, commercial courier service, telex, telecopier or other electronic means, including e-mail, or, if to the Fund, by registered or certified mail, return receipt requested, and shall be addressed to the respective parties hereto at their addresses as set forth on the books and records of the Fund (or to such other addresses as may be designated by any party hereto by notice addressed to the Fund in the case of notice given to any Member, and to each of the Members in the case of notice given to the Fund).  Notices shall be deemed to have been provided when delivered by hand, on the date indicated as the date of receipt on a return receipt or when received if sent by regular mail, e-mail, commercial courier service, telex or telecopier.  A document that is not a notice and that is required to be provided under this Agreement by any party to another party may be delivered by any reasonable means.

8.3 Agreement Binding Upon Successors and Assigns.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, assigns, executors, trustees or other legal representatives, but the rights and obligations of the parties hereunder may not be Transferred or delegated except as provided in this Agreement and any attempted Transfer or delegation thereof which is not made pursuant to the terms of this Agreement shall be void.

8.4 Applicability of 1940 Act and Form N-2.

The parties hereto acknowledge that this Agreement is not intended to, and does not set forth the substantive provisions contained in the 1940 Act and the Form N-2 which affect numerous aspects of the conduct of the Fund’s business and of the rights, privileges and obligations of the Members.  Each provision of this Agreement shall be subject to and interpreted in a manner consistent with the applicable provisions of the 1940 Act and the Form N-2.

8.5 Choice of Law.

(a) Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed under the laws of the State of Delaware, including the Delaware Act, without regard to the conflict of law principles of such State.

(b) Each Member agrees to submit all controversies arising between or among Members or one or more Members and the Fund in connection with the Fund or its businesses or concerning any transaction, dispute or the construction, performance or breach of this or any other agreement, whether entered into prior to, on or subsequent to the date hereof, to arbitration in accordance with the provisions set forth below.  Each Member understands that:

(i)	arbitration is final and binding on the parties;

(ii)	the parties are waiving their rights to seek remedies in court, including the right to jury trial;

(iii)	pre-arbitration discovery is generally more limited than and different from court proceedings;

(iv)	the arbitrator’s award is not required to include factual findings or legal reasoning and a party’s right to appeal or to seek modification of rulings by arbitrators is strictly limited; and

(v)	a panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry.

(c) Controversies shall be determined by arbitration before, and only before, an arbitration panel convened in Boston, Massachusetts by, to the fullest extent permitted by law.  Any arbitration under this Agreement shall be determined before and in accordance with the rules then obtaining of either The New York Stock Exchange, Inc. (“NYSE”) or the Financial Industry Regulatory Authority, Inc. (“FINRA”).   The parties may also select any other national securities exchange’s arbitration forum upon which a party is legally required to arbitrate the controversy, to the fullest extent permitted by law.  Such arbitration shall be governed by the rules of the organization convening the panel, to the fullest extent permitted by law.  Judgment on any award of any such arbitration may be entered in the Supreme Court of the Commonwealth of Massachusetts or in any other court having jurisdiction over the party or parties against whom such award is rendered.  Each Member agrees that the determination of the arbitrators shall be binding and conclusive upon them.

(d) No Member shall bring a putative or certified class action to arbitration, nor seek to enforce any pre-dispute arbitration agreement against any person who has initiated in court a putative class action or who is a member of a putative class who has not opted out of the class with respect to any claims encompassed by the putative class action unless and until: (i) the class certification is denied; or (ii) the class is decertified; or (iii) the Member is excluded from the class by the court.  The forbearance to enforce an agreement to arbitrate shall not constitute a waiver of any rights under this Agreement except to the extent stated herein.

8.6 Not for Benefit of Creditors.

The provisions of this Agreement are intended only for the regulation of relations among past, present and future Members, officers of the Fund, Directors, the Adviser and the Fund.  This Agreement is not intended for the benefit of non-Member creditors and no rights are granted to non-Member creditors under this Agreement (except as provided in Section 3.8).

8.7 Consents.

Any and all consents, agreements or approvals provided for or permitted by this Agreement shall be in writing and a signed copy thereof shall be filed and kept with the books of the Fund.

8.8 Merger and Consolidation.

(a) Notwithstanding any other provision of this Agreement, the Fund may merge or consolidate with or into one or more limited liability companies formed under the Delaware Act or other business entities (as defined in Section 18-209(a) of the Delaware Act) pursuant to an agreement of merger or consolidation which has been approved by a majority of the Directors, without the consent of any other Member or person being required.

(b) Notwithstanding anything to the contrary contained elsewhere in this Agreement, an agreement of merger or consolidation approved in accordance with Section 18-209(b) of the Delaware Act may (i) effect any amendment to this Agreement, (ii) effect the adoption of a new limited liability company agreement for the Fund if it is the surviving or resulting limited liability company in the merger or consolidation, or (iii) provide that the limited liability company agreement of any other constituent limited liability company to the merger or consolidation (including a limited liability company formed for the purpose of consummating the merger or consolidation) shall be the limited liability company agreement of the surviving or resulting limited liability company.

8.9 Pronouns.

All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons, firm or corporation may require in the context thereof.

8.10 Confidentiality.

(a) In connection with the organization of the Fund and its ongoing business, the Members will receive or have access to confidential proprietary information concerning the Fund, including, without limitation, portfolio positions, valuations, information regarding potential investments, financial information, trade secrets and the like (the “Confidential Information”), which is proprietary in nature and non-public.  No Member, nor any affiliate of any Member, shall disclose or cause to be disclosed any Confidential Information to any person nor use any Confidential Information for its own purposes or its own account, except in connection with its investment in the Fund and except as otherwise required by any regulatory authority, law or regulation, or by legal process.

(b) Each Member recognizes that in the event that this Section 8.10 is breached by any Member or any of its principals, partners, members, directors, officers, employees or agents or any of its affiliates, including any of such affiliates’ principals, partners, members, directors, officers, employees or agents, irreparable injury may result to the non-breaching Members and the Fund.  Accordingly, in addition to any and all other remedies at law or in equity to which the non-breaching Members and the Fund may be entitled, such members also shall have the right to obtain equitable relief, including, without limitation, injunctive relief, to prevent any disclosure of Confidential Information, plus reasonable attorneys’ fees and other litigation expenses incurred in connection therewith.

(c) Notwithstanding anything to the contrary in this Agreement:  (i) the Fund, the Board or the Adviser shall have the right to keep confidential from the Members for such period of time as it deems reasonable any information which the Board or the Adviser reasonably believes to be in the nature of trade secrets or other information the disclosure of which the Board or the Adviser in good faith believes is not in the best interest of the Fund or could damage the Fund or its business or which the Fund is required by law or by agreement with a third party to keep confidential; and (ii) each Member (and each employee, representative or other agent of such Member) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of (i) the Fund and (ii) any of its transactions, and all materials of any kind (including opinions or other tax analyses) that are provided to the Member relating to such tax treatment and tax structure.

8.11 Certification of Non-Foreign Status.

Unless such certification is not deemed necessary by the Adviser, each Member or transferee of an Interest from a Member that is admitted to the Fund in accordance with this Agreement shall certify, upon admission to the Fund and at such other time thereafter as the Board may request, whether he or she is a “United States Person” within the meaning of Section 7701(a)(30) of the Code on forms to be provided by the Fund, and shall notify the Fund within 30 days of any change in such Member’s status.  Any Member who shall fail to provide such certification when requested to do so by the Board may be treated as a non-United States Person for purposes of U.S. Federal tax withholding.

8.12 Severability.

If any provision of this Agreement is determined by a court of competent jurisdiction not to be enforceable in the manner set forth in this Agreement, each Member agrees that it is the intention of the Members that such provision should be enforceable to the maximum extent possible under applicable law.  If any provisions of this Agreement are held to be invalid or unenforceable, such invalidation or unenforceability shall not affect the validity or enforceability of any other provision of this Agreement (or portion thereof).

8.13 Entire Agreement.

This Agreement (including the Schedule attached hereto which is incorporated herein) constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.  It is hereby acknowledged and agreed that the Board, without the approval of any Member may enter into written agreements (“Other Agreements”) with Members, executed contemporaneously with the admission of such Members to the Fund, effecting the terms hereof or of any application in order to meet certain requirements of such Members.  The parties hereto agree that any terms contained in an Other Agreement with a Member shall govern with respect to such Member notwithstanding the provisions of this Agreement or of any application.

8.14 Discretion.

Notwithstanding anything to the contrary in this Agreement or any agreement contemplated herein or in any provisions of law or in equity, whenever in this Agreement, a person is permitted or required to make a decision (i) in its “sole discretion” or “discretion” or under a grant of similar authority or latitude, such person shall be entitled to consider only such interests and factors as it desires, including its own interests, and shall, to the fullest extent permitted by law, have no duty or obligation to give any consideration to any interest of or factors affecting the Fund or the Members, or (ii) in its “good faith” or under another express standard, then such person shall act under such express standard.

8.15 Counterparts.

This Agreement may be executed in several counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties have not signed the same counterpart.  This Agreement may also be executed by the execution of the signature page of the Fund’s “Investor Questionnaire and Subscription Agreement” or similar instrument with the same effect as if the parties executing the signature page to the “Investor Questionnaire and Subscription Agreement,” or similar instrument, had all executed one counterpart of this Agreement.

8.16 Tax Matters Partner.

The Adviser hereby is designated as the “tax matters partner” under the Code for the Fund.

8.17 Section 754 Election.

In the event of a distribution of Fund property to a Member or an assignment or other transfer (including by reason of death) of all or part of the interest of a Member in the Fund, the Board of Directors, in its discretion, may cause the Fund to elect, pursuant to Section 754 of the Code, or the corresponding provision of subsequent law, to adjust the basis of the Fund's property as provided by Sections 734 and 743 of the Code.

8.18 Member Tax Basis.

Upon request of the Board of Directors, each Member agrees to provide to the Board of Directors information regarding its adjusted tax basis in its interest in the Fund along with documentation substantiating such amount.

THE UNDERSIGNED ACKNOWLEDGES HAVING READ THIS AGREEMENT IN ITS ENTIRETY BEFORE SIGNING, INCLUDING THE PRE-DISPUTE ARBITRATION CLAUSES SET FORTH IN SECTION 8.5 AND THE CONFIDENTIALITY CLAUSES SET FORTH IN SECTION 8.10.

[Remainder of Page Intentionally Blank – Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

ORGANIZATIONAL MEMBER:

___________________________
Peter H. Mattoon

SCS CAPITAL MANAGEMENT, LLC, as Adviser and Member

By: _______________________
Name: Peter H. Mattoon
Title:  Chief Executive Officer

ADDITIONAL MEMBERS:

Each person who has signed or has had signed on its behalf a Member Signature Page or Investor Questionnaire and Subscription Agreement, which shall constitute a counterpart hereof.

The undersigned understand and agree to the provisions of this Agreement pertaining to the obligations of Directors.

________________________________________
James F. Orr III, Director

________________________________________
Edmond D. Villani, Director

________________________________________
Peter A. Lombard, Director

________________________________________
Peter H. Mattoon, Director

________________________________________
Joseph E. McCuine, Director

[Signature Page to Limited Liability Company Agreement]

SCHEDULE I

Name/Title	Address
James F. Orr III Director
Edmond D. Villani Director
Peter A. Lombard Director
Peter H. Mattoon Director
Joseph E. McCuine Director

Appendix B

RELATED PERFORMANCE OF THE ADVISER

The performance information below is for a private investment vehicle managed by SCS Capital Management, LLC (the “Adviser”), which began investment operation in November 2005 (the “Private Fund”), and is not the performance of either SCS Hedged Opportunities Fund, LLC (the “Fund”) or the SCS Hedged Opportunities Master Fund, LLC (the “Master Fund”).  The Fund, Master Fund and Private Fund each has substantially the same investment objective and are managed by the Adviser using substantially the same investment strategies and policies.  The personnel of the Adviser who are responsible for managing the investment portfolios of the Fund and the Master Fund also manage the Private Fund.  The Adviser selects on behalf of the Private Fund various portfolio funds (“Portfolio Funds”) in which it will invest the Private Fund’s assets.  Because of the similarity of investment programs, as a general matter, the Adviser will consider participation by the Master Fund in substantially all appropriate investment opportunities that are under consideration by the Adviser for the Private Fund.  The Adviser will evaluate for the Master Fund and for the Private Fund a variety of factors that may be relevant in determining whether a particular investment opportunity or strategy is appropriate and feasible for the Master Fund or the Private Fund at a particular time.  Because these considerations (e.g., timing of cash flows, investment positions, tax treatments, etc.) may differ for the Master Fund and the Private Fund in the context of any particular investment opportunity and at any particular time, the investment activities and future investment performance of the Master Fund and the Private Fund will differ.  In addition, the Master Fund will be limited by a number of reasons (i.e., Portfolio Fund capacity limitations, minimum investments or other investor eligibility limitations) into which Portfolio Funds the Master Fund may invest.  Therefore, the Portfolio Funds held by the Master Fund may not be identical to the Portfolio Funds held by the Private Fund, and accordingly, the investment performance of Master Fund may be different from the investment performance of the Private Fund.

The following tables set forth monthly performance, cumulative performance and certain other performance information of the Private Fund and various indices since the inception of the Private Fund (November 1, 2005).  The returns shown for the Private Fund reflect the actual fees and expenses incurred by the Private Fund, which include a management fee of 1.00% and a performance allocation of 10% (subject to “hurdle” of T-Bill +5%).  The fees and expenses incurred by the Fund and Master Fund are higher than those of the Private Fund (but the Fund and Master Fund are not subject to a performance allocation or performance fee).  Accordingly, had the Private Fund’s performance record reflected the Fund’s and the Master Fund’s fees and expenses, the Private Fund’s returns shown in the tables may have been lower.  Furthermore, there are certain differences between the investment policies of the Fund and the Master Fund and the Private Fund.  Unlike the Fund and the Master Fund, the Private Fund is not subject to certain investment limitations, diversification requirements and other restrictions imposed by the Investment Company Act of 1940, as amended which, if applicable, may have adversely affected the Private Fund’s performance.  The future performance of the Fund, the Master Fund, the Private Fund and the various indices may differ.

The tables should be read in conjunction with the notes thereto.  Past performance does not guarantee future results.  Under no circumstances should the performance information of the Private Fund be viewed as a substitute for the performance information of the Fund or the Master Fund.  The method of calculating the performance of the Private Fund differs from the Securities and Exchange Commission staff’s standard method of calculation of performance.

As of April 30, 2010
PRIVATE FUND MONTHLY PERFORMANCE SINCE INCEPTION1
Year	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD	HFRI FOF	S&P 500
2005											1.9%	1.3%	3.2%	3.7%	3.8%
2006	2.9%	-0.5%	1.7%	1.2%	-2.3%	-1.2%	-0.5%	1.3%	1.2%	2.3%	1.8%	1.7%	9.9%	10.4%	15.8%
2007	1.6%	1.2%	1.6%	2.3%	2.9%	0.8%	0.7%	-1.7%	1.7%	4.1%	-0.5%	0.8%	16.3%	10.3%	5.5%
2008	-2.4%	2.3%	-2.0%	0.1%	2.7%	1.0%	-3.3%	-1.0%	-4.7%	-3.8%	-0.2%	-1.8%	-12.4%	-21.4%	-37.0%
2009	3.7%	2.0%	-0.8%	-1.9%	2.7%	0.7%	0.2%	1.1%	1.3%	0.4%	1.0%	1.4%	12.3%	11.5%	26.5%
2010	-0.1%	0.7%	1.4%	0.2%									2.2%	2.5%	7.1%

See performance disclosure below.

CUMULATIVE RETURNS1,

See performance disclosure below.

PERFORMANCE STATISTICS2
	Private Fund1	S&P 5003	Bar. Agg. 4	HFRI5
QTD	0.20%	1.58%	2.84%	0.98%
YTD	2.24%	7.05%	2.84%	2.48%
1 Year	11.42%	38.84%	8.30%	12.63%
3 Year	3.10%	-5.05%	6.32%	-1.90%
Since Inception (Ann.)	6.48%	1.76%	5.83%	2.83%
Since Inception (Cum.)	32.67%	8.17%	28.42%	13.36%
Avg. Monthly Return	0.54%	0.24%	0.48%	0.24%
Largest Monthly Return	4.07%	9.57%	3.73%	3.32%
Lowest Monthly Return	-4.66%	-16.79%	-2.36%	-6.54%
Largest Drawdown	-13.84%	-50.95%	-3.82%	-22.20%
Sharpe Ratio	0.56	-0.17	0.46	-0.01
Standard Deviation	6.44%	17.17%	3.70%	6.97%
Jensen's Alpha (Index = HFRI)	3.64%	-1.04%	2.95%	0.00%
Beta (Index = HFRI)	0.79	1.61	0.03	1.00
R2 (Index = HFRI)	74.49%	42.89%	0.28%	100.00%

(1) The investment performance of the Private Fund is measured since inception of the Private Fund, which was November 1, 2005 and was prepared by the Adviser based on the following facts and assumptions: (i) performance figures reflect the reinvestment of dividends, distributions and other earnings, (ii) performance figures are net of fees and expenses of the Private Fund (management fee of 1% and performance allocation of 10%, subject to a “hurdle” of T-Bill+5%) and Portfolio Fund level management fees and incentive fees/allocations; and (ii) performance figures do not reflect the effect of applicable taxes.  The investment performance shown for the Private Fund since January 1, 2010 are based on unaudited returns of the underlying Portfolio Funds and are subject to change in connection with the year-end audit.  For partial years, the performance allocation data for the Private Fund and the Portfolio Funds are reflected as if accrued and payable on a year-to-date basis as opposed to an annual basis.  During the period presented, the Adviser did not manage any other funds or accounts that have substantially similar investment objectives, policies and strategies to those of the Master Fund, except that one offshore fund managed by the Adviser (the “Offshore Fund”) was managed with substantially similar investment objectives, policies and strategies to those of the Private Fund, but invests primarily in Portfolio Funds structured as corporations for U.S. federal income tax purposes (unlike the Master Fund, which invests primarily in Portfolio Funds structured as partnerships for U.S. federal income tax purposes).  Performance data for the Offshore Fund are not reflected in the performance shown for the Private Fund.  Had such data been included, the annualized and cumulative performance figures would not be lower than those shown above.

(2) Investment performance in this chart is measured from the commencement of investment operations of the Private Fund which was in November 1, 2005.

(3) The Standard & Poor’s 500 Composite Index (S&P 500) is an unmanaged index of U.S. companies, generally representative of the U.S. stock market.  The S&P 500 does not reflect fees or expenses of any kind charged by the index.

(4) The Barclays Capital Aggregate Bond Index (the “Bar. Agg.”) is a market capitalization-weighted index, meaning the securities in the index are weighted according to the market size of each bond type.  The Bar. Agg. is an intermediate term index.  The average maturity as of December 31, 2009 was 4.57 years.  The Bar. Agg. does not reflect fees or expenses of any kind charged by the index.

(5) The HFRI Fund of Funds Composite Index (the “HFRI”) includes a representative group of various funds of funds, each of which invests with multiple managers and has an objective of reducing the risk associated with investments in a single manager.  It is an equal weighted index. There are no asset-size or track record length minimums required for inclusion.  Funds that close or stop reporting are included in the index up until the last reporting date. Both domestic and offshore funds are included in the index.  The HFRI, takes into account the fees and expenses charged by the portfolio funds comprising the index.

PART C. OTHER INFORMATION

ITEM 25. FINANCIAL STATEMENTS AND EXHIBITS

1. Financial Statements:	Because the Registrant has no assets, financial statements are omitted.

2. Exhibits:

a.	(1) Certificate of Formation*
(2) Form of Limited Liability Company Agreement (included as Appendix A to the Fund’sConfidential Memorandum)
b.	Not Applicable.
c.	Not Applicable.
d.	Not Applicable.
e.	Not Applicable.
f.	Not Applicable.
g.	Form of Investment Advisory Agreement
h.	Form of Services Agreement
i.	Not Applicable.
j.	Custody Agreement*
k.	Form of Expense Limitation Agreement
l.	Not Applicable.
m.	Not Applicable.
n.	Not Applicable.
o.	Not Applicable.
p.	Not Applicable.
q.	Not Applicable.
r.	Code of Ethics*
_______________
* Previously filed as part of the Registrant’s initial Registration Statement, April 12, 2010.

Item 26. Marketing Arrangements:

Not Applicable.

Item 27. Other Expenses of Issuance and Distribution:

Not Applicable.

Item 28. Persons Controlled by or Under Common Control with Registrant:

After completion of the private offering of Interests, the Registrant expects that no person will be directly or indirectly under common control with the Registrant, except that the Registrant may be deemed to be controlled by SCS Capital Management, LLC, the adviser of the Registrant (the “Adviser”).  Information regarding the ownership of the Adviser is set forth in its Form ADV, as filed with the Securities and Exchange Commission (File No. 801-61448-03053369)

Item 29. Number of Holders of Securities:

Set forth below is the number of record holders as of June 14, 2010, of each class of securities of the Registrant:

TITLE OF CLASS	NUMBER OF RECORDHOLDERS
LIMITED LIABILITY COMPANY INTERESTS	1 (THE REGISTRANT ANTICIPATES THAT AS A RESULT OF THE PRIVATE OFFERING OF INTERESTS THERE WILL BE MORE THAN 100 RECORD HOLDERS OF SUCH INTERESTS IN THE FUTURE.)

Item 30. Indemnification:

Reference is made to Section 3.8 of the Registrant’s Limited Liability Company Agreement (the “LLC Agreement”) included in the Confidential Memorandum as Appendix A. The Registrant hereby undertakes that it will apply the indemnification provisions of the LLC Agreement in a manner consistent with Release 40-11330 of the Securities and Exchange Commission under the Investment Company Act of 1940, as amended (the “1940 Act”), so long as the interpretation therein of Sections 17(h) and 17(i) of the 1940 Act remains in effect.

The Registrant, in conjunction with the Adviser, the Registrant’s Directors, maintains insurance on behalf of any person who is or was an independent director, officer, employee, or agent of the Registrant, or who is or was serving at the request of the Registrant as an individual general partner, director, officer, employee or agent of another managed investment company, against certain liability asserted against and incurred by, or arising out of, his or her position. However, in no event will the Registrant pay that portion of the premium, if any, for insurance to indemnify any such person for any act for which the Registrant itself is not permitted to indemnify.

Item 31. Business and Other Connections of Advisers:

A description of any other business, profession, vocation, or employment of a substantial nature in which the investment adviser of the Registrant, and each member, director, executive officer, or partner of any such investment adviser, is or has been, at any time during the past two fiscal years, engaged in for his or her own account or in the capacity of member, director, officer, employee, partner or trustee, is set forth in the Registrant’s Confidential Memorandum in the sections entitled “The Directors” and “The Adviser” Information as to the members and officers of SCS Capital Management, LLC is included in its Form ADV as filed with the Securities and Exchange Commission (File No. 801-61448-03053369), and is incorporated herein by reference.

Item 32. Location of Accounts and Records:

The Administrator maintains certain required accounting related and financial books and records of the Registrant at 777 East Wisconsin Ave, Milwaukee, WI 53202.  The other required books and records are maintained by the Adviser, at One Winthrop Square, Boston, MA  02110.

Item 33. Management Services:

Not Applicable.

Item 34. Undertakings:

Not Applicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on the 14th day of June, 2010.

SCS HEDGED OPPORTUNITIES FUND, LLC

By: /s/	Peter H. Mattoon

Name: Peter H. Mattoon

Title: President